SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                           [Amendment No. __________]

Filed by the Registrant                                                |X|
Filed by a Party other than the Registrant                             |_|
Check the appropriate box:
|X|      Preliminary Proxy Statement
|_|      Confidential, for Use of the Commission Only (as permitted by Rule

         14a-6(e)(2))
|_|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                        Dencor Energy Cost Controls, Inc.
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            Maynard L. Moe, President
      ---------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|_|  No fee required.
|X|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies: Common Stock, no par value, of Dencor Energy Cost Controls, Inc. ("Dencor Common Stock") Common Stock, par value $.01 per share, of Proven Alternatives, Inc. ("PAI Common Stock").
          ----------------------------------------------------------------------

     2)   Aggregate   number  of  securities  to  which   transaction   applies:
          49,014,198 shares of Dencor Common Stock (including shares of Dencor Common Stock issuable (i) in the merger assuming the maximum number of shares of PAI Common Stock to be exchanged and (ii) upon the exercise of options to purchase shares of PAI Common Stock which, following the merger, will constitute options to purchase Dencor Common Stock).
          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 $.0033*
          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction: $161,747*
          ----------------------------------------------------------------------

     5)   Total fee paid:
          $32* (50% or $16 paid by each of Dencor Energy Cost Controls, Inc. and Proven Alternatives, Inc. pursuant to Rule 0- 11(c)(3)).
          ----------------------------------------------------------------------

|_| Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1.       Amount Previously Paid: Not applicable
         2.       Form Schedule or Registration Statement No.: Not applicable
         3.       Filing party: Not applicable
         4.       Date Filed: Not applicable


* Each of the per unit price, the proposed maximum aggregate value of the transaction, and the total fee paid was calculated pursuant to Rule 0- 11(a)(4) based on one third of the par value of the PAI Common Stock because Proven Alternatives, Inc. has an accumulated capital deficit.

                                PRELIMINARY COPY

                        Dencor Energy Cost Controls, Inc.
                                 1450 West Evans
                             Denver, Colorado 80223

                                                              ____________, 1997


Dear Dencor Energy Cost Controls, Inc. Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of Dencor Energy Cost Controls, Inc. ("Dencor"), which will be held at 1450 West Evans, Denver, Colorado 80223, at _____ a.m., Denver time, on _______, _________ __, 1997.

     At the Special Meeting, you will be asked to approve certain matters related to the proposed merger (the "Merger") of Proven Alternatives, Inc. ("PAI") with and into Dencor Acquisition Corporation ("Sub"), which will result in PAI's being the surviving corporation and a wholly-owned subsidiary of Dencor. Specifically, you will be asked to consider and vote upon a proposal recommended by the Board of Directors of Dencor to do each of the following simultaneously at the time of the Merger: (i) effect a 1-for-50 reverse stock split (the "Reverse Stock Split") of the outstanding shares of Dencor's common stock so that each 50 shares of outstanding common stock, no par value, of Dencor ("Dencor Common Stock") shall be deemed to be one share of common stock, no par value, and (ii) amend Dencor's Articles of Incorporation to: (A) authorize Dencor to issue an aggregate of 1,000,000 shares of preferred stock with such preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption as shall be approved by the board of directors of Dencor, and (B) to change the name of the corporation from "Dencor Energy Cost Controls, Inc." to "Proven Alternatives Inc." (collectively, the "Charter Amendments"). References in the accompanying Joint Proxy Statement/Prospectus to numbers of shares are to numbers of shares prior to the Reverse Stock Split.

     Pursuant to the terms of the Merger Agreement, each outstanding share of Common Stock of PAI will be converted into 1.5 shares of Common Stock of Dencor before giving effect to the Reverse Stock Split (.03 shares of Common Stock of Dencor after giving effect to the Reverse Stock Split). No fractional shares will be issued in connection with the Merger. In lieu thereof, each PAI stockholder entitled to receive 0.5 or more of a share of Dencor Common Stock shall receive the total number of whole shares of Dencor Common Stock to which he or she is entitled and a single whole share of Dencor Common Stock in place of the fractional share. Each PAI stockholder who would be entitled to receive less than 0.5 of a share of Dencor Common Stock shall receive only the total number of whole shares to which he or she is entitled, and any such fractional share shall be eliminated for all purposes without compensation for the fractional share.

     The effect of your approval of the Reverse Stock Split and the Charter Amendments will be to enable Dencor to complete the Merger with PAI. The Merger is described in the accompanying Joint Proxy Statement/Prospectus, which includes a summary of the terms of the Merger and certain other information relating to the proposed transaction.

     The Board of Directors of Dencor has determined that the Merger is fair to and advisable and in the best interests of the holders of shares of Dencor Common Stock. Accordingly, the Board has unanimously approved the Merger Agreement and the Merger, including the Charter Amendments, and recommends that you vote in favor of the Charter Amendments at the Special Meeting. The Board also has unanimously approved the Reverse Stock Split and recommends that you vote in favor of the Reverse Stock Split at the Special Meeting.

     A Notice of the Special Meeting and a Joint Proxy Statement/Prospectus containing detailed information concerning the Merger and related transactions accompany this letter. I urge you to read this material carefully.

     Your vote is very important. Please mark, date, sign and return the enclosed proxy in the enclosed postage prepaid envelope as soon as possible, whether or not you plan to attend the meeting. If you have any questions regarding the proposed transaction, please call Maynard L. Moe, President of Dencor, at (303) 922-1888.

     If you plan to attend the Special Meeting, please check the box on the back of the proxy card.

     Thank you and I look forward to seeing you at the meeting.

                                          Sincerely,


                                          Maynard L. Moe
                                          President and Chief Executive Officer

                                PRELIMINARY COPY

                            Proven Alternatives, Inc.
                                1740 Army Street
                         San Francisco, California 94124


                                                              _________ __, 1997


Dear Proven Alternatives, Inc.
  Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders of Proven Alternatives, Inc. ("PAI"), which will be held at 1740 Army Street, San Francisco, California 94124, at _____ a.m., San Francisco time, on _______, _________ __, 1997.

     At the Special Meeting, you will be asked to approve and adopt an Agreement And Plan Of Merger (the "Merger Agreement") providing for the merger (the "Merger") of PAI with and into Dencor Acquisition Corporation ("Sub"), a wholly-owned subsidiary of Dencor Energy Cost Controls, Inc. ("Dencor"), which will result in PAI's being the surviving corporation and a wholly-owned subsidiary of Dencor.

     Pursuant to the terms of the Merger Agreement, each outstanding share of Common Stock of PAI, will be converted into 1.5 shares of Common Stock of Dencor. The exchange ratio will be adjusted if the reverse stock split discussed in "THE REVERSE STOCK SPLIT" in the accompanying Joint Proxy Statement/Prospectus is approved by Dencor's shareholders. No fractional shares will be issued in connection with the Merger. In lieu thereof, each PAI stockholder entitled to receive 0.5 or more of a share of Dencor Common Stock shall receive the total number of whole shares of Dencor Common Stock to which he or she is entitled and a single whole share of Dencor Common Stock in place of the fractional share. Each PAI stockholder who would be entitled to receive less than 0.5 of a share of Dencor Common Stock shall receive only the total number of whole shares to which he or she is entitled, and any such fractional share shall be eliminated for all purposes without compensation for the fractional share.

     The effect of your approval will be to enable PAI to complete the Merger. The Merger is described in the accompanying Joint Proxy Statement/Prospectus, which includes a summary of the terms of the Merger and certain other information relating to the proposed transaction.

     The Board of Directors of PAI has determined that the Merger Agreement and the Merger are fair to and advisable and in the best interests of the holders of shares of PAI Common Stock. Accordingly, the Board has unanimously approved the Merger Agreement and the Merger, and recommends that the holders of shares of PAI Common Stock vote in favor of the Merger Agreement and the Merger at the Special Meeting.

     A Notice of the Special Meeting and a Joint Proxy Statement/Prospectus containing detailed information concerning the Merger and related transactions accompany this letter. I urge you to read this material carefully.

     Your vote is very important. Please mark, date, sign and return the enclosed proxy in the enclosed postage prepaid envelope as soon as possible, whether or not you plan to attend the meeting. If you have any questions regarding the proposed transaction, please call Christopher T. Condy, Chief Operating Officer of PAI, at (415) 285-0800.

     If you plan to attend the Special Meeting, please check the box on the back of the proxy card.

     Thank you and I look forward to seeing you at the meeting.

                                            Sincerely,


                                            Charles T. Condy
                                            Chairman and Chief Executive Officer

                  Subject to Completion, Dated August __, 1997

                                PRELIMINARY COPY

                        DENCOR ENERGY COST CONTROLS, INC.
                                       AND
                            PROVEN ALTERNATIVES, INC.

                              JOINT PROXY STATEMENT

                              ---------------------

                        DENCOR ENERGY COST CONTROLS, INC.


                                   PROSPECTUS
                                ----------------

              Special Meeting of Shareholders of Dencor Energy Cost
                Controls, Inc. to be held on _____________, 1997

          Special Meeting of Stockholders of Proven Alternatives, Inc.
                              to be held on , 1997


                                -----------------

     This Joint Proxy Statement/Prospectus ("Joint Proxy Statement/Prospectus") is being furnished to shareholders of Dencor Energy Cost Controls, Inc., a Colorado corporation ("Dencor"), and to stockholders of Proven Alternatives, Inc., a Delaware corporation ("PAI"), in connection with the solicitation of proxies by the Board of Directors of each corporation for use at the Special Meeting of Shareholders of Dencor (the "Dencor Special Meeting"), or the Special Meeting of Stockholders of PAI (the "PAI Special Meeting"), in each case including any adjournments or postponements thereof. The Special Meetings are both scheduled to be held on _______, _________ __, 1997. This Joint Proxy Statement/Prospectus relates to the proposed merger (the "Merger") of PAI with and into Dencor Acquisition Corporation, a wholly-owned subsidiary of Dencor ("Sub"), pursuant to the Agreement And Plan Of Merger dated as of August __, 1997 (the "Merger Agreement"), between and among Dencor, Sub and PAI, with PAI, as the surviving corporation in the Merger, to become a wholly-owned subsidiary of Dencor.

     Subject to certain provisions as described herein with respect to shares owned by PAI and Dencor, each issued and outstanding share of Common Stock, par value $.01 per share ("PAI Common Stock"), of PAI and will be converted into 1.5 fully paid and nonassessable shares of Common Stock, no par value ("Dencor Common Stock"), of Dencor in the Merger. The exchange ratio will be adjusted if the reverse stock split discussed in "THE REVERSE STOCK SPLIT" below is approved by Dencor's shareholders. No fractional shares will be issued in connection with the Merger. In lieu thereof, each PAI stockholder entitled to receive 0.5 or more of a share of Dencor Common Stock shall receive the total number of whole shares of Dencor Common Stock to which he or she is entitled and a single whole share of Dencor Common Stock in place of the fractional share. Each PAI stockholder who would be entitled to receive less than 0.5 of a share of Dencor Common Stock shall receive only the total number of whole shares to which he or she is entitled, and any such fractional share shall be eliminated for all purposes without compensation for the fractional share.

     This Joint Proxy Statement/Prospectus constitutes a prospectus of Dencor with respect to up to 49,014,198 shares of Dencor Common Stock issuable to PAI stockholders in the Merger pursuant to the Merger Agreement.

     The Dencor Common Stock is traded in the over-the-counter market under the symbol "DENC". On July 29, 1997, the last day on which trading occurred in Dencor Common Stock, the bid and asked prices of the Dencor Common Stock as reported by a broker-dealer were $.04 per share and $.08 per share, respectively. For a description of the Dencor Common Stock, see "DESCRIPTION OF DENCOR COMMON STOCK" and "COMPARISON OF RIGHTS OF HOLDERS OF PAI COMMON STOCK AND DENCOR COMMON STOCK."

     This Joint Proxy Statement/Prospectus, the accompanying forms of proxy and the other enclosed documents are first being mailed to shareholders of Dencor and the stockholders of PAI on or about _________ __, 1997.

     See "RISK FACTORS" commencing on page 16 for information that should be considered by holders of PAI Common Stock in connection with the exchange of their PAI Common Stock for Dencor Common Stock pursuant to the Merger Agreement.

                                ----------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                   EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                     ADEQUACY OF THIS JOINT PROXY STATEMENT/
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------

The date of this Joint Proxy Statement/Prospectus is _________ __, 1997.

                                TABLE OF CONTENTS


                                                                          Page


AVAILABLE INFORMATION......................................................  1

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS............................. 1

SUMMARY....................................................................  3
   The Companies...........................................................  3
   The Special Meetings....................................................  5
   The Reverse Stock Split.................................................  6
   The Merger..............................................................  6

SELECTED FINANCIAL DATA
     OF DENCOR ENERGY COST CONTROLS, INC................................... 10

SELECTED CONSOLIDATED FINANCIAL DATA
     OF PROVEN ALTERNATIVES, INC........................................... 11

SELECTED PRO FORMA CONSOLIDATED FINANCIAL DATA
     OF DENCOR ENERGY COST CONTROLS, INC................................... 12

COMPARATIVE STOCK PRICES AND DIVIDENDS..................................... 14
   Dencor Common Stock..................................................... 14

RISK FACTORS............................................................... 16

INTRODUCTION............................................................... 21

DENCOR ENERGY COST CONTROLS, INC........................................... 21

DENCOR MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS...................................... 24
   Liquidity and Capital Resources......................................... 24
   Results of Operations................................................... 25

PROVEN ALTERNATIVES, INC................................................... 27

PAI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS...................................... 32

  Liquidity and Capital Resources ......................................... 33

  Results of Operations.................................................... 34

POST-MERGER PROFILE AND STRATEGY........................................... 35

MANAGEMENT AFTER THE MERGER................................................ 36

                                                                           Page


THE SPECIAL MEETINGS....................................................... 37
   Matters To Be Considered at the Special Meetings........................ 37
   Votes Required.......................................................... 38
   Voting of Proxies....................................................... 39
   Revocability of Proxies................................................. 39
   Record Dates; Stock Entitled To Vote; Quorum............................ 39
   Dissenting PAI Stockholders Rights Of Appraisal......................... 40
   Solicitation of Proxies................................................. 41

THE REVERSE STOCK SPLIT.................................................... 42

THE MERGER................................................................. 43
   General................................................................. 43
   Background of the Merger................................................ 43
   Recommendations of the Boards of Directors;
    Reasons for the Merger................................................. 44
   Merger Consideration.................................................... 47
   Effective Time of the Merger............................................ 48
   Conversions of Shares; Procedures for Exchange of Certificates.......... 48
   Fractional Shares....................................................... 49
   Conduct of Business Pending Merger...................................... 50
   Conditions to the Consummation of the Merger............................ 50
   Governmental and Regulatory Approvals................................... 50
   Certain Federal Income Tax Consequences................................. 50

   Anticipated Accounting Treatment........................................ 52
   Assumption of PAI Stock Options Pursuant to the Merger.................. 53
   Employee Benefits Matters............................................... 54
   Interests of Certain Persons in the Merger.............................. 54
   Resale of Dencor Common Stock........................................... 54

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS............ 56

DENCOR EXECUTIVE COMPENSATION.............................................. 62

PAI EXECUTIVE COMPENSATION................................................. 62

SECURITY OWNERSHIP OF MANAGEMENT
  AND CERTAIN BENEFICIAL OWNERS............................................ 63
   Dencor Energy Cost Controls, Inc........................................ 63
   Proven Alternatives, Inc................................................ 64

CERTAIN DENCOR RELATIONSHIPS AND DENCOR RELATED TRANSACTIONS............... 65

CERTAIN PAI RELATIONSHIPS AND PAI RELATED TRANSACTIONS..................... 65

CERTAIN TRANSACTIONS BETWEEN DENCOR AND PAI................................ 66

DESCRIPTION OF CAPITAL STOCK OF DENCOR..................................... 66

                                                                           Page

DESCRIPTION OF CAPITAL STOCK OF PAI........................................ 67

COMPARISON OF RIGHTS OF HOLDERS OF
    PAI COMMON STOCK AND DENCOR COMMON STOCK............................... 67
   General................................................................. 67
   Voting Rights........................................................... 68
   Classified Board of Directors........................................... 68
   Number of Directors..................................................... 68
   Filling Vacancies on the Board of Directors............................. 68
   Removal of Directors.....................................................69
   Quorum of Stockholders/Shareholders..................................... 69
   Call of Special Shareholder/Stockholder Meetings........................ 69
   Stockholders'/Shareholders' Action without a Meeting.................... 70
   Amendments to Charter................................................... 70
   Approval of Certain Transactions........................................ 70
   Preemptive Rights....................................................... 70
   Derivative Actions...................................................... 71
   Dividends............................................................... 71
   Issuance of Rights or Options to Purchase Shares to Directors,
     Officers and Employees................................................ 71
   Limitations on Directors' Liability..................................... 72
   Business Combination Statutes........................................... 72
   Indemnification of Directors and Officers............................... 72
   Dissenters' Rights of Appraisal......................................... 73

CERTAIN PROVISIONS OF THE MERGER AGREEMENT................................. 74
   The Merger.............................................................. 74
   Representations and Warranties.......................................... 74
   Conduct of Business Pending the Merger.................................. 75
   Access to Information................................................... 75
   Fees and Expenses....................................................... 75
   PAI Stock Options....................................................... 75
   Reasonable Efforts...................................................... 75
   Employment Agreements................................................... 76
   Conditions to the Merger................................................ 76
   Termination............................................................. 76
   Amendment............................................................... 77
   Waiver.................................................................. 78

EXPERTS.................................................................... 78

LEGAL OPINIONS............................................................. 79

OTHER INFORMATION AND STOCKHOLDER PROPOSALS................................ 79

ANNEXES

Annex I           Agreement and Plan of Merger
Annex II          Delaware General Corporation Code Section 262

     No persons have been authorized to give any information or to make any representation other than those contained or incorporated by reference in this Joint Proxy Statement/Prospectus in connection with the offering of securities made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by Dencor or PAI. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, nor does it constitute the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of Dencor or PAI since the date hereof or that the information herein is correct as of any time subsequent to its date.

                              AVAILABLE INFORMATION

     Dencor is  subject  to the  informational  requirements  of the  Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Dencor with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such materials filed electronically by Dencor with the Commission are available at the Commission's World Wide Web site at http://www.sec.gov.

     Dencor has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Dencor Common Stock to be issued in the Merger pursuant to the Merger Agreement. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated in this Joint Proxy Statement/Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Joint Proxy Statement/Prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act Of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act Of 1934, as amended (the "Exchange Act"). All statements other than statements of historical fact included in this Joint Proxy Statement/Prospectus, including without limitation the statements under "RISK FACTORS", "DENCOR MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "PAI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS", are forward-looking statements. Although each of PAI and Dencor believe that the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from each of PAI's and Dencor's expectations are disclosed in this

Joint Proxy  Statement/Prospectus,  including without  limitation in conjunction
with   the   forward-looking   statements   included   in   this   Joint   Proxy
Statement/Prospectus. See "RISK FACTORS".

                                     SUMMARY

     The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Joint Proxy Statement/ Prospectus and the Annexes hereto.

     As used herein, unless the context otherwise requires, "Dencor" means Dencor Energy Cost Controls, Inc., "Sub" refers to Dencor Acquisition Corporation, a wholly-owned subsidiary of Dencor, and "PAI" means Proven Alternatives, Inc. and its consolidated subsidiaries.

                            -------------------------

     Shareholders of Dencor and stockholders of PAI are urged to read this Joint Proxy Statement/Prospectus in its entirety, and should carefully consider the information set forth below under the heading "RISK FACTORS".

                            -------------------------

The Companies

     Dencor Energy Cost Controls, Inc. Dencor was incorporated on January 16, 1974 under the laws of the State of Colorado for the purpose of developing, manufacturing, and marketing electronic devices. Currently, Dencor's primary activity is the manufacture and sale of electrical demand controllers that manage electricity consumed in residences and commercial establishments and energy control devices used by utilities to modify residential energy use patterns. Dencor has its headquarters, production facilities, and research and development laboratories in Denver, Colorado.

     Dencor is engaged in only one industry, that of designing, developing, manufacturing, marketing, and installing products and systems that assist in controlling the cost of energy utilization. Management of Dencor does not recognize any significant business difference, at least at this time, between sales of residential demand controllers, special relay equipment for utilities, temperature activated duty cyclers, commercial demand controllers, and interlocks.

     Dencor's primary business is the assembly and sale of control systems that reduce electrical energy costs. Its principal product is the electrical demand controller that enables a homeowner having an electric heating system or a central air conditioning system to control the peak use of electricity. This enables the homeowner to achieve cost savings in geographic locations served by electric utilities that include a demand factor in their residential billing rates. Demand rates are used by electric utilities to encourage consumers to reduce their peak usage of electricity.

     A demand controller monitors the total power consumption and turns off selected loads, typically heating circuits, during peak consumption periods, restoring them at the end of that period. The controller automatically keeps the consumption within the level selected. The principal markets for residential demand control systems are in regions served by utilities with a demand rate for residential customers. The residential demand controller is designed for homes heated electrically by baseboard heaters, radiant heaters, heat pumps, electric boilers and electric furnaces, and may also be used to control air conditioners.

     The sale of residential demand control systems contributed 73% of Dencor's total sales during 1996.

     Dencor has developed demand controllers for commercial buildings. One model of the commercial systems includes a graphics system to interface commercial demand controllers to IBM compatible computers. This graphics system can display minute-by-minute demand data as well as 15-minute, daily, monthly, and annual summaries. All data is also stored on computer disk for later inspection. The sale of commercial demand control systems contributed 16% of total Dencor sales during 1996.

     Dencor has developed a series of products used to control water heaters, space heaters, and air conditioners for specific utility applications. Sales of these products accounted for 11% of net sales in 1996.

     The executive offices of Dencor are located at 1450 West Evans, Denver, Colorado 80223 and its telephone number is (303) 922-1888.

     Sub was organized as a Delaware corporation in 1997 for the purpose of consummating the Merger and the other transactions contemplated by the Merger Agreement. Sub has no assets or business and has not carried on any activities to date other than incident to its formation and in connection with the Merger and the other transactions contemplated by the Merger Agreement. Sub's offices are located at 1450 West Evans, Denver, Colorado 80223, and its telephone number at that address is (303) 922- 1888.

     Proven Alternatives, Inc. PAI was incorporated in April 1991 under the laws of the State of California and was subsequently reincorporated under the laws of the State of Delaware in November 1991. In July 1991, PAI acquired 85% of the outstanding capital stock of Golden Bear Cogen, Inc. ("Golden Bear"); in August 1996 PAI acquired the remaining 15% of the outstanding capital stock of Golden Bear. In April 1992 the Company acquired 100% of Luminae, Inc. ("Luminae"). Luminae is a wholly owned operating subsidiary of PAI, concentrating in specialized lighting design. Proven Alternatives Capital Corporation ("PACC") was incorporated as a wholly owned subsidiary of PAI and is intended to develop investment vehicles and provide related services for sophisticated institutional investors in order to provide project financing for PAI. In February 1992, PAI acquired Puget Energy Services, Inc. ("PESI"), a company specializing in the execution of energy efficiency projects under utility contracts. Subsequently, in March 1994, PAI merged PESI into PACC.

     PAI is an integrated energy and process management firm. It provides process knowledge, energy management capabilities, energy efficiency technologies and capital capabilities to solve business problems relating to energy usage. PAI provides its services in six service areas: total energy management, strategic consulting, program management, capital services, energy procurement and energy information management. Typically services are provided by PAI as a long-term partner with the customer and on a performance basis. PAI's services include the identification of under-performing corporate assets, the recommendation for and application of processes, equipment and techniques to improve the performance of these assets and investment in these applications. PAI markets its services to companies that could benefit significantly from improvements in energy management, energy procurement and use and to those whose operations are energy and process intensive. These clients are located both in the United States and abroad.

     PAI's principal executive offices are located at 1740 Army Street, San Francisco, California 94124, and its telephone number is (415) 285-0800.

The Special Meetings

Time and Place

     Dencor Special Meeting. The Dencor Special Meeting will be held at _____ a.m., Denver time, on _______, _________ __, 1997, at 1450 West Evans, Denver,
Colorado 80223.

     PAI Special Meeting. The PAI Special Meeting will be held at ______ a.m., San Francisco time, on _______, _________ __, 1997, at 1740 Army Street, San Francisco, California 94124.

Matters to Be Considered at the Special Meetings

     Dencor Special Meeting. At the Dencor Special Meeting, holders of shares of Dencor Common Stock will consider and vote upon a proposal recommended by the Board of Directors of Dencor to do each of the following simultaneously at the time of the Merger: (i) effect a 1-for-50 reverse stock split (the "Reverse Stock Split") of the outstanding shares of Dencor Common Stock so that each 50 shares of outstanding Dencor Common Stock, no par value, shall be deemed to be one share of common stock of Dencor, no par value, and (ii) amend Dencor's Articles of Incorporation to (1) authorize Dencor to issue an aggregate of 1,000,000 shares of preferred stock (the "Dencor Preferred Stock") with such preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption as shall be approved by the Board of Directors of Dencor, and (2) change the name of Dencor from "Dencor Energy Cost Controls, Inc." to "Proven Alternatives Inc." upon the consummation of the Merger (collectively, the "Charter Amendments"). Holders of shares of Dencor Common Stock entitled to vote will also consider and vote upon any other matter that may properly come before the Dencor Special Meeting or at any adjournments and postponements thereof. References in this Joint Proxy Statement/Prospectus to numbers of shares are to numbers of shares prior to the Reverse Stock Split unless otherwise indicated.

     PAI Special Meeting. At the PAI Special Meeting, holders of shares of PAI Common Stock will consider and vote upon a proposal to approve and adopt the Merger Agreement, providing for the Merger of PAI with and into Sub, with PAI to be the surviving corporation in the Merger and a wholly-owned subsidiary of Dencor. Holders of shares of PAI Common Stock entitled to vote will also consider and vote upon any other matter that may properly come before the PAI Special Meeting or at any adjournments and postponements thereof.

Votes Required

     Dencor. The approval of the Reverse Stock Split and the Charter Amendments requires the affirmative vote of a majority of the outstanding shares of Dencor Common Stock.

     Abstentions will have the effect of votes against the approval of the Reverse Stock Split and the Charter Amendments. In addition, brokers who hold shares of Dencor Common Stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof. Votes which are not cast for this reason ("broker non-votes") will also have the effect of a vote against the proposal. See "THE SPECIAL MEETINGS--Votes Required--Dencor."

     PAI. The adoption and approval of the Merger Agreement requires the affirmative vote of a majority of the outstanding shares of PAI Common Stock entitled to vote thereon.

     Abstentions will have the effect of votes against the approval and adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. See "THE SPECIAL MEETINGS--Votes Required--PAI."

     Record Dates. The record date for the determination of holders of Dencor Common Stock and PAI Common Stock entitled to notice of and to vote at the Special Meetings is ______ __, 1997. On such record date, Dencor had issued and outstanding 3,671,304 shares of Dencor Common Stock, held by ____________ record holders, and PAI had issued and outstanding 28,084,848 shares of PAI Common Stock, held by 61 record holders.

     Security Ownership of Management; Agreements to Vote. As of ______ __, 1997, directors and executive officers of Dencor and their affiliates were beneficial owners of an aggregate of 891,950 shares (approximately 24.3%) of the outstanding shares of Dencor Common Stock. As of __________, 1997, directors and executive officers of PAI and their affiliates were beneficial owners of an aggregate of 23,502,447 shares (approximately 78.7%) of the outstanding shares of PAI Common Stock (including 1,791,216 shares subject to options exercisable within 60 days).

     The directors of Dencor who are also stockholders of Dencor have agreed to vote their shares of Dencor Common Stock in favor of the matters submitted to shareholders of Dencor at the Dencor Special Meeting. The directors of PAI who are also stockholders of PAI have agreed to vote their shares of PAI Common Stock in favor of the matters submitted to stockholders of PAI at the PAI Special Meeting.

The Reverse Stock Split

     Effect of the Reverse Stock Split. If the Reverse Stock Split is approved by the Dencor shareholders, the effective time for the Reverse Stock Split will be immediately before the Effective Time of the Merger. Each 50 shares of Dencor Common Stock at that time shall be deemed to be one share of Dencor Common Stock without further action by the Dencor shareholders.

     If the Reverse Stock Split is effected, Dencor will not issue certificates for fractional shares. Instead persons who are Dencor shareholders immediately before the Effective Time of the Merger and who otherwise would be entitled to a fractional share will be issued one whole share for that fractional share. See "THE REVERSE STOCK SPLIT".

     Certain Federal Income Tax Consequences. For U.S. federal income tax purposes, it is anticipated that no gain or loss will be recognized by Dencor shareholders as a result of the Reverse Stock Split. See "THE REVERSE STOCK SPLIT".

     Recommendations of the Board of Directors of Dencor. The Board of Directors of Dencor believes that the Reverse Stock Split is in the best interests of the Dencor shareholders and has unanimously approved the Reverse Stock Split.

     The Board of Directors of Dencor unanimously recommends that the holders of Dencor Common Stock approve the Reverse Stock Split.

The Merger

     Effect of Merger. At the effective time of the Merger (the "Effective Time"), Sub will be merged with and into PAI, which will be the surviving corporation in the Merger (the "Surviving Corporation"). As a result of the

Merger, PAI will become a wholly-owned subsidiary of Dencor. Subject to certain provisions as described herein with respect to shares owned by PAI, Dencor, Sub and the subsidiaries of PAI, each issued and outstanding share of PAI Common Stock will be converted into 1.5 (the "Exchange Ratio") validly issued, fully paid and nonassessable shares of Dencor Common Stock in the Merger before giving effect to the Reverse Stock Split (.03 shares of Common Stock of Dencor after giving effect to the Reverse Stock Split). No fractional shares will be issued in connection with the Merger. In lieu thereof, each PAI stockholder entitled to receive 0.5 or more of a share of Dencor Common Stock shall receive the total number of whole shares of Dencor Common Stock to which he or she is entitled and a single whole share of Dencor Common Stock in place of the fractional share. Each PAI stockholder who would be entitled to receive less than 0.5 of a share of Dencor Common Stock shall receive only the total number of whole shares to which he or she is entitled, and any such fractional share shall be eliminated for all purposes without compensation for the fractional share. See "THE MERGER--Fractional Shares."

     Recommendations of the Boards of Directors. The respective Boards of Directors of Dencor and PAI believe that the terms of the Merger are fair to and advisable and in the best interests of their respective stockholders and have unanimously approved the Merger Agreement, the Merger and the other related transactions.

     The Board of Directors of Dencor unanimously recommends that the holders of Dencor Common Stock approve the Charter Amendments and the Reverse Stock Split.

     The Board of Directors of PAI unanimously recommends that the holders of PAI Common Stock approve and adopt the Merger Agreement and the Merger.

     For additional information with respect to the determinations made by and the recommendations of the Dencor and PAI Boards of Directors, see "THE MERGER--Recommendations of the Boards of Directors; Reasons for the Merger."

     Effective Time of the Merger. The Merger will become effective upon the filing and acceptance of the Certificate of Merger with the Secretary of State of the State of Delaware or such later date as is specified in such Certificate. The filing of the Certificate of Merger will occur as soon as practicable following the satisfaction or waiver of the conditions set forth in the Merger Agreement. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--Conditions to the Merger."

     Interests of Certain Persons in the Merger. Shares of PAI Common Stock held by executive officers and directors of PAI will be converted into the same consideration as shares of PAI Common Stock held by other stockholders. In addition, the Merger Agreement provides that PAI will enter into employment agreements with each of Maynard L. Moe, President and a Director of Dencor, and Theodore A. Hedman, Vice President and a Director of Dencor. The Merger Agreement also states that PAI will provide Dencor with sufficient funds to pay outstanding loans, including loans made to Dencor by Dr. Moe, Mr. Hedman and their relatives.

     Conditions to the Merger. The obligations of Dencor, PAI and Sub to consummate the Merger are subject to various conditions, including, among other things, obtaining the requisite stockholder approvals, the effectiveness of the Registration Statement and the absence of any order or other legal restraint or prohibition preventing the consummation of the Merger.

     Termination of the Merger Agreement. The Merger Agreement may be terminated at any time prior to the Effective Time (i) by mutual consent of Dencor, PAI and Sub, (ii) by either Dencor or PAI (1) if any court or other governmental entity shall have issued a final and nonappealable order, decree or ruling or taken any other final and nonappealable action permanently enjoining or otherwise prohibiting the Merger, (2) if the Merger shall not have been consummated on or before December 31, 1997 (other than due to the failure of the party seeking to terminate the Merger Agreement to perform its obligations under the Merger Agreement required to be performed at or prior to the Effective Time), or (3) if, under certain circumstances, the required stockholder approvals are not obtained, and (iii) by Dencor or PAI in certain other situations. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT".

     Right Of Shareholders/Stockholders To Dissent. Dencor's management has concluded that, because Dencor is not a constituent corporation in the Merger, the shareholders of Dencor are not entitled to dissent and obtain payment for their shares from Dencor. However, it is possible that one or more shareholders of Dencor may challenge the denial of dissenters rights to the shareholders of Dencor, and such challenge could result in litigation between Dencor and the challenging shareholders. The outcome of any such litigation is uncertain and could result in a decision denying or granting dissenters rights of appraisal. If and to the extent that dissenters rights are claimed and granted, it would result in an outflow of cash from, and a decrease in the number of outstanding shares of, Dencor. See "THE MERGER--Dissenting Shareholders/Stockholders Rights Of Appraisal".

     Because PAI is a constituent corporation to the Merger, PAI's management believes that the Delaware General Corporation Law (the "DGCL") provides that each shareholder of PAI who objects to the Merger is entitled to obtain payment of the fair value of his or her shares of PAI. In order to assert these rights, a shareholder of PAI is required to adhere strictly to certain statutory requirements set forth in the DGCL. Any deviation from the requirements of the DGCL may result in the forfeiture of a dissenting shareholder's right to obtain payment for his or her shares. See "THE MERGER--Dissenting PAI Stockholders Rights Of Appraisal".

     See Appendix II to this Joint Proxy Statement/Prospectus for a copy of the provisions of the Delaware General Corporation Law concerning dissenters rights of appraisal.

     Certain Federal Income Tax Consequences. For U.S. federal income tax purposes, it is anticipated that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), no gain or loss will be recognized by Dencor or PAI as a result of the Merger and no gain or loss will be recognized by stockholders of PAI who are United States persons (within the meaning of the Code) upon the conversion of their PAI Common Stock into shares of Dencor Common Stock pursuant to the Merger.

     Special rules may apply to a holder of PAI Common Stock who, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust. Each holder of PAI Common Stock should consult his own tax advisor regarding the tax consequences of the Merger in light of such holder's own situation, including the application and effect of any state, local or foreign income and other tax laws. For a discussion of these and other federal income tax considerations in connection with the Merger, see "THE MERGER--Certain Federal Income Tax Consequences."

     Accounting Treatment of the Merger. The Merger is expected to be accounted for as a "pooling of interests" in accordance with generally accepted accounting principles. See "THE MERGER--Anticipated Accounting Treatment."

     Comparison of Rights of Holders of PAI Common Stock and Dencor Common Stock. See "COMPARISON OF RIGHTS OF HOLDERS OF PAI COMMON STOCK AND DENCOR

COMMON STOCK" for a summary of the material differences between the rights of holders of PAI Common Stock and Dencor Common Stock.

     Other Significant Considerations. In determining whether to approve the transactions pursuant to the Merger Agreement and other related transactions, Dencor shareholders and PAI stockholders should consider that the price of the Dencor Common Stock at the Effective Time as well as the prices at the date of this Joint Proxy Statement/Prospectus and at the date of the Special Meetings may vary as a result of changes in the business, operations or prospects of Dencor, market assessments of the likelihood that the Merger will be consummated and the timing thereof, general market and economic conditions and other factors. Because the Effective Time may occur at a later date than the date of the Special Meetings, there can be no assurance that the sales price of Dencor Common Stock on the date of the Special Meetings will be indicative of the sales price of Dencor Common Stock at the Effective Time. The Effective Time will occur as soon as practicable following the satisfaction or waiver of the conditions set forth in the Merger Agreement. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--Conditions to the Merger."

     Stockholders of PAI should also consider that the Exchange Ratio is a fixed ratio in the Merger Agreement. As a result, the Exchange Ratio will not be adjusted in the event of a decline or increase in the market price of the Dencor Common Stock. Dencor shareholders and PAI stockholders are urged to obtain current market quotations for the Dencor Common Stock.

     PAI stockholders should also consider that the rights of holders of Dencor Common Stock differ in a number of significant respects from the rights of holders of PAI Common Stock. For a discussion of the rights of the Dencor Common Stock, see "DESCRIPTION OF CAPITAL STOCK OF DENCOR" and "COMPARISON OF RIGHTS OF HOLDERS OF PAI COMMON STOCK AND DENCOR COMMON STOCK."

     The shares of Dencor Common Stock issued to stockholders of PAI pursuant to the Merger Agreement will comprise approximately 92% of the total number of shares of Dencor Common Stock issued and outstanding after the Merger (approximately 93% on a fully diluted basis assuming the exercise of all outstanding PAI stock options for 4,591,284 shares of Dencor Common Stock). Immediately prior to the Effective Time, there will be approximately 3,671,304 shares of Dencor Common Stock issued and outstanding. Following the Effective Time, there will be approximately 915,972 shares of Dencor Common Stock issued and outstanding after giving effect to the Reverse Stock Split (45,127,272 before the Reverse Stock Split).

     Management After the Merger. After the Merger, the following persons will have the positions and offices with Dencor as designated: Charles T. Condy, Chairman of the Board and Chief Executive Officer; Christopher T. Condy, Director, President and Chief Operating Officer; Theodore A. Hedman, Vice President of Dencor Division; Maynard L. Moe, Director of Dencor and President of Dencor Division; George F. Pilloton, Director and Chief Financial Officer. Dr. Moe and Mr. Hedman will continue to manage the Dencor Division after the Merger, which will consist of the business operated by Dencor prior to the Merger. The current officers and directors of PAI will retain their respective positions with PAI after the Merger. The manner in which the business operations of each of Dencor and PAI will be conducted after the Merger is further discussed in "POST-MERGER PROFILE AND STRATEGY".

                             SELECTED FINANCIAL DATA
                      OF DENCOR ENERGY COST CONTROLS, INC.

     The following table sets forth selected historical financial data of Dencor and has been derived from and should be read in conjunction with the audited financial statements of Dencor for each of the five fiscal years ended December 31, 1996, 1995, 1994, 1993 and 1992 and the unaudited interim financial statements of Dencor for the three months ended March 31, 1997 and March 31, 1996, including the respective notes thereto. See "AVAILABLE INFORMATION." In the opinion of management of Dencor, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included in the unaudited interim data. Unaudited interim results are not necessarily indicative of results which may be expected for future periods, including the fiscal year ending December 31, 1997.



                                                SELECTED FINANCIAL DATA - DENCOR
                                           (in thousands, except per share amounts)

Statement of Operations Data

                                  Three Months Ended
                                     March 31,                                       Year Ended December 31,
                             --------------------------        ---------------------------------------------------------------
                                1997            1996             1996          1995          1994         1993         1992
                             --------         --------         --------      --------      --------     --------    ----------

Net Sales .................  $  113.1         $  103.7         $  388.7      $  567.9      $  547.3     $  549.7    $  1,035.8
Income (loss) from
  continuing operations ...      (1.5)           (11.7)           (74.4)         11.3         (42.8)      (126.3)         (1.8)
Net income (loss) .........      (1.5)           (11.7)           (74.4)         11.3         (42.8)      (126.3)         (1.8)

Weighted average
   shares outstanding ......   3,671.3         3,671.3          3,671.3       3,671.3       3,671.3      3,671.3       3,671.3
Income (loss) from
   continuing operations
   per common share ........  $  (0.00)       $  (0.00)        $  (0.02)     $   0.00      $  (0.01)     $ (0.03)    $   (0.00)


Balance Sheet Data (end of period)

Working capital ............  $  (17.1)       $   40.8         $  (16.7)     $   50.6      $   32.9      $  78.1     $   196.9
Total assets ...............     216.7           263.8            217.4         275.8         248.7        261.9         432.7
Long-term obligations,
   excluding current
   installments ............      --               --              --            --            --           --             --
Stockholders' equity
   (deficit) ...............     (12.8)           51.4            (11.3)         63.1          51.8         94.6         220.9
Shares outstanding .........   3,671.3         3,671.3          3,671.3       3,671.3       3,671.3      3,671.3       3,671.3
Book value per share .......  $  (0.00)       $  (0.01)        $  (0.00)     $   0.02      $   0.01      $  0.03     $    0.06



                      SELECTED CONSOLIDATED FINANCIAL DATA
                          OF PROVEN ALTERNATIVES, INC.

     The following table sets forth selected consolidated historical financial data of PAI and has been derived from and should be read in conjunction with the audited consolidated financial statements of PAI for each of the five fiscal periods ended December 31, 1996, 1995, 1994, 1993 and March 31, 1993 and the unaudited interim consolidated financial statements of PAI for the three months ended March 31, 1997 and 1996, including the respective notes thereto. See "AVAILABLE INFORMATION". In the opinion of management of PAI, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included in the unaudited interim data. Unaudited interim results are not necessarily indicative of results which may be expected for future periods, including the year ending December 31, 1997.



                                          SELECTED CONSOLIDATED FINANCIAL DATA - PAI
                                            (in thousands, except per share amounts)

Consolidated Statement of Operations Data

                                  Three Months Ended                                                   Nine Months
                                     March 31,                       Year Ended December 31,              Ended        Year End
                             --------------------------        ------------------------------------    December 31,     March 31,
                                1997            1996             1996          1995         1994(4)     1993(4)(5)       1993(4)
                             --------         --------         --------      --------      --------     ----------     ----------

Net Sales ................. $  1,705.4         $1,233.7        $ 9,763.3      $21,397.4    $12,083.8      $6,028.5     $  9,669.5
Loss from continuing
  operations ..............   (1,065.0)          (923.0)        (3,915.2)      (4,127.6)    (3,253.7)(3)  (3,814.7)(3)   (5,993.6)
Net loss ..................   (1,065.0)          (923.0)        (4,549.8)      (4,127.6)    (4,199.0)(3)  (4,223.4)(3)   (5,993.6)

Weighted average
   shares outstanding ......  28,084.8         26,977.3         27,024.4       26,987.5     26,969.6      26,967.3       11,767.3
Loss from continuing
   operations per common
   share ................... $   (0.04)       $   (0.03)       $  (0.14)     $   (0.15)    $   (0.12)(3) $   (0.14)(3) $    (0.51)


Consolidated Balance Sheet Data (end of period)

Working capital ............ $(2,310.5)       $(1,455.6)       $ (697.7)     $(4,782.4)   $(2,148.4)(3)  $  (30.3)(3)  $  1,030.4
Total assets ...............  26,184.6         32,530.7        28,469.7       31,447.2     20,861.3      17,148.5        21,612.7
Long-term obligations,
   excluding current
   installments (9).........  26,651.8         27,128.6        28,113.1       24,271.3     13,381.3(3)    9,219.3(3)      3,654.0
Stockholders' equity
   (deficit) ............... (10,335.7)        (5,679.9)       (9,281.6)      (4,757.3)      (633.2)(3)   3,676.0(3)      8,089.7
Shares outstanding .........  28,084.8         26,977.3        28,084.8       26,977.3     26,992.3      26,967.3        26,967.3
Book value per share .......  $  (0.37)       $   (0.21)       $  (0.33)     $   (0.18)    $  (0.02)(3)  $   0.14(3)     $   0.30



                 SELECTED PRO FORMA CONSOLIDATED FINANCIAL DATA
                      OF DENCOR ENERGY COST CONTROLS, INC.

     The following table sets forth selected unaudited pro forma consolidated financial data of Dencor and pro forma equivalent financial data for PAI, giving effect to the Merger under the pooling of interest method of accounting and reflecting certain assumptions on the bases described in the notes to the unaudited pro forma consolidated condensed financial statements. See "THE MERGER--Anticipated Accounting Treatment." The pro forma consolidated and pro forma equivalent financial data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated on the dates indicated, nor is it necessarily indicative of future operating results or financial position. The pro forma consolidated financial data has been derived from and should be read in conjunction with the unaudited pro forma consolidated condensed financial statements, including the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus. See "UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS."



                                   SELECTED CONSOLIDATED FINANCIAL DATA - PRO FORMA COMBINED
                                            (in thousands, except per share amounts)

Consolidated Statement of Operations Data

                                  Three Months Ended
                                     March 31,                                        Year Ended December 31,
                             -------------------------         ------------------------------------------------------------------
                                1997            1996             1996           1995         1994(4)    1993(4)(5)     1992(4)(5)
                             --------         --------         ---------     ----------    ----------   ---------      ----------

Net Sales .................  $ 1,818.5       $ 1,337.4        $ 10,152.0     $ 21,965.3    $ 12,631.1    $ 6,578.2    $  10,705.3
Loss from continuing
  operations ..............   (1,066.5)         (934.7)         (3,989.6)      (4,116.3)     (3,296.5)    (3,941.0)      (5,995.4)
Net loss ..................   (1,066.5)         (934.7)         (4,624.2)      (4,116.3)     (4,241.8)    (4,349.7)      (5,995.4)

Weighted average shares
   outstanding (1)(7)......   45,798.5        44,137.3          44,207.9       44,152.6      44,125.7     44,122.3       21,322.2
Loss from continuing
   operations per
   common share (1)(7).....  $  (0.02)       $   (0.02)       $    (0.09)     $   (0.09)   $    (0.07)   $   (0.09)    $    (0.28)
Supplemental loss from
   continuing operations
   per common share (10) ..     (1.16)           (1.06)            (4.51)         (4.66)        (3.74)       (4.47)        (14.06)


Consolidated Balance Sheet Data (end of period)

Working capital ............  $ (2,327.6)    $(1,414.8)       $   (714.4)     $(4,731.8)   $ (2,115.5)   $    47.8     $  1,227.3
Total assets ...............    26,401.3      32,794.5          28,687.1       31,723.0      21,110.0     17,410.4       22,045.4
Long-term obligations,
   excluding current
   installments (9).........    26,651.8      27,128.6          28,113.1       24,271.3      13,381.3      9,219.3        3,654.0
Stockholders' equity
   (deficit) (8)............   (10,348.5)     (5,628.5)         (9,292.9)      (4,694.2)       (581.4)     3,770.6        8,310.6
Shares outstanding (7)......    45,810.4      44,148.7          45,810.4       44,148.7      44,171.2     44,133.7       44,133.7
Book value per share (2)
   (7)(8)...................  $    (0.23)    $   (0.13)       $    (0.20)     $   (0.11)    $   (0.01)   $    0.09     $     0.19


Equivalent pro forma PAI
   per share (6)(7)(8)
  Net loss .................  $  (0.03)      $   (0.03)       $    (0.14)     $   (0.14)    $   (0.11)   $   (0.13)    $    (0.42)
  Book value ...............     (0.34)          (0.19)            (0.30)         (0.16)        (0.02)        0.13           0.28



                  NOTES TO SELECTED CONSOLIDATED FINANCIAL DATA


1. The pro forma combined per share data for income (loss) from continuing operations has been calculated using pro forma combined average shares outstanding. PAI and Dencor pro forma combined average shares outstanding have been calculated using the number of Dencor average shares outstanding during the periods presented, increased by the anticipated number of shares of Dencor common stock to be issued to PAI shareholders using an Exchange Ratio of 1.5, for each share of PAI Common Stock deemed outstanding during each of the periods presented as if these shares were outstanding for the entire period presented. The weighted average shares deemed outstanding calculation for PAI does not include shares issuable upon exercise of fully paid, fully vested stock options as such shares would be anti-dilutive. Such options would increase weighted average shares outstanding by approximately 1,592,000 shares for the three months ended March 31, 1997 and 1996 and the years ended December 31, 1996 and 1995, 1,629,000 shares for the year ended December 31, 1994, and 1,346,000 shares for the nine months ended December 31, 1993.

2. The pro forma combined book value per share data has been calculated using pro forma combined shares outstanding.

3. PAI's loss from continuing operations, net loss, working capital, long-term obligations, stockholders' equity (deficit), loss from continuing operations per common share, and book value per share have been restated for the year ending December 31, 1994 and the nine months ended December 31, 1993, to reflect adjustments in deferred tax accruals in those periods. The impact of the restatement was to decrease the loss from continuing operations and reduce the related deferred tax liability by $799,000 for the nine months ended December 31, 1993, and to increase the loss from continuing operations and current taxes payable by $5,000 for the year ended December 31, 1994.

4. Financial data as of December 31, 1994, December 31, 1993, and March 31, 1993, reflects the reclassification of fully paid, fully vested stock options from long-term liabilities to stockholders' equity. Such reclassifications decreased long-term liabilities and increased stockholders' equity by approximately $1,158,100, $1,268,300, and $1,458,600 as of December 31, 1994, December 31, 1993, and March 31, 1993,
     respectively.

5. In 1993, PAI changed its fiscal year from March 31 to December 31. As a result, pro forma information for the year ended December 31, 1993 was calculated based on PAI's financial information for the nine months ended December 31, 1993. Pro forma information for the year ended December 31, 1992 was calculated based on PAI's financial information for the year ended March 31, 1993.

6. The equivalent pro forma PAI per share information has been calculated by multiplying the pro forma combined per share data by an Exchange ratio of 1.5.

7. Pro forma financial data does not reflect the proposed 50 to 1 reverse stock split subject to shareholder approval.

8. Pro forma financial data does not reflect the effects of the potential preferred stock issuance or other issuance of securities. See "POST-MERGER PROFILE AND STRATEGY".

9. Long-term obligations for PAI include non recourse debt secured by long term receivables. Such long-term non recourse debt obligations amounted to approximately $22.5 million, $17.8 million, $8.4 million, and $6.1 million as of December 31, 1996, 1995, 1994, and 1993, respectively. At March 31, 1997 and 1996, long-term obligations included approximately $21.1 million and $20.7 million of non recourse debt, respectively.

10. Supplemental loss from continuing operations per common share reflects the impact of the proposed 50 to 1 reverse stock split subject to shareholder approval and was calculated by multiplying the loss from continuing operations per common share by an exchange ratio of 50.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

     The Dencor  Common Stock  trades in the  over-the-counter  market  (Symbol:
DENC). The following table sets forth the high and low bid prices per share of the Dencor Common Stock. Dencor obtained the following information from brokers who make a market in Dencor's securities. The quotations set forth below reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not reflect actual transactions. Dencor has not paid dividends on the Dencor Common Stock. The fiscal year of Dencor ends on December 31 of each year.

Dencor Common Stock

                                                               Sales Price
                                                               -----------

                                                             High         Low
                                                             ----         ---

Fiscal 1997

  First Quarter (ended March 31, 1997)...................    $.03         $.03

  Second Quarter (ended June 30, 1997)...................     .04          .03


Fiscal 1996

  First Quarter (ended March 31, 1996)...................    $.06         $.01

  Second Quarter (ended June 30, 1996)...................    $.06         $.01

  Third Quarter (ended September 30, 1996)...............    $.06         $.01

  Fourth Quarter (ended December 31, 1996)...............    $.06         $.01


Fiscal 1995

  First Quarter (ended March 31, 1995)...................    $.06         $.01

  Second Quarter (ended June 30, 1995)...................    $.06         $.01

  Third Quarter (ended September 30, 1995)...............    $.06         $.01

  Fourth Third Quarter (ended December 31, 1995).........    $.06         $.01

     On December 13, 1996, the last day before the public announcement of the Merger on June 3, 1997 on which a trade occurred, the low bid and high asked prices of the Dencor Common Stock obtained by Dencor from brokers who make a market in Dencor's securities were $.04 per share and $.08 per share, respectively.

     Recent bid and asked prices of the Dencor Common Stock are set forth on the cover page of this Joint Proxy Statement/Prospectus.

          There currently is not any public trading market for the PAI Common Stock. PAI has not paid dividends on the PAI Common Stock.

          Dencor shareholders and PAI stockholders are urged to obtain current market quotations for the Dencor Common Stock.

          Dividend Policy of Dencor Following the Merger. After the Merger, Dencor does not expect to pay dividends on the Dencor Common Stock, although the Board of Directors of Dencor may determine in the future to modify such policy depending on various factors, including Dencor's earnings, then current or anticipated cash needs and any other factors that the Board of Directors deems relevant.

                                  RISK FACTORS

     THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. BEFORE MAKING AN INVESTMENT DECISION CONCERNING THE MERGER OF SUB WITH AND INTO PAI, WITH PAI'S BECOMING A WHOLLY-OWNED SUBSIDIARY OF DENCOR, THE HOLDERS OF PAI COMMON STOCK SHOULD GIVE CAREFUL CONSIDERATION TO THE FOLLOWING RISK FACTORS AFFECTING THE BUSINESS OF DENCOR AND ITS SECURITIES, TOGETHER WITH OTHER INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

1. No Independent Appraisal of Terms of Merger. Although the terms of the Merger, including the Exchange Ratio upon which PAI Common Stock will be exchanged for Dencor Common Stock, were the result of arm's length negotiations between the representatives of PAI and of Dencor, neither the terms of the Merger nor the Exchange Ratio were determined on the basis of an independent appraisal, or a third party opinion concerning the relative values, of the businesses and assets of PAI or Dencor as a whole. See "THE MERGER-Recommendations of the Boards of Directors, Reasons for the Merger."

2. Management. The ability and experience of certain individuals who will be engaged in the management and operation of PAI and Dencor after the Merger, particularly Dr. Maynard L. Moe, Mr. Theodore A. Hedman, Mr. Charles T. Condy, Mr. Christopher T. Condy, and George F. Pilloton, are crucial to the success of PAI and Dencor. PAI has not entered into written or formal employment agreements with Messrs. Condy, Condy and Pilloton. Dencor has not entered into written or formal employment agreements with Dr. Moe or Mr. Hedman. However, the Merger Agreement, provides that PAI will enter into employment agreements with each of Dr. Moe and Mr. Hedman prior to the Closing of the Merger. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT-Employment Agreements". The loss of services of any of these individuals would have a material adverse affect on the businesses of PAI and Dencor. The success of PAI and Dencor will also depend, in part, upon its ability in the future to retain current personnel and to attract additional qualified operating, marketing and financial personnel.

3. Control by PAI Stockholders. Following consummation of the Merger, PAI officers, directors and principal stockholders with whom certain directors are affiliated will beneficially own or control in the aggregate 23,502,447 shares of Dencor Common Stock (including 2,686,824 shares issuable upon the exercise of options held by the PAI executive officers and directors) or approximately 72.7 percent of the outstanding shares of Dencor's Common Stock after the Merger. See "SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS". Accordingly, such PAI officers, directors and principal stockholders, if acting in concert, will be able to elect all of Dencor's directors, and affect the outcome of most corporate actions requiring shareholder approval.

4. Dilution. If the Merger is consummated, the present PAI stockholders will own 93 percent of the outstanding common stock of Dencor and the existing Dencor shareholders will own approximately 7 percent of the outstanding common stock of Dencor. The pro forma book value per share of Dencor Common Stock at ________________, 1997 would be diluted from approximately $____________ per share to approximately $___________ per share.

5. Substantial Doubt About Dencor's Ability to Continue as a Going Concern. Dencor's auditors' report for its 1996 financial statements contains a "going concern" limitation. Dencor's operating results for the fiscal year ended
December 31, 1996 resulted in a net loss of $74,400. At December 31, 1996, Dencor had a shareholders deficit and working capital deficiency of $11,300 and $16,700, respectively. Dencor has also experienced difficulty and uncertainty in meeting its liquidity needs. These factors raise substantial doubt about Dencor's ability to continue as a going concern. Dencor's 1997 operating plan includes achieving increased sales goals and maintaining its cost reduction program, which primarily includes a reduction of labor costs. Dencor management believes that actions presently being taking under its 1997 operating plan will enable Dencor to achieve profitability during 1997 and preliminary financial information indicates that Dencor operated at a small profit for the six months ended June 30, 1997. However, there is no assurance that Dencor will continue to operate at a profit.

6. Substantial Doubt About PAI's Ability to Continue as a Going Concern. PAI's auditors' report for its 1996 financial statements contains a "going concern" limitation. PAI's operating results for the fiscal year ended December 31, 1996 resulted in a net loss of $4,549,794. At December 31, 1996, PAI had a stockholder's deficit and a negative working capital of $9,281,562 and $697,676, respectively. PAI experienced a decline in revenue and sustained losses in 1996 in conjunction with management's decision to reengineer the marketing direction of PAI towards large programs and energy management rather than single projects. PAI management recognized that this reengineering would adversely affect results in the near term, and believes the shift in marketing of PAI's programs and processes is now leading to the development of long term strategic relationships that are taking shape in 1997 and into 1998. PAI's future success and economic viability will directly relate to achieving profitable operations, managing tight liquidity, and continuing to develop capital resources. PAI anticipates meeting liquidity needs through growth in business and nonrecourse financing of long term energy savings and finance receivables. Energy savings and finance receivables consist of amounts due from customers pursuant to long term energy savings contracts. Customer payments are based upon a percentage of actual energy savings provided. Because energy savings realized are exceeding original projections for certain projects, PAI management estimates that the economic value of these receivables to be approximately $29.9 million as of December 31, 1996, thereby exceeding book value by approximately $6.9 million. This estimate is based on the average billings in 1996, assuming such levels of performance will be sustained for the remaining term of the project, and using a 16% discount rate. Additionally, PAI expects to raise capital through a private offering of preferred stock to be completed in the latter part of 1997. However, there is no assurance that PAI management's belief concerning the estimates of the economic value of the energy savings receivables is accurate or will actually be realized due to credit and performance risks or that the private placement of preferred stock will be consummated.

7. Developments in Technology. The industry in which each of PAI and Dencor conduct business is characterized by rapidly developing technology. Changes in technology could affect the market for each of PAI's and Dencor's products and necessitate additional improvements and developments to such products. There can be no assurance that either of PAI's or Dencor's research and development activities will lead to the successful introduction of new or improved products or that delays or problems in connection therewith will not be encountered. The cost of completing new technologies to satisfy minimum specification requirements, quality and delivery expectations may exceed original estimates that could adversely affect operating results during any financial period.

8. Limited Financial Resources of Dencor. Dencor has limited financial resources available to it, and this may restrict Dencor's ability to grow. Additional capital from sources other than Dencor's cash flow may be necessary to develop new products, and there is no assurance that such financing will be available from any source. Dencor management believes that it may not be able to increase Dencor's business as desired without additional funding. Dencor management believes that the Merger will result in a combined entity that will be better able to obtain financing, although there is no assurance that this will occur.

9. Competition. The industry in which each of PAI and Dencor conduct business is highly competitive. Many of the competitors of PAI and Dencor are established enterprises that possess greater name recognition, established customer bases and significantly greater resources than each of PAI and Dencor and compete directly with PAI and Dencor for the same customers. There are not any substantial barriers to the entry of additional competitors into the market. Given these factors, particularly in the approaching environment which is expected to result from the deregulation of the electric industry in the United States, it is highly likely that new competitors may emerge and acquire a significant portion of each of PAI's and Dencor's market share, therefore, further diminishing the prospects of PAI and Dencor. PAI and Dencor believe, however, that they will have certain advantages in attempting to develop and market their products and services including a more cost effective technology, the ability to undertake smaller projects, and the ability to respond to customer requests more quickly than some larger competitors. There is no assurance that these conclusions will prove correct.

10. Government Regulation. Each of PAI and Dencor are subject to government regulation of their respective business operations in general. There is no assurance that subsequent changes in the laws or regulations will not affect the operations of PAI and Dencor.

11. The Illiquidity of an Investment and Limitation on Transferability. Although the Dencor Common Stock is traded in the over-the-counter market and is quoted in the "pink sheets" distributed by the National Quotation Bureau ("NQB"), there currently is not an active or liquid market for the Common Stock. The Common Stock has not traded since July 29, 1997, at which time the "pink sheet" quote for the Common Stock was $.04 bid and $.08 asked. The "pink sheet" quote for the Common Stock on _______________, 1997 was $.___ bid and $.___ asked.

It should be assumed that even with this pink sheet quote, there is an extremely limited trading market - and very little liquidity - for the Dencor Common Stock. The trading volume of the Dencor Common Stock in 1996 was 107,500 shares. 81,300 shares of the Dencor Common Stock have traded in the period from November 13, 1996 through July 31, 1997, with all of that trading occurring in July 1997. There is not any assurance that the trading volume of the Dencor Common Stock will increase after the Merger.

12. Penny Stock Regulation. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Because the Dencor Common Stock trades below $5.00 per share and is not traded on the NASDAQ system, the Dencor Common Stock is subject to the penny stock rules, and PAI stockholders will find it difficult to sell the Dencor Common Stock they receive in the Merger.

13. Related Party Transactions and Possible Conflicts of Interest. As of the date of this Joint Proxy Statement/Prospectus, the Board of Directors of the PAI consisted of Charles T. Condy, Christopher, T. Condy and George F. Pilloton, all of whom are executive officers and principal stockholders of PAI. Thus, there has been in the past the potential for conflicts of interest in PAI and such individuals or entities in which such individuals have an interest. PAI has attempted to ensure that any such transactions were entered into on terms that were no less favorable than could have been obtained in transactions with unrelated third parties.

14. Interest Rate Changes. PAI, through PACC, its wholly owned subsidiary, engages in project finance activities related to the Company's operations. PACC invests in projects for clients of PAI and others with energy project finance needs. An increase in interest rates would increase the relative cost of the financing and subsequently could decrease the number of project financings completed and/or the return on capital.

15. Foreign Currency Risk. PAI intends to commence operations in Europe and in other countries outside the United States. PAI expects that it may be paid for such projects in the local currency of the country or countries in which the operations are completed. These currencies are not "pegged" or in any way directly related to the U.S. dollar. Subsequently, any changes in the exchange rate between the U.S. dollar and other currencies, or the restriction by any government of the flow of currency, or inflation in any of the currencies including the U.S. dollar could have a material adverse effect on PAI.

16. Disclosure Regarding Forward-Looking Statements. This Joint Proxy Statement/Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act Of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act Of 1934, as amended (the
"Exchange Act"). All statements other than statements of historical fact included in this Joint Proxy Statement/Prospectus, including without limitation the statements under "RISK FACTORS", "DENCOR MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "PAI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS", are forward-looking statements. Although each of PAI and Dencor believes that the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from each of PAI's and Dencor's expectations are disclosed in this Joint Proxy Statement/Prospectus, including without limitation in conjunction with the forward-looking statements included in this Joint Proxy Statement/Prospectus. See "DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS".

                                  INTRODUCTION

     This Joint Proxy Statement/Prospectus is being furnished to shareholders of Dencor in connection with the solicitation of proxies by the Dencor Board of Directors for use at the Dencor Special Meeting to be held at 1450 West Evans Avenue, Denver, Colorado 80223 on _______, ________ __, 1997, at ____ a.m.,
Denver time, and at any adjournments or postponements thereof.

     This Joint Proxy Statement/Prospectus is also being furnished to stockholders of PAI in connection with the solicitation of proxies by the PAI Board of Directors for use at the PAI Special Meeting to be held at 1740 Army Street, San Francisco, California 94124, on _______, _________ __, 1997, at
_____ a.m., San Francisco time, and at any adjournments or postponements thereof.

     At the Dencor Special Meeting, shareholders of Dencor will be asked to approve the Reverse Stock Split and the Charter Amendments in connection with the consummation of the transactions pursuant to the Merger Agreement, including the Merger. At the PAI Special Meeting, stockholders of PAI will be asked to approve and adopt the Merger Agreement and the Merger.

     This Joint Proxy Statement/Prospectus also constitutes a prospectus of Dencor with respect to up to 49,014,198 shares of Dencor Common Stock issuable to PAI stockholders in the Merger pursuant to the Merger Agreement.


                        DENCOR ENERGY COST CONTROLS, INC.

     Dencor was incorporated on January 16, 1974 under the laws of the State of Colorado for the purpose of developing, manufacturing, and marketing electronic devices. Currently, Dencor's primary activity is the manufacture and sale of electrical demand controllers that manage electricity consumed in residences and commercial establishments and energy control devices used by utilities to modify residential energy use patterns. Dencor has its headquarters, production facilities, and research and development laboratories in Denver, Colorado.

     Dencor is engaged in only one industry, that of designing, developing, manufacturing, marketing, and installing products and systems that assist in controlling the cost of energy utilization. Management of Dencor does not recognize any significant business difference, at least at this time, between sales of residential demand controllers, special relay equipment for utilities, temperature activated duty cyclers, commercial demand controllers, and interlocks.

     Dencor's primary business is the assembly and sale of control systems that reduce electrical energy costs. Its principal product is the electrical demand controller that enables a homeowner having an electric heating system or a central air conditioning system to control the peak use of electricity. This enables the homeowner to achieve cost savings in geographic locations served by electric utilities that include a demand factor in their residential billing rates. Demand rates are used by electric utilities to encourage consumers to reduce their peak usage of electricity.

     A demand controller monitors the total power consumption and turns off selected loads, typically heating circuits, during peak consumption periods, restoring them at the end of that period. The controller automatically keeps the consumption within the level selected. The principal markets for residential demand control systems are in regions served by utilities with a demand rate for residential customers. The residential demand controller is designed for homes heated electrically by baseboard heaters, radiant heaters, heat pumps, electric boilers and electric furnaces, and may also be used to control air conditioners.

     The sale of residential demand control systems contributed 73% of Dencor's total sales during 1996.

     Dencor has developed demand controllers for commercial buildings. One model of the commercial systems includes a graphics system to interface commercial demand controllers to IBM compatible computers. This graphics system can display minute-by-minute demand data as well as 15-minute, daily, monthly, and annual summaries. All data is also stored on computer disk for later inspection. The sale of commercial demand control systems contributed 16% of Dencor's total Company sales during 1996.

     Dencor has developed a series of products used to control water heaters, space heaters, and air conditioners for specific utility applications. Sales of these products accounted for 11% of net sales in 1996. Dencor anticipates a gradual growth in this portion of the business.

     Dencor's demand control systems are currently being marketed through traditional electrical distribution channels. They are being sold to electrical distributors who, in turn, market and distribute these systems to electrical contractors who provide installation services to the builder or the consumer. Dencor also sells to dealers who specialize in selling energy products to customers and also utilizes manufacturer's representatives to promote the distribution of its products. Dencor also sells to organizations that have lease/purchase plans with customers. This enables the customer to realize cost savings which usually approximate or exceed the lease payments.

     Dencor's foreign sales in 1996 were less than 1% of total sales.

     During 1996, Dencor developed a new series of commercial demand controllers. These controllers are designed to permit demand monitoring and controller parameter changes from a remote location by use of a modem. These new products are in production.

     Competition is intense in the energy management control system market. Dencor competes directly with several relatively small electronic companies in its residential controller market, and with the major manufacturers of electrical controls for its commercial demand controllers.

     Several companies manufacture systems which are similar in concept to Dencor's demand controllers. Many of the companies with which Dencor competes and will be competing in both the residential and commercial market have substantially greater financial and technical capabilities. Products of these companies often compete directly with those being offered by Dencor and with those currently in development.

     Dencor has approximately 16 suppliers for its components. Its semi-conductor components are made by a variety of primary semi-conductor manufacturers. Dencor also has components made to order from several local and national vendors. It is believed that adequate sources are available and Dencor has had no significant difficulty in obtaining components. Dencor believes other alternate sources are available if required. The principal suppliers are: Circle AW, Deltrol, Star Circuits, and X-10 USA.

     Dencor's suppliers' productive capacities are believed to be sufficient to meet any rapid delivery requirements of customers or to any continuous allotment of goods.

     During 1996, two major customers accounted for 44% of Dencor's net sales. These customers are not affiliated with Dencor. The loss of any of these customers may adversely affect Dencor's business.

     As of March 31,  1997,  Dencor  had a backlog  of orders  totaling  $56,649 consisting of equipment orders from distributors. Dencor anticipates filling these orders during the current year.

     Most of Dencor's demand control systems are not protected by any patents. While management believes that patent protection may be desirable in some instances, it does not consider such protection essential to the ultimate success of Dencor. A patent was issued to Dencor on April 4, 1989 for a Variable-Limit Demand Controller for metering electrical energy. In 1991, Dencor entered into a non-exclusive licensing agreement with an unrelated third party for use of Dencor's patent. A patent application was filed in April 1994 for an Adaptive Load Cycler for Controlled Reduction of Energy Use; however, Dencor has no assurance a patent will be issued.

     In the fiscal years ended December 31, 1996 and 1995, Dencor expended $69,700 and $73,900, respectively, on Dencor sponsored research and development activities. Dencor plans to continue research and development activities during 1997.

     Dencor's compliance with federal, state and local laws and regulations relating to the discharge of material into the environment or otherwise relating to the protection of the environment does not have a material impact on Dencor's capital expenditures.

     On July 31, 1997, Dencor had five full-time employees.  Two were engaged in
administration,   two  in  production,  and  one  in  engineering  research  and development.

     Dencor leases 3400 sq. ft. of manufacturing space on a month to month basis for $1,687 per month and 1700 sq. ft. of sales, office, and research and development space pursuant to a lease for $995 per month pursuant to a lease expiring on May 14, 1998 at 1450 West Evans, Denver, Colorado. Management considers these facilities to be adequate for its requirements for the immediate future.

            DENCOR MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

Liquidity and Capital Resources

     The independent auditors' report on Dencor's financial statements for the year ended December 31, 1996, included a "going concern" explanatory paragraph, which means that the auditors have expressed substantial doubt about Dencor's ability to continue as a going concern. Management plans in regard to the factors which prompted the explanatory paragraph are discussed in Note 2 to Dencor's December 31, 1996 financial statements.

     Dencor considers, and currently uses for internal management purposes, a number of measures of liquidity. These measures include the Current Ratio which is the ratio of current assets to current liabilities and the Sales to Working Capital Ratio. Working capital is Current Assets less Current Liabilities.


                                    1996             1995              1994
                                    ----             ----              ----

Current Ratio                        .93              1.24              1.17

Sales to Working Capital             --              11.22             16.64

Sales to Total Assets               1.79              2.06              2.20

     The major factors affecting these ratios were the net income in 1995 and the net losses for 1996 and 1994. Dencor has made extensive use of short-term debt as summarized in the following table:


                                                     Maximum             Average
                      Balance      Weighted          amount            outstanding         Weighted
                        at         average         outstanding       average interest     amount rate
       Notes          end of       interest        during the          during the          during the
     Payable          period         rate            period              period              period
     -------          ------       --------        ----------        ----------------     -----------

   Shareholders      $93,400        18.4%            $93,400            $93,400              18.4%


     The weighted average interest rate during the period was based on the outstanding balance and interest rate at each month-end for each note. Dencor anticipates continuing short term borrowing in 1997. Dencor currently has no line of credit. If working capital beyond that provided by profits is needed, additional debt financing will be sought. If traditional debt financing is not available, Dencor will attempt to raise working capital by private borrowing including stockholder loans, or sales of stock through private placements although no assurances can be given that financing will be available. Dencor at present has no long-term debt.

     The Merger Agreement with PAI provides that PAI will cause $200,000 of working capital to be provided to Dencor. If the Merger is consummated and the $200,000 is provided to Dencor, these funds will be utilized to further the activities previously undertaken by Dencor under a division to be known as the Denver Division while Dencor and PAI pursue other business opportunities including those undertaken by PAI prior to the Merger. In addition, Dencor believes that as a result of the Merger, Dencor will be better able to obtain financing for the activities of the Dencor Division because of the combined size of Dencor and PAI and because of the expertise of obtaining financing of PAI's PACC subsidiary. However, there is no assurance that such additional financing will be available on terms satisfactory to Dencor.

Results of Operations

     Quarter Ended March 31, 1997 Compared To Quarter Ended March 31, 1996

     Sales. Sales of $113,100 in the first quarter of 1997 were approximately 9% greater than the $103,700 in sales for the comparable period in 1996. The increase is primarily a result of an increase in sales to dealers.

     Cost And Expense. Cost of products sold as a percentage of net sales decreased 8.4% for the first quarter of 1997 compared to the same period in 1996. The increase in gross margin is primarily due an increase in the percentage of sales to dealers because dealers sales have a greater margin than sales to utilities.

     Selling Expenses. Selling expenses as a percentage of net sales increased 1% during the first quarter of 1997 compared to the first quarter of 1996. The increase is primarily due to increased travel expenses.

     General And Administrative Expenses. General and administrative expenses were essentially the same in each of the first quarter of 1997 and the first quarter of 1996.

     Research And Development. Research and development expenses as a percentage of net sales decreased slightly in the quarter ended March 31, 1997 as compared to the same quarter of 1996.

     Earnings. Dencor's net loss for the first quarter of 1997 was $1,500 compared to a loss of $11,700 for the same period in the prior year. The decrease in losses was due to the decrease in cost of goods sold as a percentage of sales.

     Year Ended December 31, 1996 Compared To Year Ended December 31, 1995.

     Sales. Dencor's sales in 1996 of $388,700 were 32 percent lower than in 1995 net sales of $567,900. Approximately 49% of the sales decrease was due to international sales declines. Dealer sales also experienced a decrease of approximately 27%. The net loss for 1996 was $74,400 compared to net income of $11,300 in the prior year.

     Gross Margins. The gross margin percentages were 46%, 46%, and 44%, of sales for 1996, 1995, and 1994 respectively.

     Selling Expenses. Selling expenses as a percentage of sales increased to 5.6% in 1996 compared to 3.5% in 1995. The primary reasons for the increase were an increase in trade show attendance and travel and a 32% decrease in net sales.

     General and Administrative Expense. General and administrative expenses as a percentage of sales have increased to 37.7% in 1996 compared to 25.6% in 1995 primarily due to a 32% decrease in net sales.

     Research and Development. Research and development expenses decreased slightly in 1996 due to a decrease in activity.

     Inflation. Inflation has no significant impact on the operations of Dencor.

     Management's Plans. Dencor's 1997 operating plan includes achieving increased sales goals and continuing its cost reduction program. Management believes that actions presently being taken to revise Dencor's operating and financial requirements will enable Dencor to achieve profitable operations during 1997.

                            PROVEN ALTERNATIVES, INC.

The Company

     PAI was incorporated in April 1991 under the laws of the State of California and was subsequently reincorporated under the laws of the State of Delaware in November 1991. In July 1991, PAI acquired 85% of the outstanding capital stock of Golden Bear Cogen, Inc. ("Golden Bear"); in August 1996 PAI acquired the remaining 15% of the outstanding capital stock of Golden Bear. In April 1992 PAI acquired 100% of Luminae, Inc. ("Luminae"). Luminae is a wholly owned operating subsidiary of PAI, concentrating in specialized lighting design. Proven Alternatives Capital Corporation ("PACC") was incorporated as a wholly owned subsidiary of PAI and is intended to develop investment vehicles and provide related services for sophisticated institutional investors in order to provide project financing for PAI. In February 1992, PAI acquired Puget Energy Services, Inc. ("PESI"), a company specializing in the execution of energy efficiency projects under utility contracts. Subsequently, in March 1994, PAI merged PESI into PACC.

     PAI is an integrated and process energy management firm. It provides process knowledge, energy management capabilities, energy efficiency technologies and capital capabilities to solve business problems relating to energy usage. PAI provides its services in six service areas: total energy management, strategic consulting, program management, capital services, energy procurement and energy information management. Typically services are provided by PAI as a long-term partner with the customer and on a performance basis. PAI's services include the identification of under-performing corporate assets, the recommendation for and application of processes, equipment and techniques to improve the performance of these assets and investment in these applications. PAI markets its services to companies that could benefit significantly from improvements in energy management, energy procurement and use and to those whose operations are energy and process intensive. These clients are located both in the United States and abroad.

     The electric power industry is currently undergoing significant changes. From a heavily regulated, vertically integrated and highly bureaucratic industry, it is rapidly transforming into a disaggregated tangle of services and providers, each facing significant competitive pressures. PAI believes that as deregulation of the U.S. electrical industry unfolds, it will create opportunities for companies with the capabilities of PAI.

     PAI has historically marketed its services through a direct sales force to manufacturing, commercial, and industrial companies on a site-specific basis. Starting in 1993, PAI moved from project by project orientation to a long-term service a relationship basis, and began marketing its services to organizations on a company-wide basis. PAI's clients include Champion International Corporation, Kaiser Permanente, International Paper Company and other companies in the pulp & paper industry, health care and real estate industries. PAI is compensated for its services through professional service fees, energy application sales, capital revenues and management fees. These fees are often performance based, such that the amount earned by PAI is dependent upon the success of the programs designed and implemented by PAI.

PAI Offices

     PAI's offices are located at 1740 Army Street, San Francisco, California 94124 and its telephone number is (415) 285-0800.

Business

     General

     PAI is an integrated energy management firm. It provides process knowledge, energy management capabilities, energy efficiency technologies and capital capabilities to solve business problems relating to energy usage. PAI provides its services in six service areas: Total Energy Management, Strategic Consulting, Program Management, Capital Services, Energy Procurement, and Energy Information Management. Typically, service programs are provided by PAI as a long-term partner with the customer and on a performance basis. PAI's services include the identification of under-performing corporate assets, the recommendation and application of processes, equipment and techniques to improve the performance of these assets and investment in these programs. PAI markets its services to companies which could benefit significantly from improvements in energy procurement and use and to those whose operations are energy-intensive. These clients are located both in the United States and abroad.

     Total Energy Management

     Total Energy Management encompasses PAI's varied services and has been created as an opportunity to become customers' single outsource for energy management. The four parts of Total Energy Management are:

     Energy Management Business Strategy - consists of defining and prioritizing a customer's energy needs and developing an agreement through which PAI begins the relationship.

     Implementation - consists of implementing the comprehensive initiatives identified in the Energy Management Business Strategy, which may include the energy information management service, procurement, capital program design, construction, operational and maintenance management improvements, performance monitoring and control systems and other services.

     Capital Investment - consists of structuring customized capital facilities that are provided to the program at hand, typically through non-recourse instruments.

     Performance Management - consists of managing energy use and cost and enhancing energy performance including ongoing data management and performance monitoring, energy procurement optimization, and continuous improvement to operations and maintenance.

     Strategic Consulting

     PAI provides strategic management consulting services including: benchmarking energy policy, standards and practices; developing energy performance improvement goals and objectives and creating business strategies and tactics to achieve those goals; assisting with design of new facilities and due-diligence on facility acquisition; assessing energy supply alternatives, negotiating advantageously priced supply contracts; and managing relationships with energy suppliers. PAI educates, trains and builds energy awareness for clients, evaluates and monitors program results and customer satisfaction and advocates on behalf of customers with regulators, legislators and opinion leaders. This consulting is performed largely under Professional Service Agreements, where PAI is compensated on a value basis largely in the form of fees. Strategic Consulting is often the first step in a Total Energy Management solution.

     Program Management

     PAI works with customers to create and implement custom, comprehensive, performance based programs designed to achieve specific cost reduction and productivity improvement objectives, such as reducing supply costs, reducing energy demand and consumption, including energy cost per unit output, reducing operations and maintenance costs of energy equipment and systems and improving product quality and through-put and increasing process flexibility. PAI's compensation is often based upon the savings due to the program's successful implementation.

     Capital Services

     Through PACC, PAI provides capital investment options for its clients. PACC assesses capital investment options, assists in the selection of options available, and invests, primarily on a performance basis, in customers' energy performance improvements. PACC's performance investments are usually structured to accelerate or avoid existing capital budget processes which limit customers' investment capabilities. PACC tailors capital management processes that expedite necessary investments, and creates customized capital programs to meet individual customer needs. PACC has financed, on a non-recourse basis, certain long term energy savings contracts owned by PACC with Energy Capital Partners

L.P., Inc., of Boston, Massachusetts, at rates varying from 11.25% to 16.8%. As of February 28, 1997 there was $4,983,370 of senior debt outstanding and $3,352,130 of subordinated debt outstanding with respect to these contracts. PACC may continue financing contracts with Energy Capital Partners so long as the terms are acceptable. There can be no assurance that Energy Capital Partners will continue to offer acceptable terms and rates in the future.

     Energy Supply Management

     PAI offers energy supply services, wherein PAI represents clients in the procurement of power, natural gas and other forms of energy supply. In addition to developing databases on electricity and natural gas suppliers, PAI has developed an energy procurement analysis tool that quantitatively integrates customers' energy requirements, such as reliability, quality, price, service, environmental impacts, risk and other factors. PAI believes that the impending deregulation of the electric industry will create a greater demand for PAI's energy supply services, as companies, which to this point have not focused on their energy usage, are forced to choose among competing energy suppliers. In attempts to decrease their utility expenditure, such companies may employ an energy management firm such as PAI rather than create their own energy management organization. However, there can be no assurance that such deregulation will actually increase the demand for PAI's services.

     Energy Information Management Services

     PAI is developing energy accounting capabilities through the installation of on-site meter reading equipment, which will allow multi-site customers to gain knowledge about their true energy use and habits. The information collected will be transferred to a central station via an internet user interface. The system will track real time energy use, will provide up-to-date information on load profiles and energy use practices and will help predict future usage and costs. The system will also identify energy infrastructure improvements and measure their performance. PAI believes that in a deregulated electric market, precise knowledge of usage habits will be central to intelligent and cost-effective purchasing. This aspect of PAI's business is in the developmental stages.

Luminae Souter Lighting Design

     Luminae, Inc., d.b.a. Luminae Souter Lighting Design, is a subsidiary of PAI and is one of the nation's premier architectural lighting firms. Luminae has a staff of lighting engineers, architects and interior designers and has implemented hundreds of architectural projects throughout the U.S. and abroad. Luminae's work includes a wide range of project types, including industrial facilities, hotels, resorts, restaurants, airports, sports arenas, offices, research facilities, schools and others. Luminae has been honored with more lighting design awards over the past six years than any other such firm in the country, including numerous Edison Awards of Excellence and ASID, HALO and IES design awards. In 1990-1991, Luminae received the three most prestigious design awards given in the lighting design industry.

Deregulation Of The Electric Utility Industry

     The $400 billion per year electric power industry is currently undergoing significant changes. From a heavily regulated, vertically integrated and highly bureaucratic industry, it is rapidly transforming into a disaggregated tangle of services and providers, each facing significant competitive pressures. Management of PAI believes that, within a few years, the industry is likely to be comprised of the following principal components:

     Generating companies that own and operate power plants and sell power into a competitive wholesale market.

     Transmission companies that own and maintain (but do not operate) the high voltage transmission system that allows bulk power transfer.

     Power marketers that purchase (and take title to) power from producers and resell it to distribution utilities or directly to customers.

     Power exchanges, non-profit,  public interest entities that, in some states such as California, will serve as clearinghouses or mega-marketers, determining day power requirements, purchasing all power from producers at lowest bid price and selling to distributors and customers at a mark-up designed to cover its cost of operations.

     Power brokers that arrange deals between power suppliers and customers, but do not take title to the energy. Brokers earn a fee, much as real estate brokers, on each transaction, and are not required to be federally licensed beyond typical business licenses.

     Load aggregators that bundle loads from many customers into a package attractive to major suppliers.

     Service providers that meet a large variety of market and customer needs, from consulting, information management and engineering to finance, program management, operations and maintenance, purchase management and bill consolidation and payment.

     PAI believes that the completion of the Merger will strengthen its ability to compete in this environment.

Certain PAI Litigation

     In 1996, PAI settled a lawsuit involving several of the minority shareholders of Golden Bear. Under the terms of the settlement, PAI acquired the remaining 15% minority shares and agreed to pay therefor approximately $400,000 to such minority shareholders in monthly installments over two years.

     In late 1996, in an arbitration filed by the owner of certain micro cogeneration patents then licensed to PAI, PAI became subject to an award in favor of that owner in an amount in excess of $1,100,000. PAI has executed an Agreement To Satisfy Judgment And Refrain From Execution On Judgment with the owner under the terms of which PAI will pay the judgment over a period of three years and the owner will refrain from any collection efforts so long as the payments are made when due.

              PAI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the Financial Statements and the notes thereto contained herein. This Memorandum contains forward-looking statements related to business development prospects which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors, including marketing risks and those set forth in "RISK FACTORS" and elsewhere in this Joint Proxy Statement/Prospectus.


General

     PAI and Dencor have, subject to obtaining approval of their respective shareholders' agreed on a plan of merger which provides for the merger of PAI with and into Dencor Acquisition Corporation, a wholly-owned subsidiary of Dencor Energy Cost Controls, Inc, which will result in PAI being the surviving corporation and a wholly owned subsidiary of Dencor.

     The following discussion and analysis relates to the financial condition and results of operations of PAI for the two years ended December 31, 1996. PAI has sustained losses since its inception in 1991. Management's decision to reengineer the marketing direction of PAI toward large programs and energy management rather than single projects was a significant contributing factor to such losses. Management recognized that this reengineering would adversely affect results in the near-term and believes the shift in marketing of PAI's programs and processes is now leading to the development of long-term strategic relationships that are beginning to take shape in 1997 and are expected to continue into 1998. While the fundamental services and technologies offered by PAI have remained largely the same, the emphasis on programs (as compared to one-off projects), on production enhancements within the industrial sector, and the integration of services into customer solutions is now seen as the most effective manner to develop meaningful core business. For example, PAI is developing a potential $200 million pulp & paper relationship, to commence with a $50 million first phase. Additionally, in June 1997, PAI entered into its first national energy management agreement wherein PAI will deliver comprehensive energy management services on a corporate-wide basis to this billion-dollar revenue customer for five years. Throughout this period, PAI has funded its operations through non-recourse financing of long term receivables. PAI expects to raise capital in the future through additional project financing as well as the sale of its preferred stock. Management expects to use the proceeds from any future stock offering to provide working capital for the expansion of the business.

Liquidity And Capital Resources

     The independent auditors' report on PAI's consolidated financial statements for the years ended December 31, 1996 and 1995, included a "going concern" explanatory paragraph which means that the auditors have expressed substantial doubt about PAI's ability to continue as a going concern. Management plans to address liquidity and capital resources are discussed in Note 1 to PAI's December 31, 1996 consolidated financial statements.

     At December 31, 1996 PAI had shareholders' deficit of $9,281,562 comprised of common stock and common stock option equity of $16,225,825 and accumulated deficit of $25,507,387. Also, at December 31, 1996, PAI had negative working capital of $697,676 compared to negative working capital of $4,252,998 at December 31, 1995. During 1995 and 1996, operations were supported by a $3,000,000 bank line provided by US Bank of Washington that allowed cash draws as well as letters of credit. The balance owed US Bank at December 31, 1996 and December 31, 1995 was $2,813,229 and $2,744,640, respectively. PAI, through its investment subsidiary, PACC, refinanced certain long term investments, which generated additional working capital in 1996.

     In March 1997, the US Bank line was replaced by a working capital line of $4,000,000 provided by Silicon Valley Bank of Santa Clara, California, to provide working capital and letters of credit. The initial use of the facility was to repay the outstanding indebtedness owed to US Bank. Both banking arrangements were secured by the pledge of 160,000 shares of common stock of California Energy Company by Charles T. Condy as well as Mr. Condy's personal guarantee. See below, "CERTAIN PAI RELATIONSHIPS AND PAI RELATED TRANSACTIONS".

     At March 31, 1997 negative working capital was $2,310,500 as compared to $697,676 at December 31, 1996 and $1,455,600 at March 31, 1996.

     PAI anticipates meeting liquidity needs through growth in the business and non-recourse financings of long-term receivables. Management estimates the economic value of PAI's long-term receivables may exceed book value by approximately $6.9 million as of December 31, 1996. This estimate is based on the average billings in 1996, assuming such levels of performance will be sustained for the remaining term of the project and using a 16% discounted rate. However, there is no assurance that PAI managment's belief concerning the estimates of economic value of the energy savings receivables is accurate or will actually be realized due to credit and performance risks.

     PAI anticipates meeting capital resource needs achieving profitable operations and raising preferred and common equity. PAI has been involved in discussions with potential sources of financing for PAI. It is anticipated that, following the Merger, PAI and Dencor will pursue additional financing through a private placement or public offering of preferred stock, common stock, or other equity securities. Any such offering will result in further dilution to PAI and Dencor shareholders. There is no assurance that PAI and/or Dencor will be able to obtain equity financing following the Merger or that it will be able to obtain such financing on terms that are favorable to the combined entities and their shareholders.


Results Of Operations

The Twelve Months Ended December 31, 1996 As Compared To The Twelve Months Ended December 31, 1995

     Gross  revenues  for  the  twelve  months  ended  December  31,  1996  were
$9,763,278 as compared to $21,397,419 for the twelve months ended December 31, 1995. The decrease of 54% is attributable to several elements. First, PAI spent the second half of 1995 negotiating two comprehensive equity investments in PAI that included substantial joint venture opportunities for PAI and the investors. In both cases, PAI believed its marketing and sale efforts would have been significantly enhanced by and with new partners. Both investors ultimately declined to invest due to an inability to obtain a controlling interest in PAI. Despite the absence of additional working capital and the contemplated strategic partnerships, PAI management made the decision to continue to shift its marketing strategy to larger customers that offered PAI long-term relationships and multiple contract opportunities. In addition, PAI's traditional utility-based, project oriented method of selling was ended due to less than desired margins and a lack of utility focus due to the impending electric utility industry deregulation.

     This strategy involves targeting large industrial and commercial customers in industries wherein PAI has established a strong track record of delivering services on time that increase customer profitability through process improvement as well as energy savings. PAI believes that future revenue will be enhanced by the redirection of the marketing plan in 1996.

     Revenue for 1996 reflects lower sales of projects, but increased revenue from PACC in total dollars and as a percent of total revenue. PACC revenues grew 72% in 1996, to $5,448,510 from $3,160,616 in 1995, and were 56% of total revenues in 1996 compared to 15% in 1995. PACC revenues represent the financing of long term project cash flows that will continue for the most part until 2002.

     Gross  profit  in 1996  grew to  $6,104,297  from  $4,220,734  in 1995,  an increase of 45%. This increase is largely explained by the growth of PACC revenues.

     Selling, general and administrative expenses were $5,624,998 and $5,502,908 for the twelve months ended December 31, 1996 and December 31, 1995 respectively. As a result of lowered sales volume in 1996, PAI was less able to charge payroll and overhead expenses to projects, resulting in a 2% increase in SG&A. PAI's cost base (defined by management as SG&A plus payroll and overhead charged to cost of goods sold) declined from $6.5 million in 1995 to $5.9 million in 1996.

     Long-term debt interest expense decreased from $701,143 in 1995 to $526,722 in 1996; this expense related to accrued interest on indebtedness of PAI on its working capital line with U.S. Bank of Washington and on a note to Puget Western, Inc. related to the acquisition of Puget Energy Services, Inc. Non-recourse interest expense increased from $1,598,527 in 1995 to $3,314,516 in 1996. Non-recourse debt increased $3,606,917 to $25,574,125 at December 31, 1996; non-recourse debt increased $15,290,067 from December 31, 1994.

     PAI incurred a net loss of $4,549,794 for the year ended December 31, 1996 compared to a net loss of $4,122,605 for the year ended December 31, 1995.

The Three Months Ended March 31, 1997 As Compared To The Three Months Ended March 31, 1996

     At March 31, 1997 net sales were $1,705,400 compared to $1,233,700 at March 31, 1996. Net loss from continuing operations was $1,065,000 at March 31, 1997 compared to $923,000 at March 31, 1996.

                        POST-MERGER PROFILE AND STRATEGY

     It is anticipated that after the consummation of the Merger, each of Dencor and PAI will continue their respective businesses in the ordinary course and consistent with past practice with Dencor's activities being undertaken by Dencor or a separate division to be known as the Dencor Division. While each of the businesses of Dencor and PAI will operate separately after the Merger, it is anticipated that the business activities of each will be coordinated to benefit both companies. Management of Dencor believes that Dencor will benefit from the Merger because, among other things, (i) the business operations PAI provide potential use of an established market for Dencor products, (ii) PAI possesses marketing and distribution personnel and expertise that Dencor believes will assist in the marketing of Dencor products, and (iii) Proven Alternatives Capital Corporation, a wholly owned subsidiary of PAI which develops investment vehicles and provides related services for sophisticated and institutional investors to provide project financing for PAI, potentially could provide financing for the manufacture of Dencor products. Management of PAI believes that PAI will benefit from the Merger because, among other things, (i) Dencor possesses expertise in the development and manufacturing of products and systems that assist in controlling the cost of energy utilization that would be useful for energy cost control programs implemented for PAI's customers, and (ii) Dencor is a publicly held company and as a publicly held company potentially could obtain additional capital in the public markets for PAI's operations, of which there is no assurance. It is expected that the compatibility of the respective businesses of Dencor and PAI will enable both companies to expand in a single strategic move.

     PAI has been involved in discussions with potential sources of financing for PAI. It is anticipated that, following the Merger, PAI and Dencor will pursue additional financing through a private placement or public offering of preferred stock, common stock, or other equity securities. Any such offering will result in further dilution to PAI and Dencor shareholders. There is no assurance that PAI and/or Dencor will be able to obtain equity financing following the Merger or that it will be able to obtain such financing on terms that are favorable to the combined entities and their shareholders.

                           MANAGEMENT AFTER THE MERGER

     After the Effective Time of the Merger, Dencor's Board of Directors will be Charles T. Condy, Christopher T. Condy, George E. Pilloton and Maynard L. Moe.

     The following table sets forth, with respect to each person who is or will be a director or officer of Dencor after the Effective Time of the Merger, the person's age and the person's positions and offices with Dencor. In addition to the persons named in the table, Edmund Barbour, 73, currently serves as a director of Dencor. Mr. Barbour will not continue as a director following the Merger. Individual background information concerning each of these persons follows the table.


      Name                      Age               Position With Dencor
      ----                      ---               --------------------

Charles T. Condy                 59        Chairman of the Board; and Chief
                                           Executive Officer

Christopher T. Condy             35        Director; President and Chief
                                           Operating Officer

Theodore A. Hedman               58        Vice President of Dencor Division

Maynard L. Moe                   62        Director; and President of Dencor
                                           Division

George F. Pilloton               44        Director and Chief Financial Officer;
                                           President of PACC

Edmund Barbour                   73        Director


     Charles T. Condy is a founder, Chairman, Chief Executive Officer and the largest shareholder in PAI. He is the founder, and former Chairman and Chief Executive Officer of Cal Energy Company, the largest geothermal company in the world. Prior to forming Cal Energy Company in 1971, Mr. Condy worked for six years at Xerox as an Executive Sales Manager. Mr. Condy is a founder of the Coalition for Energy Efficiency and Renewable Technologies and is a Director of California Foundation on the Environment and the Economy.

     Christopher T. Condy is a founder, President and Chief Operating Officer of PAI. Mr. Condy is responsible for the day-to-day operations of PAI as well as supporting business development and implementation activities of operating units of PAI. Prior to co-founding PAI, Mr. Condy was Vice President/Director of Venture Capital Services at Montgomery Securities where he was responsible for developing client exit strategies including corporate finance and identifying institutional transactions for the venture capital community. Prior to working at Montgomery Securities, he was a U.S. Fund Analyst at Ivory and Sime, plc.

     Theodore A. Hedman has been Manager of Engineering for Dencor since 1979.

     Maynard L. Moe is a founder of Dencor, has served as Chairman of Directors and President since 1974. Dr. Moe has spent full time in the management of Dencor.

     George F. Pilloton has served as Chief Financial Officer of PAI since 1993, and since 1997, as President of PACC, PAI's merchant banking subsidiary which works with institutional capital sources to invest in customer programs. Mr. Pilloton has led PACC since PACC's formation in 1991. He led the development and closing of the first non-recourse project financing pool for energy efficiency projects. Mr. Pilloton has taken a lead role in business development, organizational structuring, establishing corporate processes and corporate development. Prior to joining PAI, he was Managing Director and Chief Financial Officer of D'Accord Group, an investment banking firm, specializing in large, structured capital transactions. Prior to that, he built strategic and financial consulting practices with KPMG Peat Marwick and Booz, Allen & Hamilton. Earlier, as a Vice President with Bankers Trust, Mr. Pilloton led the development of several capital markets and securities groups.

     Edmund Barbour was elected as a director of Dencor in July 1997. Since 1987, Mr. Barbour has been a consultant in economics specializing in economic analysis and other evaluation aspects of electrical utility projects. From 1981 to 1987, Mr. Barbour served as Chief Economist for Tudor Engineering in the area of electric utility economic analysis. From 1950 through 1981, Mr. Barbour served with the United States Bureau of Reclamation in various capacities, including Chief of the Resource Analysis Branch and Chief of the Economics and Evaluations Systems Branch, Western U.S. Water Plan Study. Mr. Barbour received a B.S. Degree in each of Accounting and Economics and a M.B.A. Degree from the University of Denver.

                              THE SPECIAL MEETINGS

Matters To Be Considered at the Special Meetings

     Dencor Special Meeting. At the Dencor Special Meeting, holders of shares of Dencor Common Stock will consider and vote upon proposals to approve the Charter Amendments and the Reverse Stock Split. Holders of shares of Dencor Stock entitled to vote will also consider and vote upon any other matter that may properly come before the Dencor Special Meeting or at any adjournments or postponements thereof.

     The Board of Directors of Dencor has unanimously approved the Merger Agreement, the Merger and the other transactions contemplated thereby, including the Charter Amendments and the Reverse Stock Split, and recommends a vote FOR the approval of the Charter Amendments and the Reverse Stock Split. See "THE MERGER--Recommendations of the Boards of Directors; Reasons for the Merger."

     PAI Special Meeting. At the PAI Special Meeting, holders of shares of PAI Common Stock will consider and vote upon a proposal to approve and adopt the Merger Agreement and the Merger. Holders of shares of PAI Common Stock entitled to vote also will consider and vote upon any other matter that may properly come before the PAI Special Meeting or at any adjournments or postponements thereof.

     The Board of Directors of PAI has unanimously approved the Merger Agreement, the Merger and the other transactions contemplated thereby, and recommends a vote FOR the approval and adoption of the Merger Agreement and the Merger. See "THE MERGER-- Recommendations of the Boards of Directors; Reasons for the Merger."

     Subject to certain provisions as described herein with respect to shares owned by PAI and Dencor, each issued and outstanding share of PAI Common Stock will be converted into 1.5 fully paid and nonassessable shares of Dencor Common Stock in the Merger before giving effect to the Reverse Stock Split (.03 shares of Dencor Common Stock after giving effect to the Reverse Stock Split). No fractional shares will be issued in connection with the Merger. In lieu thereof, each PAI stockholder entitled to receive 0.5 or more of a share of Dencor Common Stock shall receive the total number of whole shares of Dencor Common Stock to which he or she is entitled and a single whole share of Dencor Common Stock in place of the fractional share. Each PAI stockholder who would be entitled to receive less than 0.5 of a share of Dencor Common Stock shall receive only the total number of whole shares to which he or she is entitled, and any such fractional share shall be eliminated for all purposes without compensation for the fractional share. See "THE MERGER--Merger Consideration" and "--Fractional Shares."

Votes Required

     Dencor. The approval of the Charter Amendments and the Reverse Stock Split requires the affirmative vote of a majority of the outstanding shares of Dencor Common Stock.

     Abstentions will be counted as shares present for purposes of determining the presence of a quorum on all matters. See "--Record Dates; Stock Entitled to Vote; Quorum." Abstentions will have the effect of votes against the approval of the Charter Amendments and the Reverse Stock Split. In addition, brokers who hold shares of Dencor Common Stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof. Votes which are not cast for this reason ("broker non-votes") will also have the effect of a vote against the proposal.

     As of ______ __, 1997, directors and executive officers of Dencor and their affiliates were beneficial owners of approximately 891,950 shares (approximately 24.3%) of the outstanding shares of Dencor Common Stock. The directors of Dencor who are also shareholders of Dencor have agreed to vote their shares of Dencor Common Stock in favor of the matters submitted to shareholders of Dencor at the Dencor Special Meeting or at any adjournments or postponements thereof.

     PAI. The Merger Agreement must be approved and adopted by the affirmative vote of a majority of the outstanding shares of PAI Common Stock entitled to vote thereon.

     Abstentions will be counted as shares present for purposes of determining the presence of a quorum on all matters. See "--Record Dates; Stock Entitled to Vote; Quorum." Abstentions will have the effect of votes against the approval and adoption of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

     As of ____ __, 1997, directors and executive officers of PAI and their affiliates were beneficial owners of an aggregate of 23,502,447 shares (approximately 78.7%) of the outstanding shares of PAI Common Stock (including 1,791,216 shares subject to options exercisable within 60 days). The directors of PAI who are also stockholders of PAI have agreed to vote their shares of PAI Common Stock in favor of the matters submitted to stockholders of PAI at the PAI Special Meeting or at any adjournments or postponements thereof.

Voting of Proxies

     Shares represented by all properly executed proxies received in time for the Special Meetings and which have not been revoked will be voted at such meetings in the manner specified by the holders thereof. Proxies which do not contain an instruction to vote for or against or to abstain from voting on a particular matter described in the proxy will be voted in favor of such matter.

     It is not expected that any matter other than those referred to herein will be brought before either of the Special Meetings. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to such matters, unless authority to do so is withheld in the proxy.

Revocability of Proxies

     The grant of a proxy on the enclosed Dencor or PAI form of proxy does not preclude a stockholder from voting in person. A stockholder may revoke a proxy at any time prior to its exercise by submitting a later dated proxy with respect to the same shares, by filing with the Secretary of Dencor (in the case of a Dencor shareholder) or the Secretary of PAI (in the case of a PAI stockholder) a duly executed revocation, or by voting in person at the meeting. Attendance at the relevant Special Meeting will not in and of itself constitute a revocation of a proxy.

Record Dates; Stock Entitled To Vote; Quorum

     Dencor. Only holders of record of Dencor Common Stock at the close of business on ______ __, 1997 (the "Dencor Record Date") will be entitled to receive notice of and to vote at the Dencor Special Meeting. On the Dencor Record Date, Dencor had issued and outstanding 3,671,304 shares of Dencor Common Stock, held by ____________ record holders. The holders of Dencor Common Stock are entitled to one vote per share on each matter submitted to a vote at the Dencor Special Meeting. For purposes of the Dencor shareholder vote with respect to the approval of the Charter Amendments and the Reverse Stock Split, a majority of the outstanding shares of Dencor Common Stock entitled to vote must be present in person or by proxy at the Dencor Special Meeting in order for a quorum to be present. Shares of Dencor Common Stock represented by proxies which are marked "abstain" or which are not marked as to any particular matter or matters will be counted as shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares having voted at the Dencor Special Meeting as to any proposal as to which authority to vote is withheld by the broker.

     In the event a quorum is not present in person or by proxy at the Dencor Special Meeting, the Dencor Special Meeting is expected to be adjourned or postponed.

     PAI. Only holders of record of PAI Common Stock at the close of business on ______ __, 1997 (the "PAI Record Date"), will be entitled to receive notice of and to vote at the PAI Special Meeting. On the PAI Record Date, PAI had issued and outstanding 28,084,848 shares of PAI Common Stock, held by 61 record holders. The holders of PAI Common Stock are entitled to one vote per share on each matter submitted to a vote at the PAI Special Meeting. The holders of a majority of the outstanding shares of PAI Common Stock entitled to vote must be present in person or by proxy at the PAI Special Meeting in order for a quorum to be present. Shares of PAI Common Stock represented by proxies which are marked "abstain" or which are not marked as to any particular matter or matters will be counted as shares present for purposes of determining the presence of a quorum on all matters.

     In the  event a quorum  is not  present  in  person  or by proxy at the PAI
Special Meeting, the PAI Special Meeting is expected to be adjourned or postponed.

Dissenting PAI Stockholders Rights Of Appraisal

     The DGCL provides that a stockholder of a constituent corporation in a merger has the right to dissent and obtain payment for his or her shares in connection with the merger.

     Therefore, because PAI is a constituent corporation in the Merger, PAI will pay any dissenting PAI stockholder the "fair value" of his or her shares of PAI Common Stock if that stockholder fully complies with the procedures described in this paragraph. A PAI stockholder who wishes to dissent must do so with respect to all of his or her shares of PAI Common Stock. If the Merger is approved by the stockholders of PAI, and if the Merger is consummated, the DGCL requires PAI to pay any dissenting PAI stockholder the fair value of his or her shares of PAI Common Stock if certain requirements set forth in the DGCL are satisfied: (a) each PAI stockholder electing to demand the appraisal of his or her shares shall deliver to PAI, before the taking of the vote on the Merger, a written demand for appraisal of his or her shares; (b) the stockholder may not vote in favor of or consent to the Merger at the PAI Special Meeting; (c) within 120 days after the effective date of the Merger, the stockholder may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such dissenting stockholders; (d) upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the Surviving Corporation, which shall within 20 days after such service file in the office of the Registrar and Chancery in which the petition was filed and duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the Surviving Corporation; (e) at the hearing on such petition, the Court of Chancery shall determine the stockholders who have complied with the appraisal rights requirements and who have become entitled to appraisal rights; (f) the Court of Chancery may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Registrar and Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with such direction, the Court of Chancery may dismiss the proceedings as to such stockholder; (g) after determining the stockholders entitled to an appraisal, the Court of Chancery shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value;
(h) upon application of the Surviving Corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court of Chancery may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal; (i) the Court of Chancery shall direct the payment of the fair value of the shares, together with interest, if any, by the Surviving Corporation to the stockholders entitled thereto; (j) the cost of the proceeding may be determined by the Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable in the circumstances; and (k) upon application of a stockholder, the Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonably attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal. A PAI stockholder will not waive his or her dissenter's rights by abstaining from the vote on the Merger at the PAI Special Meeting; however, a PAI stockholder will waive his or her dissenter's rights if he or she votes in favor of or consents to the Merger. Therefore, in order for a PAI stockholder to exercise his or her dissenter's rights in connection with the Merger, he or she must comply with the requirements outlined above.

     From and after the effective date of the Merger, no stockholder who has demanded his or her appraisal rights shall be entitled to vote such PAI Common Stock for any purpose or to receive payment of dividends or other distributions on the PAI Common Stock (except dividends or distributions payable to PAI stockholders of record at a date which is prior to the effective date of the Merger). If no petition for an appraisal shall be filed within the required time period, then the right of such PAI stockholder to an appraisal shall cease.

     Dencor's management has concluded that, because Dencor is not a constituent corporation in the Merger, the shareholders of Dencor are not entitled to dissent and require Dencor to pay the fair value of their shares of Dencor Common Stock in connection with the Merger. However, it is possible that one or more shareholders of Dencor may challenge the denial of dissenters rights to the shareholders of Dencor, and such a challenge could result in litigation between Dencor and the challenging shareholders.

     See Appendix II of this Joint Proxy Statement/Prospectus for a copy of the provisions of the Delaware General Corporation Law concerning dissenters' rights of appraisal.

     Dencor has the right to terminate the Merger Agreement if any holders of PAI Common Stock exercise dissenters' rights of appraisal.

Solicitation of Proxies

     Subject to the Merger Agreement, each of Dencor and PAI will bear the cost of the solicitation of proxies from the holders of their respective shares of common stock, except that PAI will bear the cost of printing and mailing this Joint Proxy Statement/Prospectus. However, if the Merger is not consummated, PAI will reimburse Dencor for the solicitation of proxies from its shareholders. In addition to solicitation by mail, the directors, officers and employees of each corporation and its subsidiaries may solicit proxies from stockholders of such corporation by telephone or telegram or in person. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons, and Dencor and PAI will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

     HOLDERS OF DENCOR COMMON STOCK AND PAI COMMON STOCK SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                             THE REVERSE STOCK SPLIT

Recommendation of the Dencor Board of Directors.

     Reverse Stock Split. The Dencor Board Of Directors has unanimously approved and proposed for stockholder approval a 1-for-50 Reverse Stock Split. The Reverse Stock Split is necessary in order for Dencor to have a sufficient number of authorized shares with which to complete the Merger. In addition, the Dencor Board Of Directors believes that the Reverse Stock Split may be beneficial to Dencor due to the large number of shares that otherwise would be outstanding after the Merger. The Dencor Board Of Directors believes that the low trading prices of the Dencor Common Stock may impair efficiency of the market for the Dencor Common Stock and that brokerage commissions on the purchase or sale of a relatively lower priced stock generally tend to represent a higher percentage of the sales price than the commission on a relatively higher priced stock. The Dencor Board Of Directors believes that the Reverse Stock Split will improve these factors and may inure to the benefit of Dencor shareholders, Dencor and the market for the Dencor Common Stock.

     If the Reverse Stock Split were effected, Dencor would have fewer shares outstanding. A reduction in the number of shares would increase the book value per share as well as the earnings (or loss) per share. These increases could make the Dencor Common Stock more attractive to larger brokerage houses, thereby possibly expanding the group of brokers interested in making a market for the Dencor Common Stock. Nevertheless, the Dencor Board Of Directors cannot predict what effect the Reverse Stock Split would have on the market price of the Dencor Common Stock.

     If the Reverse Stock Split is approved by the Dencor shareholders, the effective time for the Reverse Stock Split will be immediately before the Effective Time of the Merger. Each 50 shares of Dencor Common Stock at that time shall be deemed to be one share of Dencor Common Stock without further action by the Dencor shareholders. It will not be necessary for a Dencor shareholder to exchange certificates representing stock issued prior to the Reverse Stock Split for certificates representing shares resulting after the Reverse Stock Split.

     If the Reverse Stock Split is effected, Dencor will not issue certificates for fractional shares. Instead, persons who are Dencor shareholders immediately before the consummation of the Merger and who otherwise would be entitled to a fractional share would be issued one whole share. All shares of Dencor Common Stock held by a record holder will be aggregated for purposes of computing the number of shares of Dencor Common Stock subject to the Reverse Stock Split.

     Dencor has not sought and does not intend to seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. Based on consultation with counsel, Dencor believes that a shareholder who does not receive cash in connection with the Reverse Stock Split would not recognize any gain or loss on the exchange and Dencor would not recognize any gain or loss as a result of the Reverse Stock Split.

THE DENCOR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF DENCOR COMMON STOCK VOTE FOR APPROVAL OF THE REVERSE STOCK SPLIT.


                                   THE MERGER

General

     The Merger Agreement, provides that, subject to the satisfaction or waiver of the conditions set forth therein (see "--Conditions to the Consummation of the Merger"), PAI will be merged with and into Sub, a wholly owned subsidiary of Dencor, which will result in PAI's being the surviving corporation (the "Surviving Corporation") and a wholly-owned subsidiary of Dencor. As soon as practicable after the satisfaction of the conditions under the Merger Agreement, the Certificate of Merger will be filed with the Secretary of State of the State of Delaware, and the time of such filing will be the Effective Time unless otherwise provided in the Certificate of Merger.

     The description of the Merger and the Merger Agreement contained in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the Merger Agreement.

Background of the Merger

     In November 1996, Mr. Ogen Perry, of Helix Capital, LLC, contacted Dencor to discuss a possible merger with PAI. On November 25, 1996, Mr. Perry, Mr. Christopher Condy, the President, Chief Operating Officer, and a director of PAI, Mr. George Pilloton, the Chief Financial Officer and a director of PAI, and Tom Adams, Principal, Technical Services of PAI met with Dencor representatives at the Dencor offices. At that meeting, PAI representatives presented an overview of PAI's business and operations. This meeting concluded with PAI representatives requesting Maynard Moe, the Chairman of the Board and President of Dencor, to visit the PAI offices and to further discuss a possible merger between Dencor and PAI.

     On December 4, 1996, Dr. Moe visited the PAI offices to further discuss the possible merger. At that meeting, Dr. Moe reviewed the financial statements of PAI, and discussed with PAI representatives certain business operations of PAI. During that meeting, Mr. Perry proposed a framework for a possible merger between PAI and Dencor.

     During the period from December 12, 1996 to January 19, 1997, representatives of each of PAI and Dencor further discussed, through telephone conversations and written communications, a proposed framework for a possible merger.

     In April of 1997, Mr. Perry contacted representatives of Dencor to further discuss the proposed merger. On April 5, 1997, PAI representatives visited the Dencor offices and presented to the Dencor Board of Directors a proposed framework for a possible merger between PAI and Dencor.

     On May 8 and 9, 1997, Dr. Moe, Carol Moe, the wife of Dr. Moe, and Theodore Hedman, the Vice President, Secretary, Manager of Engineering and a director of Dencor, met with PAI representatives at the PAI offices. At these meetings, several items of due diligence and the proposed framework of the merger were discussed.

     On May 28, 1997, the Dencor Board of Directors approved a non-binding letter of intent to merge with PAI, subject to additional work concerning the transaction being done, negotiation of a definitive contract, and the approval of the holders of the common stock of each company, if necessary.

     The ratio upon which PAI Common Stock will be exchanged for Dencor Common Stock was determined as a result of arms length negotiations between the representatives of PAI and the representatives of Dencor. The Exchange Ratio was determined after consideration of a number of factors, including the following:
(i) the existing capitalization of each of Dencor and PAI, (ii) the nature and future prospects of the businesses of each of Dencor and PAI, and (iii) the matters described below with respect to the reasons the Boards of Directors of each of Dencor and PAI have concluded that the proposed Merger is in the best interest of the holders of their respective shares of common stock. See "--Recommendation of the Boards of Directors; Reasons for the Merger."

Recommendations of the Boards of Directors; Reasons for the Merger

     Recommendation of the Dencor Board of Directors; Reasons for the Merger

     Merger. At a meeting held on August 5, 1997, the Board of Directors of Dencor determined that the Merger is fair to and advisable and in the best interests of the holders of shares of Dencor Common Stock, approved the Merger Agreement, the Merger and the other transactions contemplated thereby and resolved to recommend that the holders of shares of Dencor Common Stock vote in favor of the Charter Amendments and the Reverse Stock Split.

     In reaching these conclusions, the Dencor Board of Directors considered among other things, (i) the existing assets and business operations of each of Dencor and PAI, (ii) the management experience of each of Dencor and PAI, (iii) the earnings record, operations and financial condition of each of Dencor and PAI, (iv) the judgment of the Dencor Board of Directors as to the nature and future prospects of the businesses of Dencor and PAI, (v) the compatibility of the respective businesses of Dencor and PAI, (vi) current industry, economic and market conditions, (vii) the terms of the Merger Agreement, and (viii) the ability of the combined entity to compete in relevant markets.

     The Board of Directors of Dencor believes that the Merger will result in a stronger combined entity with the financial and management resources to compete effectively and to take advantage of opportunities that may not be available to either company on its own. Dencor management believes that this transaction allows Dencor and PAI to expand substantially in a single strategic move. In particular, the Dencor directors concluded that the transaction is fair to Dencor and its shareholders because, among other things, (i) the business operations of PAI provide a potential use of and an established market for Dencor products, (ii) PAI possesses marketing and distribution personnel and expertise that Dencor believes will assist in the marketing of Dencor products, and (iii) Proven Alternatives Capital Corporation, a wholly owned subsidiary of PAI that develops investment vehicles and provides related services for sophisticated institutional investors to provide project financing for PAI, potentially could provide financing for the manufacture of Dencor products. The manufacture of certain Dencor products currently is financed by loans from Dencor shareholders.

     The foregoing discussion of the information and factors considered and given weight by the Dencor Board of Directors is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, the Dencor Board of Directors did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Dencor Board of Directors may have given different weights to different factors. For a discussion of the interests of certain members of Dencor management and the Dencor Board of Directors in the Merger, see "THE MERGER-- Interests of Certain Persons in the Merger."

     The Board of Directors of Dencor did not obtain an opinion from any financial advisor concerning the value of PAI or the fairness of the Merger.

     The Board of Directors of Dencor realizes that there are certain risks associated with the Merger, including that some of the potential benefits set forth above may not be realized or that there may be high costs associated with realizing such benefits and also the factors set forth in this Joint Proxy Statement/Prospectus under "RISK FACTORS". However, the Board of Directors of Dencor believes that the positive factors should outweigh any negative factors, although there can be no assurance in that regard.

     Charter Amendments. The Board of Dencor has unanimously approved and proposed for shareholder approval an amendment to Dencor's Articles of Incorporation to authorize a new class of capital stock consisting of 1,000,000 shares of preferred stock, no par value (the "Dencor Preferred Stock"), with such relative rights, preferences and designations as may be determined by the Board in its sole discretion upon the issuance of any shares of the Dencor Preferred Stock. The proposal to authorize a new class of Preferred Stock is intended to provide shares of Dencor Preferred Stock for issuance from time to time as may be required for various other purposes, including the issuance of Dencor Preferred Stock in connection with financing or acquisition transactions. The Dencor Preferred Stock may be utilized after the Merger for financing sought by PAI. See "PAI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "POST-MERGER PROFILE". For a description of the terms of the PAI Preferred Stock, see "DESCRIPTION OF CAPITAL STOCK OF PAI". The shares of Dencor Preferred Stock could be issued from time to time by the Board in its sole discretion without further approval or authorization by the shareholders of Dencor, in one or more series, each of which series could have any particular distinctive designations as well as relative rights and preferences as determined by the Board of Dencor. The relative rights and preferences that may be determined by the Board in its discretion from time to time, include but are not limited to the following: the rate of dividend and whether the dividends are to be cumulative and the priority, if any, of dividend payments relative to other series in the class; whether the shares of any such series may be redeemed, and if so, the redemption price and the terms and conditions of redemption; the amount payable upon such series in the event of voluntary of involuntary liquidation and the priority, if any, of each series relative to other series in the class with respect to amounts payable upon liquidation and sinking fund provision, if any, for the redemption or purchase of the shares of that series; the terms and conditions, if any, on which the shares of a series may be converted into or exchanged for shares of any class, whether common or preferred, or into shares of any series of the same class, and if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms.

     The existence of authorized but unissued shares of Dencor Preferred Stock could have anti-takeover effects because Dencor could issue Dencor Preferred Stock with special dividend or voting rights that could discourage potential bidders.

     THE DENCOR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF DENCOR COMMON STOCK VOTE FOR APPROVAL OF THE CHARTER AMENDMENTS.

     Recommendation of the PAI Board of Directors; Reasons for the Merger

     By the  unanimous  vote of the  Board of  Directors  at a  meeting  held on
 .............,  1997,  the PAI  Board  determined  the  Merger to be fair to and advisable and in the best interests of PAI and its stockholders and approved the Merger and the Merger Agreement.

     At its meeting held on  ...............,  1997,  the PAI Board received the presentation of management with respect to Dencor, including reviews of, among other things: historical information relating to the business, financial condition and results of operations of Dencor; information regarding the management of Dencor; historical data relating to market prices and trading volumes of Dencor Common Stock; and the likely effects of the Merger on Dencor's financial condition, including the dilutive effects of the issuance of shares of Dencor Common Stock in the Merger, and the market effects of the announcement of the proposed Merger and the consummation thereof on the Dencor Common Stock.

     During the course of its deliberations, the PAI Board of Directors considered a number of other factors, including the following: (i) the historical performance and strategic objectives of Dencor, as well as the risks involved in achieving those prospects and objectives under current economic and market conditions, (ii) the structure of the Merger, which would permit the holders of PAI Common Stock to exchange all their shares solely for shares of Dencor Common Stock on a tax free basis, (iii) the expected accounting treatment of the Merger as a pooling of interests, (iv) the likelihood that holders of PAI Common Stock would have greater liquidity in their holdings in the combined entity following the Merger, (v) the existing assets and business operations of each of Dencor and PAI, (vi) the management experience of each of Dencor and PAI, (vii) the earnings record, operations and financial condition of each of Dencor and PAI, (viii) the judgment of the Board of Directors of PAI as to the nature and future prospects of the businesses of Dencor and PAI, and (ix) the compatibility of the respective businesses of Dencor and PAI.

     In particular, the PAI directors concluded that the transaction is fair to PAI and its stockholders, because, among other things, (i) Dencor possesses expertise in the development and manufacturing of products and systems that assist in controlling the cost of energy utilization and would be useful for energy cost control programs implemented for PAI's customers, and (ii) Dencor is a publicly held company and potentially could obtain additional capital in the public markets for PAI's operations, of which there is no assurance.

     The foregoing discussion of the information and factors considered and given weight by the PAI Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, the PAI Board of Directors did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the PAI Board of Directors may have given different weights to different factors. For a discussion of the interests of certain members of PAI management and the PAI Board of Directors in the Merger, see "THE MERGER--Interests of Certain Persons in the Merger."

     The Board of Directors of PAI did not obtain an opinion from any financial advisor concerning the value of Dencor or the fairness of the Merger.

     The Board of Directors of PAI realized that there are certain risks associated with the Merger, including that some of the potential benefits set forth above may not be realized or that there may be high costs associated with realizing such benefits and also the factors set forth in this Joint Proxy Statement/Prospectus under "RISK FACTORS". However, the Board of Directors of PAI believes that the positive factors should outweigh any negative factors, although there can be no assurance in that regard.

     Based  on  the  factors   described  above,  the  PAI  Board  of  Directors
unanimously declared the Merger fair to and advisable and in the best interests of the holders of PAI Common Stock.

THE BOARD OF DIRECTORS OF PAI UNANIMOUSLY RECOMMENDS TO THE HOLDERS OF PAI COMMON STOCK THAT THE MERGER AND THE MERGER AGREEMENT BE APPROVED.

Merger Consideration

     Subject to certain provisions as described herein with respect to shares of PAI Common Stock owned by PAI, Dencor or any subsidiary of PAI or Dencor, upon consummation of the Merger each issued and outstanding share of PAI Common Stock will be converted into 1.5 validly issued, fully paid and nonassessable shares of Dencor Common Stock before giving effect to the Reverse Stock Split (.03 shares of Dencor Common Stock after giving effect to the Reverse Stock Split).

     Fractional shares of Dencor Common Stock will not be issued in the Merger. See "--Fractional Shares" below.

     The Exchange Ratio was determined through negotiations between Dencor and PAI. Based on the number of shares of PAI Common Stock and the number of PAI Stock Options outstanding on the PAI Record Date, a maximum of 42,127,272 shares of Dencor Common Stock may be issued in respect of shares of PAI Common Stock in the Merger and 6,886,926 shares would be reserved for issuance upon exercise under the terms of PAI Stock Options which, pursuant to the Merger Agreement, following the merger will constitute options to purchase Dencor Common Stock upon the terms set forth in the Merger Agreement and the PAI Stock Options.

     Any shares of PAI Common Stock owned by PAI or any of its subsidiaries or by Dencor will automatically be cancelled at the Effective Time and will cease to exist and no capital stock of Dencor or other consideration will be delivered in exchange therefor.

Effective Time of the Merger

     The Merger will become effective upon the filing and acceptance of the Certificate of Merger with the Secretary of State of the State of Delaware or such later date as is specified in such Certificate. The filing of the
Certificate of Merger will occur as soon as practicable following the satisfaction or waiver of the conditions set forth in the Merger Agreement. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--Conditions to the Merger."

     The Merger Agreement provides that, subject to certain limitations, the Merger Agreement may be terminated by one or all parties at any time prior to the filing of the Certificate of Merger with the Delaware Secretary of State if, among other reasons, the Merger has not been consummated on or before December 31, 1997, notwithstanding approval of the Merger Agreement or related transactions by the stockholders of PAI or Dencor. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT-- Termination."

Conversions of Shares; Procedures for Exchange of Certificates

     The conversion of PAI Common Stock into Dencor Common Stock will occur at the Effective Time. As soon as practicable after the Effective Time, Dencor will deposit with American Securities Transfer & Trust Co., Inc., as exchange agent (the "Exchange Agent"), for the benefit of the holders of certificates which immediately prior to the Effective Time represented shares of PAI Common Stock (the "Certificates") certificates representing the shares of Dencor Common Stock (such shares of Dencor Common Stock, together with any dividends or distributions with respect thereto payable as described below, being hereinafter referred to as the "Exchange Fund") issuable in exchange for outstanding shares of PAI Common Stock.

     As soon as practicable after the Effective Time, the Exchange Agent will mail to each holder of record of a Certificate whose shares are converted into shares of Dencor Common Stock a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon actual and proper delivery of the Certificates to the Exchange Agent and will contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Dencor Common Stock and will be in such form and contain such other provisions as Dencor and PAI may reasonably specify). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate will be entitled to receive in exchange therefor a certificate representing that number of whole shares of Dencor Common Stock which such holder has the right to receive pursuant to the Merger, and the Certificate so surrendered will be cancelled. Until surrendered as described above, each Certificate will, at and after the Effective Time, be deemed to represent only the right to receive, upon surrender of such Certificate, the certificate representing the appropriate number of shares of Dencor Common Stock and certain dividends and other distributions as described below.

     PAI STOCKHOLDERS SHOULD NOT FORWARD PAI STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL.

     No dividends or other distributions that are declared on or after the Effective Time on Dencor Common Stock or are payable to the holders of record thereof on or after the Effective Time will be paid to persons entitled by reason of the Merger to receive certificates representing Dencor Common Stock until such persons surrender their Certificates, as described above. Subject to the effect of applicable law, there will be paid to the record holder of the certificates representing such Dencor Common Stock (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to whole shares of such Dencor Common Stock and having a record date on or after the Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of dividends or other distributions payable with respect to whole shares of Dencor Common Stock and having a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender. In no event will the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of Dencor Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of such exchange that the Certificate so surrendered be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Dencor Common Stock in a name other than that of the registered holder of the Certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

Fractional Shares

     No certificates or scrip representing fractional shares of Dencor Common Stock will be issued upon the surrender for exchange of Certificates pursuant to the Merger Agreement, and no Dencor dividend or other distribution or stock split or combination will relate to any fractional security, and such fractional interests will not entitle the owner thereof to vote or to any rights of a security holder of Dencor. No fractional shares will be issued in connection with the Merger. In lieu thereof, each PAI stockholder entitled to receive 0.5 or more of a share of Dencor Common Stock shall receive the total number of whole shares of Dencor Common Stock to which he or she is entitled and a single whole share of Dencor Common Stock in place of the fractional share. Each PAI stockholder who would be entitled to receive less than 0.5 of a share of Dencor Common Stock shall receive only the total number of whole shares to which he or she is entitled, and any such fractional share shall be eliminated for all purposes without compensation for the fractional share.

     Any portion of the Exchange Fund which remains undistributed to the former stockholders of PAI for one year after the Effective Time will be delivered to Dencor, upon demand of Dencor, and any former stockholders of PAI who have not theretofore complied with the provisions described above will thereafter look only to Dencor for payment of their claim for Dencor Common Stock and any dividends or distributions with respect to Dencor Common Stock. None of Dencor, PAI or the surviving corporation of the Merger will be liable to any holder of shares of PAI Common Stock for shares (or dividends or distributions with respect thereto) of Dencor Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Conduct of Business Pending Merger

     Pursuant to the Merger Agreement, Dencor and PAI have each agreed that during the period from the date of the Merger Agreement through the Effective Time (except as otherwise specifically required by the terms of the Merger Agreement), it will, and it will cause its respective subsidiaries, if any, to, in all material respects, carry on their respective businesses in the ordinary course and consistent with past practice and, to the extent consistent therewith and with the terms of the Merger Agreement, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses will be unimpaired at the Effective Time. The parties also have agreed to certain other covenants, as described herein under "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--Conduct of Business Pending the Merger."

Conditions to the Consummation of the Merger

     The obligations of Dencor and PAI to consummate the Merger are subject to various conditions, including, among other things, obtaining the requisite stockholder approvals, the effectiveness of the Registration Statement, and the absence of any order or other legal restraint or prohibition preventing the consummation of the Merger. The obligation of PAI to consummate the Merger is subject to the fulfillment or waiver of various additional conditions, including, among other things, Dencor's compliance with the Merger Agreement. See "--Governmental and Regulatory Approvals" and "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--Conditions to the Merger."

Governmental and Regulatory Approvals

     The Merger is not subject to governmental or regulatory approvals.

Certain Federal Income Tax Consequences

     The following is a general summary of the material U.S. federal income tax consequences of the Merger to the holders of PAI Common Stock and PAI Stock Options and is based upon current provisions of the Code, existing, temporary and final regulations thereunder and the current administrative rulings and court decisions all of which are subject to change (possibly on a retroactive basis). No attempt has been made to comment on all U.S. federal income tax consequences of the Merger that may be relevant to particular holders, including holders that are subject to special tax rules such as dealers in securities, mutual funds, insurance companies, tax-exempt entities and holders who do not hold their shares as capital assets.

     The tax discussion set forth below is included for general information only. It is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder of PAI Common Stock or PAI Stock Options. Holders of PAI Common Stock or PAI Stock Options are advised and expected to consult with their own legal and tax advisers regarding the U.S. federal income tax consequences of the Merger in light of their particular circumstances, and any other consequences to them of the Merger under state, local and foreign tax laws.

     Exchange of PAI Common Stock Pursuant to the Merger.

     General. Subject to the discussion set out below, the U.S. federal income tax consequences of the Merger will be as follows:

          (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code and PAI, Dencor and Sub will each be a party to that reorganization within the meaning of Section 368(b) of the Code;

          (ii) no gain or loss will be recognized by PAI, Dencor, or Sub as a result of the Merger;

          (iii) no gain or loss will be recognized by the stockholders of PAI who are United States persons within the meaning of the Code (each a "U.S. Stockholder") upon the conversion of their PAI Common Stock into shares of Dencor Common Stock pursuant to the Merger;

          (iv) the aggregate basis of the shares of Dencor Common Stock received by a U.S. Stockholder in exchange for shares of PAI Common Stock pursuant to the Merger will be the same as the aggregate federal income tax basis for such shares of PAI Common Stock at the time of the Merger; and

          (v) the holding period for shares of Dencor Common Stock received by a U.S. Stockholder in exchange for shares of PAI Common Stock pursuant to the Merger will include the holding period of such shares of PAI Common Stock, provided such shares of PAI Common Stock were held as capital assets by the holder at the Effective Time.

     The foregoing is based upon the assumption that the Merger is carried out in accordance with the Merger Agreement and the assumption that the representations and warranties contained in the Merger Agreement are true and correct and will be true and correct as of the Effective Time as though made as of the Effective Time.

     One of the requirements for a tax-free reorganization is that stockholders of PAI retain a significant continuing equity interest in Dencor after the Merger. In that regard, the foregoing is based on the assumption that, as of the Effective Time of the Merger, there will be no plan or intention on the part of the stockholders of PAI to sell, exchange or otherwise dispose of a number of shares of Dencor Common Stock received in the Merger that would reduce the PAI stockholders' ownership of Dencor Common Stock to a number of shares having a value, as of the date of the Merger, of less than 50% of the value of all the formerly outstanding shares of PAI Common Stock as of the same date. For purposes of this assumption, shares of PAI Common Stock exchanged for cash or other property will be treated as outstanding PAI Common Stock on the date of the Merger. Moreover, shares of PAI Common Stock otherwise sold, redeemed or disposed of prior to the Merger in connection with the Merger will also be considered for purposes of this assumption. PAI has represented in the Merger Agreement to the effect that, to the knowledge of the executive officers of PAI, such assumption is correct. However, if a significant portion of the Dencor Common Stock received by PAI stockholders in the Merger is sold shortly after the Merger, the Merger could be treated as a taxable transaction in which all stockholders of PAI (including stockholders who did not sell their Dencor Common Stock) would recognize gain or loss equal to the difference between the fair market value of the Dencor Common Stock received and the basis of the PAI Stock surrendered in the Merger.

     Dividends and other distributions paid with respect to the shares of Dencor Common Stock issued upon exchange of the PAI Common Stock, as described under "THE MERGER-Conversion of Shares; Procedures for Exchange of Certificates", will generally be taxable as dividend income to the extent of Dencor's current and accumulated earnings and profits.

     If the Merger is not treated as a reorganization for federal income tax purposes, no gain or loss will be recognized by Dencor or PAI. However, exchanges of PAI Common Stock for Dencor Common Stock pursuant to the Merger will be taxable transactions for federal income tax purposes. In that event, each exchanging holder of PAI Common Stock will recognize gain or loss for federal income tax purposes equal to the difference between such holder's adjusted basis in the PAI Common Stock exchanged and the fair market value of Dencor Common Stock received by such holder in the Merger. Such gain or loss will be capital gain or loss if the shares of PAI Common Stock were held as a capital asset and will be long-term gain or loss if such shares had been held for more than one year at the time of consummation of the exchanges.

     Non-U.S. Shareholders. A holder of PAI Common Stock that, for U.S. federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust (a "Non-U.S. Stockholder") generally will not be subject to U.S. federal income tax (by withholding or otherwise) on the receipt of Dencor Common Stock pursuant to the Merger. However, if the Merger were to fail to qualify as a reorganization for U.S. federal income tax purposes, a Non-U.S. Stockholder that holds shares of PAI Common Stock will generally be subject to U.S. federal income tax on the conversion of PAI Common Stock into shares of Dencor Common Stock if (i) the resulting income or gain is effectively connected with the conduct of a trade or business of the Non-U.S. Stockholder within the United States, (ii) the Non-U.S. Stockholder is a non-resident alien individual present in the United States for 183 days or more in the taxable year of the Merger and certain other conditions are met, or (iii) the Non-U.S. Stockholder is subject to tax pursuant to the provisions of U.S. federal tax law applicable to certain United States expatriates. Different rules may apply to any amounts treated as dividend income under the rules referred to above.

     Dividends on Dencor Common Stock paid to a Non-U.S. Stockholder will generally be subject to a U.S. withholding tax.

Anticipated Accounting Treatment

     Dencor and PAI expect that the Merger will qualify for pooling of interests accounting treatment. Under this method of accounting, Dencor's prior period financial statements will be restated on a combined basis with those of PAI, with all intercompany accounts being eliminated and all expenses relating to the Merger being deducted from combined income.

Assumption of PAI Stock Options Pursuant to the Merger

     Holders of PAI Stock Options that are assumed by Dencor as described below under "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--PAI Stock Options" generally will not recognize income or gain for federal income tax purposes upon such assumption, assuming the Merger is a tax-free reorganization as described above.

     A holder of an assumed PAI Stock Option will recognize ordinary compensation income, and Dencor will be allowed a deduction for federal income tax purposes, on the date such option is exercised in an amount equal to the excess of the fair market value on such date of the Dencor Common Stock acquired by exercise of such option over the exercise price of such shares of Dencor Common Stock. The tax basis of the Dencor Common Stock acquired by exercise of an assumed PAI Stock Option will be its fair market value on the date of exercise of such option and the holding period for purposes of determining whether a subsequent sale of the Dencor Common Stock would result in the recognition of short-term or long-term capital gain or loss will commence on the date of transfer of the Dencor Common Stock to the holder of the option.

     Under current law, the tax rate imposed on long-term capital gains cannot exceed 28%. The Code imposes limitations on the amount of capital loss which can be deducted in a taxable year.

     If the holder of an assumed PAI Stock Option delivers shares of Dencor Common Stock in payment of the exercise price of the Dencor Common Stock, such holder will not recognize any taxable income by reason of such delivery. The holder's basis and holding period for the number of shares of Dencor Common Stock received equal to the number of shares delivered will be the same as the shares delivered. The holder's basis for shares of Dencor Common Stock received in excess of the number of shares delivered will equal the fair market value of such shares of Dencor Common Stock used to determine the amount of taxable compensation arising from the exercise of such option. The holding period for such excess shares of Dencor Common Stock will commence on the date the shares of Dencor Common Stock are transferred to the holder.

     Amounts described above as being treated as compensation income upon the exercise of an assumed PAI Stock Option will be subject to tax at rates applicable to ordinary income and will be subject to tax under the Federal Insurance Contribution Act (i.e., FICA tax), (subject to certain limitations in the case of the old-age, survivors and disability insurance portion of the FICA tax). The number of shares of Dencor Common Stock otherwise issuable to a holder of an assumed PAI Stock Option which is exercised may be reduced by a number of shares of Dencor Common Stock having a total fair market value equal to the foregoing taxes and any other amounts required by law to be withheld.

     A holder of PAI Stock Option who is a non-resident alien individual and who has such PAI Stock Option assumed and then exercises the assumed PAI Stock Option generally will not be subject to U.S. federal income tax to the extent the option is attributable to services performed outside the United States. Such a holder will generally be subject to the rules under FIRPTA discussed above with respect to the subsequent sale, exchange or other disposition of such shares. See "--Exchange of PAI Common Stock Pursuant to the Merger."

Employee Benefits Matters

     All employee benefit plans of PAI will remain in effect following the Merger.

Interests of Certain Persons in the Merger

     The Merger Agreement provides that from and after the Effective Time, Dencor will indemnify and hold harmless all past and present officers and directors of PAI and of its subsidiaries to the full extent such persons may be indemnified by PAI pursuant to PAI's Certificate of Incorporation and By-laws for acts or omissions occurring at or prior to the Effective Time and will advance reasonable litigation expenses incurred by such officers and directors in connection with defending any action arising out of such acts or omissions. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT--Indemnification."

     Pursuant to the Merger Agreement, shares of PAI Common Stock held by executive officers and directors of PAI will be converted into the same consideration as shares of PAI Common Stock held by other stockholders. At the Effective Time, outstanding PAI Stock Options will become and represent options to acquire a number of shares of Dencor Common Stock equal to the number of shares of PAI Common Stock subject to such PAI Stock Options times the Exchange Ratio at an exercise price per share of Dencor Common Stock equal to the exercise price per share of PAI Common Stock immediately prior to the Effective Time divided by the Exchange Ratio. See "CERTAIN PROVISIONS OF THE MERGER AGREEMENT - PAI STOCK OPTIONS."

     In addition, the Merger Agreement provides that PAI will enter into employment agreements with each of Maynard L. Moe, President and a Director of Dencor, and Theodore A. Hedman, Vice President and a Director of Dencor. The Merger Agreement also states that PAI will provide Dencor with sufficient funds to pay outstanding loans, including loans made to Dencor by Dr. Moe, Mr. Hedman and their relatives. See "CERTAIN DENCOR RELATIONSHIPS AND RELATED PARTY TRANSACTIONS".

     At the Effective Time, Dencor's Board of Directors will be Charles T. Condy, Christopher T. Condy, George F. Pilloton and Maynard L. Moe.

Resale of Dencor Common Stock

     The Dencor Common Stock to be issued pursuant to the Merger will be freely transferable, except that shares issued to any PAI stockholder who may be deemed to be an "affiliate" (as defined under the Securities Act and generally including, without limitation, directors, certain executive officers and beneficial owners of 10% or more of a class of capital stock) of PAI for purposes of Rule 145 under the Securities Act will not be transferable except in compliance with the Securities Act. This Joint Proxy Statement/Prospectus does not cover resales of Dencor Common Stock received by any person who may be deemed to be an affiliate of PAI. As described above under "THE MERGER--Certain Federal Income Tax Consequences," sales of a significant portion of the shares of Dencor Common Stock issued in the Merger may adversely affect the qualification of the Merger as a tax-free "reorganization" for U.S. federal income tax purposes.

     Pursuant to the Merger Agreement, PAI has agreed to use its reasonable best efforts to cause each person who is an affiliate of PAI within the meaning of Rule 145 under the Securities Act to deliver to Dencor on or prior to the Effective Time a written agreement to the effect that such affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Dencor Common Stock issued to such person pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act, and that such affiliate will not sell or in any other way reduce such affiliate's risk relative to any shares of Dencor Common Stock received in the Merger until such time as financial results (including combined sales and net income) covering at least 30 days of post-Merger operations have been published, except as permitted by published guidance from the Commission.

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma consolidated condensed financial statements reflect adjustments to the historical consolidated balance sheets and statements of income of Dencor and PAI to give effect to the Merger, using the Pooling of Interest Method of accounting. The unaudited pro forma consolidated condensed balance sheet at March 31, 1997 assumes the Merger was consummated as of March 31, 1997 and the unaudited pro forma consolidated condensed statements of income for the years ended December 31, 1996 and 1995 assume the Merger was consummated as of January 1, 1996 and 1995, respectively. The unaudited pro forma consolidated statements of income for the three months ended March 31, 1997 and 1996 assume the Merger was consummated as of January 1, 1997 and 1996, respectively.

     The following pro forma consolidated financial statements have been prepared based on, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of Dencor and PAI that are included in this Joint Proxy Statement/Prospectus. The unaudited pro forma consolidated condensed financial statements are not necessarily indicative of the results of operations that might have occurred had the Merger actually taken place on the above dates, nor are they indicative of future operating results of the combined companies.


                                      PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEETS
                                                        Unaudited

                                                      MARCH 31, 1997
                                           (In thousands, except per share amounts)

                                                                                                                  Dencor
                                                                              Historical                         and PAI
                                                                       -----------------------   Pro Forma      Pro Forma
                                                                           PAI        Dencor    Adjustments      Combined
                                                                       -----------  ----------  -----------      --------
       Assets
         Cash and cash equivalents .................................   $     122.6  $      7.5       --         $     130.1
         Project and other accounts receivable .....................       2,445.7        55.4       --             2,501.1
         Current portion of energy savings and finance receivables .       3,249.5         --        --             3,249.5
         Work in progress and inventories, net .....................       1,685.5       132.2       --             1,817.7
         Other current assets ......................................          54.7        17.3       --                72.0
                                                                       -----------  ----------  -----------     -----------
            Total current assets ...................................       7,558.0       212.4       --             7,770.4
         Long-term portion of energy savings and finance receivables      18,300.5         --        --            18,300.5
         Property and equipment, net ...............................         104.8         1.0       --               105.8
         Deferred charges and other assets .........................          72.9         3.3       --                76.2
         Intangible assets, net ....................................         148.4         --        --               148.4
                                                                       -----------  ----------  -----------     -----------
             Total assets ..........................................   $  26,184.6  $    216.7       --         $  26,401.3
                                                                       ===========  ==========  ===========     ===========

       Liabilities
         Accounts payable and accrued expenses .....................       5,641.9        67.7       --             5,709.6
         Notes payable - shareholders ..............................          --          93.4       --                93.4
         Current portion of long-term debt .........................         507.2         --        --               507.2
         Current portion of non recourse debt ......................       3,464.9         --        --             3,464.9
         Reserve for monitoring and maintenance ....................         254.5         6.3       --               260.8
         Other current liabilities .................................          --          62.1       --                62.1
                                                                       -----------  ----------  -----------     -----------
             Total current liabilities .............................       9,868.5       229.5       --            10,098.0
         Long-term debt ............................................       4,408.7        --         --             4,408.7
          Long-term portion of non recourse debt ...................      21,099.8        --         --            21,099.8
          Reserve for monitoring and maintenance ...................       1,143.3        --         --             1,143.3
                                                                       -----------  ----------  ------------    -----------
             Total long-term liabilities ...........................      26,651.8        --         --            26,651.8

       Shareholders' equity (3)(4)
         Common Stock ..............................................         280.8     1,147.6     14,809.1 (2)    16,237.5
         Note receivable for common stock ..........................         (11.4)       --         --               (11.4)
         Additional paid in capital ................................      14,809.1        --      (14,809.1)(2)        --
         Stock option equity .......................................       1,158.1        --         --             1,158.1
         Accumulated deficit .......................................     (26,572.3)   (1,160.4)      --           (27,732.7)
                                                                       -----------  ----------   -----------     ----------
            Total shareholders' equity (deficit) ...................     (10,335.7)      (12.8)      --           (10,348.5)

            Total liabilities and shareholders' equity .............   $  26,184.5  $    216.7  $    --         $  26,401.3
                                                                       ===========  ==========  ============    ===========



                                                      57



                                      PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

                                           FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                                                               Unaudited

                                                 (In thousands, except per share amounts)

                                                                                                              Dencor and PAI
                                            PAI                  Dencor          Pro Forma Adjustments      Pro Forma Combined
                                  -----------------------  --------------------  ---------------------   ------------------------
                                     1996        1995        1996        1995      1996        1995         1996          1995
                                  ----------  -----------  ---------  ---------  ---------   ---------   ----------  ------------
Net Sales .....................   $  9,763.3  $  21,397.4  $   388.7  $   567.9  $    --     $    --     $ 10,152.0  $   21,965.3
Cost of Sales .................      3,659.0     17,176.7      208.6      306.3       --          --        3,867.6      17,483.0
                                  ----------  -----------  ---------  ---------  ---------   ---------   ----------  ------------
Gross profit ..................      6,104.3      4,220.7      180.1      261.6       --          --        6,284.4       4,482.3
Selling, general and
  administrative expense ......      5,625.0      5,534.1      243.4      244.1       --          --        5,868.4       5,778.2
Non-operating charges  (income)
  Interest Expense ............      4,007.9      2,421.2       19.4       17.7       --          --        4,027.3       2,438.9
  Depreciation and Amortization        410.5        440.6     --         --           --          --          410.5         440.6
  Other, net ..................        (34.9)       (57.8)      (8.3)     (11.5)      --          --          (43.2)        (69.3)
                                  ----------  -----------  ---------  ---------  ---------   ---------   ----------  ------------
Income (loss) from continuing
  operations before
  income taxes ................     (3,904.2)    (4,117.4)     (74.4)      11.3       --          --       (3,978.6)     (4,106.1)
Income taxes ..................         11.0         10.2     --         --           --          --           11.0          10.2
                                  ----------  -----------  ---------  ---------  ---------   ---------   ----------  ------------

Income (loss) before
  extraordinary items .........     (3,915.2)    (4,127.6)     (74.4)      11.3       --          --       (3,989.6)     (4,116.3)
Extraordinary items ...........        634.6       --         --         --           --          --          634.6        --
                                  ----------  -----------  ---------  ---------  ---------   ---------   ----------  ------------
Net income (loss) .............     (4,549.8)    (4,127.6)     (74.4)      11.3       --          --       (4,624.2)     (4,116.3)

Weighted average
  shares outstanding (1)(3) ...     27,024.4     26,987.5    3,671.3    3,671.3     13,512.2    13,493.8   44,207.9      44,152.6
Income (loss) from
  continuing operations
  per common share (1)(3) .....   $     (0.14)  $   (0.15)  $  (0.02)   $  0.00 $    --     $    --     $     (0.09)$       (0.09)






                                                              58




                                    PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

                                       For the Three Months Ended March 31, 1997 and 1996
                                                          Unaudited

                                            (In thousands, except per share amounts)

                                                                                                              Dencor and PAI
                                            PAI                  Dencor          Pro Forma Adjustments      Pro Forma Combined
                                  -----------------------  --------------------  ---------------------   ------------------------
                                     1997        1996         1997       1996      1997        1996         1997         1996
                                  ----------  -----------  ---------  ---------  ---------   ---------   ----------  ------------

Net Sales ....................    $  1,705.4  $  1,233.7   $  113.1  $   103.7  $    --     $    --     $    1,818.5  $    1,337.4
Cost of Sales ................         647.3       158.1       54.6       58.8       --          --            701.9         216.9
                                  ----------  ----------   --------  ---------  ---------   ---------   ------------  ------------
Gross profit .................       1,058.1     1,075.6       58.5       44.9       --          --          1,116.6       1,120.5
Selling, general and
  administrative expense .....       1,083.2     1,148.4       57.1       54.1       --          --         1, 140.3       1,202.5
Non-operating charges (income)
  Interest Expense ...........       1,001.9       774.5        4.7        4.4       --          --          1,006.6         778.9
  Depreciation and
   Amortization ..............          41.7        80.9     --         --           --          --             41.7          80.9
  Other, net .................          (3.7)       (5.2)      (1.8)      (1.9)      --          --             (5.5)         (7.1)
                                  ----------  ----------   --------  ---------  ---------  ----------   ------------  ------------
Income (loss) from
  continuing operations
  before income taxes ........      (1,065.0)     (923.0)     (1.5)     (11.7)      --          --         (1,066.5)       (934.7)
Income taxes .................        --          --         --         --          --          --           --            --
                                  ----------  ----------  --------  ---------   ---------  ----------   ------------  ------------
Income (loss) before
  extraordinary items ........      (1,065.0)     (923.0)     (1.5)     (11.7)      --          --         (1,066.5)       (934.7)
Extraordinary items ..........        --          --         --         --          --          --           --            --
                                  ----------  ----------  --------  ---------   ---------  ----------   -----------   -----------
Net income (loss) ............      (1,065.0)     (923.0)     (1.5)     (11.7)      --          --         (1,066.5)       (934.7)

Weighted average
  shares outstanding (1)(3) ..      28,084.8    26,977.3   3,671.3    3,671.3     14,042.4    13,488.7     45,798.5      44,137.3
Income (loss) from
  continuing operations
  per common share (1)(3) ....    $    (0.04)  $   (0.03) $  (0.00)   $ (0.00)  $   --      $   --       $    (0.02)  $     (0.02)



                          NOTES TO UNAUDITED PRO FORMA
                   CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1. The pro forma combined per share data for income from continuing operations has been calculated using pro forma combined average shares outstanding. PAI and Dencor pro forma combined average shares outstanding have been calculated using the number of Dencor average shares outstanding during the periods presented, increased by the anticipated number of shares of Dencor common stock to be issued to PAI shareholders using an Exchange Ratio of 1.5 for each share of PAI Common Stock deemed outstanding during each of the periods presented as if these shares were outstanding for the entire period presented. The weighted average shares deemed outstanding calculation for PAI does not include shares issuable upon exercise of fully paid, fully vested stock options as such shares would be anti-dilutive. Such options would increase weighted average shares outstanding by approximately 1,592,000 shares for the three months ended March 31, 1997 and 1996 and the years ended December 31, 1996 and 1995, 1,629,000 shares for the year ended December 31, 1994, and 1,346,000 shares for the nine months ended December 31, 1993.

2. Pro forma pooling of interests adjustment to reflect the merged capital structure of Dencor.

3. Pro forma financial statements do not reflect the proposed 50 to 1 reverse stock split subject to shareholder approval.

4. Pro forma financial statements do not reflect the effects of the potential preferred stock issuance.

5. Pro forma  financial  statements  do not  include  merger  related  expenses, estimated to be $.........based on information  available as of the date of this
Joint Proxy Statement/Prospectus.

                          DENCOR EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth in summary form the compensation received during each of Dencor's last three completed fiscal years by the Chief Executive Officer and President of Dencor. No executive officer of Dencor, including the Chief Executive Officer and President, received total salary and bonus exceeding $100,000 during any of the last three fiscal years.

                                                                                        Long Term Compensation
                                                                                        ----------------------

                                       Annual Compensation                            Awards              Payouts
                                       -------------------                            ------              -------
                                                                Other
                                                                Annual                                                  All Other
Name and                                                        Compen-       Restricted                    LTIP         Compen-
Principal             Fiscal        Salary        Bonus         sation        Stock         Options       Payouts        sation
Position              Year          ($)(1)        ($)(2)        ($)(3)        Awards (4)     (#)(5)        ($)(6)        ($)(7)
--------              ----          ------        ------        ------       ---------      ------        ------        ---------

Maynard L. Moe        1996          54,672        -0-           -0-           -0-            -0-           -0-             -0-
Chief Executive
Officer, President,   1995          67,000        -0-           -0-           -0-            -0-           -0-             -0-
and a director (8)
                      1994          60,300        -0-           -0-           -0-            -0-           -0-             -0-


(1)  The dollar value of base salary (cash and non-cash) received.

(2)  The dollar value of bonus (cash and non-cash) received.

(3) During the periods covered by the Summary Compensation Table, Dencor did not pay any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property.

(4) During the periods covered by the Summary Compensation Table, Dencor did not make any award of restricted stock.

(5)  Dencor has had no stock option plans.

(6) Dencor has a Restricted Stock Bonus Plan, the purpose of which is to attract and retain qualified personnel for responsible positions. Dencor has remaining 196,000 shares of Dencor's authorized but unissued common stock as of December 31, 1996, to be awarded as stock bonuses to employees, not including Dr. Moe. Stock bonuses may be awarded, as an incentive to contribute to the success of Dencor, at the discretion of a stock bonus committee, consisting of not less than two directors, from a list of recommendations submitted periodically by the President. The plan may be amended, modified, suspended or withdrawn at any time by the Board of Directors. There were no shares awarded during the periods covered by the Summary Compensation Table.

(7)  No other compensation.

(8)  Compensation Pursuant to Plans.

     Dr. Moe, for the year 1997, will receive an annual salary of $69,700 payable in substantially equal monthly installments. Dr. Moe will also receive additional compensation equal to two percent of Dencor's first $100,000 pre-tax net profits, plus four percent of pre-tax profits from $100,000 to $200,000 plus six percent of the pre-tax profits in excess of $200,000. If the Merger is completed, this arrangement will be terminated and Dr. Moe will be compensated pursuant to a new employment agreement. See, "THE MERGER-Interests of Certain Persons in the Merger".

Compensation of Dencor Directors

     Dencor pays its non-employee director $100 per Directors' Meeting attended. It is anticipated that no more than twelve meetings will occur each year.

Employment Contracts and Termination of Employment and Change-In Control Arrangements

     Dencor does not have any written employment contracts with respect to any of its executive officers. Dencor has no compensatory plan or arrangement that results or will result from the resignation, retirement, or any other termination of an executive officer's employment with Dencor or from a change-in-control of Dencor or a change in an executive officer's responsibilities following a change-in-control. In connection with the Merger, employment agreements will be entered into with each of Dr. Moe and Mr. Hedman. See "THE MERGER-Interests of Certain Persons in the Merger".

                           PAI EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth in summary form the compensation received during each of PAI's last three completed fiscal years by the Chief Executive Officer, President and Chief Financial Officer of PAI.


                                                                   COMPENSATION
                                                                   ------------
                                          Year
Name and Principal                        Ending
Position                                  12/31             Paid              Bonus           Stock Options
------------------                        -----             ----              -----           -------------

Charles T. Condy, CEO                     1994              $150,000          None            190,000 shares(1)
                                          1995              $165,000          None            400,000 shares(1)
                                          1996              $172,500          None            None(4)

Christopher T. Condy, President           1994              $150,000          None            130,000 shares(2)
and COO                                   1995              $165,000          None            200,000 shares(3)
                                          1996              $172,500          None            None(4)

George F. Pilloton, CFO                   1994              $150,000          None            130,000 shares(2)
                                          1995              $165,000          None            200,000 shares(3)
                                          1996              $172,500          None            None(4)

----------------------

(1) The options granted in 1994 and 1995 are exercisable at $0.935 per share until 2004 and 2005, respectively.

(2)  The options granted in 1994 are exercisable at $0.72 per share until 2004.

(3)  The options granted in 1995 are exercisable at $0.72 per share until 2005.

(4)  No stock options were granted in 1996.

PAI Stock Option Plan

     PAI has an Employee Stock Option Plan under the terms of which the Board of Directors may in its discretion grant stock options from time to time to employees upon such terms as it deems appropriate provided that the option price may not be less than 85% of the fair market value of PAI Common Stock on the date of grant and for those owning 5% or more of PAI Common Stock the price must be 110% of the fair market value of PAI Common Stock on the date of grant.

PAI Director Compensation

     PAI has not authorized the payment of any compensation to members of the Board of Directors for their services as directors.

                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

Dencor Energy Cost Controls, Inc.

     The following table sets forth certain information regarding the beneficial ownership of Dencor Common Stock as of ________, 1997 by (i) each director of Dencor, each executive officer of Dencor named under "Executive Compensation" in Dencor's Proxy Statement dated May 1, 1997 relating to Dencor's Annual Meeting of Shareholders held on June 12, 1997, all directors and executive officers of Dencor as a group and each person known by Dencor to be the beneficial owner of more than 5% of the Dencor Common Stock and (ii) the beneficial ownership of Dencor Common Stock as of ________, 1997, after giving effect to the conversion of the 28,084,848 shares of PAI Common Stock issued and outstanding on that date into 42,127,272 shares of Dencor Common Stock in the Merger but before giving effect to the Reverse Stock Split and conversion of an aggregate of 4,591,284 PAI Stock Options outstanding on that date into stock options of Dencor pursuant to the Merger Agreement (the "Transactions"), by each of the persons referred to in clause (i) above.


                                                               Beneficial Ownership
                                                              of Dencor Common Stock
                                              ------------------------------------------------------------

                                                                                   Percent After Giving
Name and Address of Beneficial Owner           Shares              Percent      Effect to the Transactions
------------------------------------           ------              -------      --------------------------

Maynard L. Moe                                703,650(2)            19.2                 1.5
2309 South Jackson
Denver, Colorado 80210

Theodore A. Hedman                            148,300(3)             4.0                  *
5445 South Camargo Road
Littleton, Colorado 80123
1861 North Rock Road
Wichita, Kansas  67206

Edmund Barbour                                40,000                 1.1                  *
2765 South Golden Way
Denver, Colorado 80227

Executive Officers And                        891,950               24.3                 1.9
Directors As A Group (3 Persons)


---------------

*    Less than 1% of the outstanding shares of Dencor Common Stock.

(1) On February 28, 1997, there were 3,671,304 shares of Dencor Common Stock issued and outstanding.

(2) Includes 159,650 shares of Dencor Common Stock owned of record by Carol M. Moe, wife of Maynard L. Moe.

(3) Includes 35,800 shares of Dencor Common Stock owned of record by Charlotte Hedman, wife of Theodore A. Hedman.

Proven Alternatives, Inc.

     The following table sets forth certain information regarding the beneficial ownership of PAI Common Stock as of ________, 1997 by (i) each director of PAI, each executive officer of PAI, all directors and executive officers of PAI as a group and each person known by PAI to be the beneficial owner of more than 5% of the PAI Common Stock and (ii) the beneficial ownership of Dencor Common Stock as of ________, 1997, after giving effect to the Transactions, by each of the persons referred to in clause (i) above.


                                                                                               Beneficial Ownership
                                                        Beneficial Ownership               of Dencor Common Stock After
                                                        of PAI Common Stock               Giving Effect to the Transactions
                                              ------------------------------------     -------------------------------------


Name and Address of Beneficial Owner            Shares (1)               Percent           Shares (1)            Percent
------------------------------------            ----------               -------           ----------            -------

Charles T. Condy                              21,307,843(2)               73.0              31,961,765             67.3
1740 Army Street
San Francisco, California 94124

Christopher T. Condy                           1,820,409                   6.4              2,730,614               5.9
1740 Army Street
San Francisco, California 94124

George F. Pilloton                               374,195                   1.3                561,293               1.2
1740 Army Street
San Francisco, California  94124

                                               2,033,784                   7.2              3,050,676               6.7
Steven Mayer
600 California Street, Suite 1300
San Francisco, California 94108


Executive Officers And Directors
   As A Group (3 Persons)                     23,502,447                  78.7             35,253,672              72.7


---------------

*    Less than 1% of the outstanding shares of Dencor Common Stock.

(1) For purposes of determining the numbers of shares beneficially owned by the named individuals and by all executive officers and directors as a group, with respect to any director or executive officer who held options to purchase  shares  of  PAI  Common  Stock  exercisable  within  60  days  of
     ................, 1997, it was assumed that such options had been exercised and the shares issued were outstanding. The following number of shares representing such unexercised options were added to the holdings of each of the following directors and officers: Charles Condy 1,142,384 shares; Christopher Condy 367,037 shares; Mr. Pilloton 281,795 shares; and all executive officers and directors as a group 1,791,216 shares. The respective directors and executive officers have sole voting power and sole investment power over all shares reflected in the table and in this note, except as described in the notes to this table.

(2)  Includes 1,081,739 shares owned by Mary L. Condy, Charles Condy's wife.

          CERTAIN DENCOR RELATIONSHIPS AND DENCOR RELATED TRANSACTIONS

     Dencor has been involved in the following transaction with its current Directors, Officers and relatives of such persons. Dencor did not obtain an independent determination of the fairness and reasonableness of the terms and conditions of any of these transactions. Nevertheless, Dencor believes that the terms of each of these transactions are fair and reasonable based on the terms prevalent in the industry for transactions of similar nature.

Loans To The Company.
---------------------

     Since December 1991, Maynard Moe has advanced to Dencor a total of $53,250 for operating expenses. These loans accrue interest at 18.25% per annum and must be repaid, with interest, on demand. As of June 30, 1997, the $53,250 principal amount of these loans were outstanding and the loans had accrued an unpaid interest of $24,005.

     Since December 1991, Carol Moe, the wife of Dr. Moe, has advanced to Dencor a total of $15,000 for operating expenses. These loans accrue interest at 18.25% per annum and must be repaid, with interest, on demand. As of June 30, 1997, the $15,000 principal amount of these loans were outstanding and the loans had accrued an unpaid interest of $9,608.

     In August 1991, Helen Moe, the mother of Dr. Moe, advanced to Dencor $12,000 for operating expenses. The loan accrues interest at 18.0% per annum and must be repaid, with interest, on demand. As of June 30, 1997, the $12,000 principal amount of the loan was outstanding and the loan had accrued an unpaid interest of $9,720. As of June 30, 1997, Dencor also owed Helen Moe acquired and unpaid interest of $21,869 related to a total of $20,000 advanced by Ms. Moe to Dencor for operating expenses. Those loans accrued interest of 12% and the principal of those loans was previously repaid by Dencor.

     In January 1993, Charlotte Hedman, the wife of Theodore Hedman, advanced to Dencor $5,000 for operating expenses. The loan accrues interest at 18.25% per annum and must be repaid, with interest, on demand. As of June 30, 1997, the $5,000 principal amount of the loan was outstanding and the loan had accrued an unpaid interest of $3,985.

             CERTAIN PAI RELATIONSHIPS AND PAI RELATED TRANSACTIONS

     Bank Lines. PAI had a $3,000,000 working capital line with U.S. Bank of Washington that expired March 28, 1997. The interest rate was the U.S. Bank prime rate plus one half of one percent. Draws were in the form of cash or letters of credit. As of February 28, 1997 the utilization of the line was $2,434,878 in cash and letters of credit totaling $348,351. On March 14, 1997 PAI executed a letter accepting a proposal by the Silicon Valley Bank, N.A. of Santa Clara, California, for a new line in the amount of $4,000,000, which replaced the U.S. Bank line effective March 31, 1997. The Silicon Valley Bank line allows cash draws as well as the issuance of letters of credit. The U.S. Bank line was, and the Silicon Valley Bank line is, secured by the pledge by Charles T. Condy of 160,000 shares of the common stock of Cal Energy Company and his personal guarantee. Mr. Condy receives an annual guarantee fee equal to nine percent of the average market price of the stock pledged by Mr. Condy to secure the credit line.

                   CERTAIN TRANSACTIONS BETWEEN DENCOR AND PAI

     On June 12, 1997, PAI advanced to Dencor a total of $13,000 for working capital to purchase raw materials to be used for the completion of a large order. That loan accrues interest at 10% per annum and must be repaid, with interest, on or before July 31, 1997. As of June 30, 1997, the $13,000 principal amount of the loan was outstanding and the loan had accrued and unpaid interest of $55.

     Pursuant to the terms of the Merger Agreement, PAI has agreed to reimburse Dencor for Dencor's costs in connection with the Merger in the event the Merger is not consummated. These include Dencor's reasonable costs of Dencor's employees' time as well as reasonable out-pocket expenses associated with the Merger. PAI has advanced to Dencor $10,000 to be applied to defray the costs incurred by Dencor. Dencor shall provide PAI with written accountings of the costs and expenses incurred by Dencor pursuant to a budget prepared in consultation with PAI. If it appears to Dencor that it will incur expenses in excess of such budget, it shall immediately advise PAI and the parties will work to agree to an increase in the budget.

                     DESCRIPTION OF CAPITAL STOCK OF DENCOR

     The following statements are brief summaries of certain provisions relating to Dencor's capital stock and are qualified in their entirety by reference to the provisions of Dencor's Articles of Incorporation, as amended (the "Dencor Charter"), and By-Laws (the "Dencor By-laws"), which are incorporated by reference as an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part.

     Dencor's authorized capital consists of 5,000,000 shares of Dencor Common Stock, no par value. At the Dencor Special Meeting, holders of shares of Dencor Common Stock will consider and vote upon, among other things, the Charter Amendments, pursuant to which Dencor shall be authorized to issue an aggregate of 1,000,000 shares of preferred stock (the "Dencor Preferred Stock").

     Dividends may be declared and paid on the Dencor Common Stock out of legally available surplus. Such dividends may be paid in cash, property or shares of Dencor Common Stock. The Board of Directors may set aside reserves out of funds available for dividends for any purpose the Board of Directors determines to be in Dencor's best interest.

     Each share of Dencor Common Stock is entitled to share equally in dividends from sources legally available therefor when, as, and if declared by the Dencor Board of Directors and, upon liquidation or dissolution of the Dencor, whether voluntary or involuntary, to share equally in the assets of Dencor available for distribution to the holders of the Dencor Common Stock.

     Each holder of Dencor Common Stock is entitled to one vote per share for all purposes. The holders of Common Stock have no preemptive rights and there is no cumulative voting, redemption right or right of conversion with respect to the Dencor Common Stock.

     All outstanding shares of Dencor Common Stock and all shares to be issued by Dencor pursuant to the Merger Agreement will be validly issued, fully paid and nonassessable. The Board of Directors is authorized to issue additional shares of Dencor Common Stock within the limits authorized by Dencor's Certificate of Incorporation, without stockholder action.

     Pursuant to the Charter Amendments, the Board of Directors of Dencor has the right to fix the rights, privileges and preferences, including preference upon liquidation, of any class of Preferred Stock to be issued in the future out of authorized but unissued shares of Preferred Stock. The Board of Directors may issue these shares after adopting and filing a certificate of designations with the Secretary of State of the State of Colorado.

                       DESCRIPTION OF CAPITAL STOCK OF PAI

     The following statements are brief summaries of certain provisions relating to PAI capital stock and are qualified in their entirety by reference to the provisions of PAI's Certificate of Incorporation, as amended (the "PAI Charter"), and By-Laws (the "PAI By-laws"), which are incorporated by reference as an exhibit to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part.

     PAI's authorized capital consists of 60,000,000 shares PAI Common Stock, par value $0.01 per share and 15,000,000 shares of Preferred Stock, par value $0.01 per share. As of _________, 1997, there were 28,084,848 shares of PAI Common Stock issued and outstanding. As of the date of this Joint Proxy Statement/Prospectus, no shares of Preferred Stock are issued and outstanding.

     Holders of shares of PAI Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of the shares are entitled to cumulate their votes in the election of directors. Holders of shares of PAI Common Stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution or winding up of PAI, the holders of shares of the PAI Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of PAI Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

     Holders of shares of PAI Preferred Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of the shares are entitled to cumulate their votes in the election of directors. Holders of shares of PAI Preferred Stock are entitled to share ratably in dividends up to a total cash dividend, payable semi-annually of 8% of the Liquidation Value, as may be declared by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution or winding up of PAI, the holders of shares of the PAI Preferred Stock are entitled to share pro rata up to the Liquidation Value of all assets remaining after payment in full of all liabilities. Upon completion of a public offering raising more than $10 million, holders of PAI Preferred Stock have the right to receive a dividend of Common Stock, which is subject to certain lock-up agreements to be determined, for a period of up to one year. There are no other conversion rights or redemption or sinking fund provisions with respect to such shares.

                       COMPARISON OF RIGHTS OF HOLDERS OF
                    PAI COMMON STOCK AND DENCOR COMMON STOCK

General

     The rights of the holders of PAI Common Stock are currently governed by PAI's Certificate of Incorporation (the "PAI Charter") and By-laws (the "PAI By-laws") and the laws of Delaware, including the DGCL. If the Merger is consummated, holders of PAI Common Stock will become shareholders of Dencor, and the rights of such former PAI stockholders will thereafter be governed by the Dencor Articles of Incorporation (the "Dencor Charter") and the By-laws of Dencor (the "Dencor By-laws") and the laws of Colorado, including the CBCA. The following summary, which does not purport to be a complete statement of the differences between the rights of the shareholders of Dencor and the stockholders of PAI, sets forth certain differences between the Dencor Charter and the PAI Charter and the Dencor By-laws and the PAI By-laws. This summary is qualified in its entirety by reference to the full text of each of such documents and the applicable Delaware and Colorado statutes.

Voting Rights

     Section 212 of the DGCL provides that unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder. Section 7-107-202 of the CBCA provides that unless otherwise provided in the Articles of Incorporation, each outstanding share is entitled to one vote or each matter voted on at a shareholders' meeting.

     The PAI Charter and By-laws provide that each holder of PAI Common Stock is entitled to one vote for each share held by such holder on all matters upon which holders of PAI Common Stock are entitled to vote. Corporate action taken by vote of PAI stockholders must be authorized by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting. Holders of PAI Common Stock are entitled to cumulate their votes in the election of directors. The Dencor Charter and By-laws provide that each shareholder of record of Dencor Common Stock is entitled to one vote for every share of such stock held by such stockholder. Whenever any corporate action is to be taken by vote of the shareholders of Dencor, it must be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon. The holders of Dencor Common Stock are not entitled to cumulate their votes in the election of directors.

Classified Board of Directors

     Section 141(d) of the DGCL provides that a corporation may have a classified board of directors providing for up to three classes of directors each having a term of up to three years, and newly elected directors selected by the board of directors may serve to the expiration of the term of the class to which they are named. Section 7-108- 106 of the CBCA provides that a corporation's articles of incorporation may provide for staggering the terms of directors by dividing the total number of directors into up to three groups with each group having a term of up to three years, and newly elected directors may serve to the expiration of the term of the group to which they are named.

     Neither the PAI Charter nor the PAI By-laws provide for separate classes of board of directors. Neither the Dencor Charter nor the Dencor By-laws provide for staggering the terms of the directors.

Number of Directors

     The number of directors of a Delaware or a Colorado corporation shall be fixed by, or in the manner provided in, the by-laws unless such number is changed by action of the majority of the directors. Under each of Section 141(b) of the DGCL, and Section 7-108-102 of the CBCA, a director need not be a holder of the corporation's stock to be qualified unless so required by the charter or by-laws.

     The PAI By-laws provide that the number of directors shall not consist of less than three nor more than twenty. The Dencor Charter provides that the number of directors shall not consist of less than three nor more than five. Dencor Directors are elected at each annual meeting of shareholders or at a special meeting of the shareholders.


Filling Vacancies on the Board of Directors

     Each of Section 223 of the DGCL and Section 7-108-110 of the CBCA provide that, unless otherwise provided in the corporation's charter or by-laws, vacancies, including those due to removal without cause, and newly created directorships may be filled by majority vote of the directors then in office, even if the number of directors then in office is less than a quorum.

     The PAI Bylaws provide that newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board may be filled by vote of a majority of the directors then in office, even if less than a quorum exists. A PAI director elected to fill a vacancy, including a vacancy created by a newly created directorship, shall serve until the next succeeding annual meeting of stockholders and until his successor is elected and qualified. The Dencor By-laws provide that any vacancies (including newly created directorships) may be filled by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director. Any Dencor director elected to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office. Any Dencor directorship to be filled by reason of an increase in the number of directors, shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

Removal of Directors

     Each of Section 141(k) of the DGCL and Section 7-108-108 of the CBCA provide that any director may be removed, with or without cause, by a majority of the shares then entitled to vote at an election of directors. However,
Section 141(k)(1) of the DGCL provides that, in the case of a corporation with a classified board of directors, such as PAI, a director may be removed only for cause unless the certificate of incorporation provides otherwise.

     The PAI Charter and By-laws provide that any of the PAI directors may be removed for cause by vote of a majority of the entire Board of Directors. Any or all of the PAI directors may be removed for cause or without cause by vote of the holders of a majority of the outstanding shares of each class of voting stock of PAI voting as a class. Neither the Dencor Charter nor the Dencor By-laws contain a provision regarding the removal of directors.

Quorum of Stockholders/Shareholders

     Each of the PAI By-laws and the Dencor By-laws provide that the holders of a majority of the shares of the outstanding stock entitled to vote, in person or by proxy, constitute a quorum at any meeting of the holders of the corporation's stock for the transaction of business.

Call of Special Shareholder/Stockholder Meetings

     Under each of Section 211(d) of the DGCL and Section 7-107-102 of the CBCA, special meetings of stockholders may be called by the board of directors or by such other person or persons authorized to do so by the corporation's charter or by-laws.

     The PAI By-laws provide that special meetings of stockholders may be called at any time for any purpose by the Board of Directors or by the president, and shall be called by the president or the secretary upon the written request of the majority or the directors or upon the written request of the holders of at least 10% of all outstanding shares entitled to vote on the action proposed to be taken. The Dencor By-laws provide that special meetings of the shareholders may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than 25% of all outstanding shares of Dencor entitled to vote at the meeting.

Stockholders'/Shareholders' Action without a Meeting

     Section 228 of the DGCL provides that, unless the certificate of incorporation provides otherwise, stockholders may take any action without a meeting by written consent signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any action by less than unanimous consent must be given to stockholders who did not consent to such action. Section 7-107-104 of the CBCA provides that, unless the Articles of Incorporation require that such action be taken at a shareholders' meeting, any action required to be taken at a shareholders' meeting may be taken without a meeting if all of the shareholders entitled to vote thereon consent to such action in writing.

     The PAI By-laws contain a provision similar to the provision of the DGCL above. The Dencor By-laws contain a provision similar to the provision of the CBCA above.

Amendments to Charter

     Under each of Section 242 of the DGCL and Section 7-110-101 of the CBCA, a corporation can amend its charter in any respect; provided that the amendment contains only provisions which would have been lawful in the original charter document. Each of the DGCL and CBCA provide that an amendment may be authorized by the adoption of a resolution setting forth the amendment by the board of directors followed by a majority vote of shares entitled to vote thereon. Each of the DGCL and CBCA also provide for approval by vote of the holders of a majority of outstanding shares of a particular class of stock in certain circumstances, including an amendment which would increase the aggregate number of authorized shares of such class.

Approval of Certain Transactions

     Generally, pursuant to each of Section 251 of the DGCL and Section 7-111-103 of the CBCA, an affirmative vote of a majority of the outstanding stock entitled to vote thereon for the approval of any merger or consolidation is required. Each of Section 251(f) of the DGCL and Section 7-111-103(7) of the CBCA provide that unless required by the corporation's charter, no vote of the holders of common stock of a constituent corporation surviving the merger is required for certain mergers in which (i) there is no amendment to the corporation's charter, (ii) each share of stock of such corporation is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger and (iii) either no stock or shares, securities or obligations convertible into such stock, will be issued or delivered in connection with the merger or the unissued shares or treasury shares of stock to be issued or delivered in connection with the merger plus those initially issuable upon any conversion of any other shares, securities or obligations to be issued or delivered under such plan are less than 20% of the shares of common stock of such corporation outstanding immediately prior to the effective date of the merger.

Preemptive Rights

     Neither Delaware law nor Colorado law provide preemptive rights to the holders of capital stock. Neither the PAI Charter nor PAI By-laws contain a provision regarding preemptive rights. Neither the Dencor Charter nor Dencor By-laws contain a provision regarding preemptive rights.

Derivative Actions

     Derivative actions may be brought in Delaware by a stockholder, and in Colorado by a shareholder, on behalf of, and for the benefit of, the corporation. Section 327 of the DGCL provides that a stockholder must aver in the complaint that he was a stockholder of the corporation at the time of the transaction of which he complains. Section 7-107-402 of the CBCA provides that no action shall be commenced by a shareholder in the right of a corporation unless the plaintiff was a shareholder of the corporation at the time of the transaction of which the plaintiff complains or the plaintiff is a person upon whom shares or voting trust certificates thereafter devolved by operation of law from a person who was a shareholder at such time.

Dividends

     Subject to any restrictions in a corporation's certificate of incorporation, Section 170 of the DGCL generally provides that the directors of a corporation may declare and pay dividends out of surplus (defined as the excess if any, of the net assets over stated capital) or, when no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Dividends may not be paid out of net profits if the stated capital of the corporation is less than the aggregate amount of stated capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Section 7-106-401 of the CBCA provides that the Board of Directors of a corporation may authorize, and the corporation may make, distributions to its shareholders subject to any restriction in the articles of incorporation; provided, however, that no distribution may be made if, after giving it effect: (a) the corporation would not be able to pay its debts as they become due in the usual course of business; or (b) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Issuance of Rights or Options to Purchase Shares to Directors, Officers and Employees

     Under each of Section 157 of the DGCL and Section 7-106-205 of the CBCA, a corporation is permitted, either in its charter or by resolution of the board of directors, to create rights or options entitling the holders thereof to purchase from the corporation any shares of its capital stock of any class or classes. In the absence of actual fraud in the transaction, the judgment of the directors as to the consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive.

Limitations on Directors' Liability

     Each of Section 102(b)(7) of the DGCL and Section 7-108-402 of the CBCA permit a corporation to include a provision in its charter eliminating or limiting the personal liability of a director to the corporation or its stockholders for damages for breach of the director's fiduciary duty subject to certain limitations.

     The PAI Charter provides that a director will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for the unlawful payment of dividends or unlawful stock  repurchases under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Dencor Charter does not contain a provision regarding the elimination or limitation of the personal liability of a director.

     While these provisions provide directors with protection from liability for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions described above apply to an officer of the corporation only if he or she is a director of the corporation and is acting in his or her capacity as director, and do not apply to officers of the corporation who are not directors.

Business Combination Statutes

     In 1988, Delaware enacted a statute designed to provide Delaware corporations with limited protection against hostile takeovers. The takeover statute, which is codified in Section 203 of the DGCL ("Section 203"), is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

     In general, Section 203 provides that a person or entity that owns 15% or more of the outstanding voting stock of a Delaware corporation (an "Interested Stockholder") may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such person or entity became an Interested Stockholder, unless (i) prior to the date a person became an Interested Stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder, (ii) upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the corporation's outstanding voting stock, with the number of shares outstanding calculated without regard to those shares owned by the corporation's directors who are also officers or by certain employee stock plans, and (iii) any business combination with an Interested Stockholder that is approved by the board of directors and by a two-thirds vote of the outstanding voting stock not owned by the Interested Stockholder.

     Colorado   has  not  enacted  a  statute   designed  to  provide   Colorado
corporations with limited protection against hostile takeovers.

Indemnification of Directors and Officers

     Section 145 of the DGCL permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL also provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permit a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL further provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, except only to the extent a court determines that the person is entitled to indemnity for such expenses that such court deems proper.

     Sections 7-109-102 and 7-109-107 of the CBCA permit a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interest of the corporation, and with respect to criminal action, which they had no reasonable cause to believe was unlawful. The CBCA also provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate, and in the case of a director, a written affirmation of the directors good faith belief that he or she has met the standard of conduct required for indemnification) and must reimburse the successful defendant for expenses, including attorney's fees, actually and reasonably incurred and permit a corporation to purchase and maintain liability insurance for its directors and officers. The CBCA further provides a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was a judge liable to the corporation, or in connection with any other proceeding charging that the director derived in improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was a judge liable on the basis that he or she derived an improper personal benefit.

     The PAI By-laws provide that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The PAI By-laws provide further that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person and in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery of Delaware or such other court shall deem proper. The rights to indemnification and the advancement of expenses conferred by the PAI By-laws are not exclusive of any other right to which a person seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. PAI is authorized to purchase and maintain, insurance on behalf of its directors, officers, employees and agents.

     Neither the Dencor Charter nor By-laws contain any provisions regarding the indemnification of directors and officers.

Dissenters' Rights of Appraisal

     The DGCL generally entitles a stockholder to exercise appraisal rights upon a merger or consolidation of the corporation effected pursuant to the DGCL if the stockholder complies with the requirements of Section 262 of the DGCL. The CBCA generally entitles a shareholder to exercise appraisal rights upon a merger or consolidation of the corporation effected pursuant to the CBCA if the holder complies with the requirements of Section 7-113-102 of the CBCA. Because of the structure of the Merger, the appraisal rights provisions of the DGCL and the CBCA are not available to the holders of Dencor Common Stock in connection with the Merger.

                   CERTAIN PROVISIONS OF THE MERGER AGREEMENT

     The following is a summary of certain provisions of the Merger Agreement. The following summary includes the material terms of such agreement but is not necessarily complete and is qualified in its entirety by reference to the Merger Agreement.

The Merger

     The Merger Agreement provides that, following the approval and adoption of the Merger Agreement by the holders of PAI Common Stock and the approval of the Charter Amendments by the holders of Dencor Common Stock, as described in this Joint Proxy Statement/Prospectus, Sub will be merged with and into PAI, and PAI will continue as the Surviving Corporation.

     If the conditions to the Merger are satisfied or waived, the parties will file with the Secretary of State of the State of Delaware a duly executed Certificate of Merger, and the Merger will become effective at the Effective Time, which will occur upon the filing and acceptance thereof or at such date thereafter as is provided in the Certificate of Merger.

     Pursuant to the Merger Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of PAI, all shares of PAI Common Stock, and any shares of PAI Common Stock owned by Dencor or Sub will be cancelled and no capital stock of Dencor or other consideration will be delivered in exchange therefor.

     Each share of PAI Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled) will be converted at the Exchange Ratio into validly issued, fully paid and nonassessable shares of Dencor Common Stock. All such shares of PAI Common Stock, when so converted, will no longer be outstanding and will automatically be cancelled and retired and each holder of a Certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive certain dividends and other distributions upon the surrender of such Certificate.

     No certificates or scrip representing fractional shares of Dencor Common Stock will be issued upon the surrender for exchange of Certificates, and no Dencor dividend or other distribution or stock split or combination will relate to any fractional security, and such fractional interests will not entitle the owner thereof to vote or to any rights of a security holder of Dencor. In lieu of any such fractional securities, each holder of shares of PAI Common Stock who would otherwise have been entitled to receive a fraction of a share of Dencor Common Stock (after taking into account all shares of PAI Common Stock then held of record by such holder) will receive cash (without interest) in an amount equal to the product of such fractional part of a share of PAI Common Stock multiplied by the Closing Price.

Representations and Warranties

     The Merger Agreement contains customary representations and warranties of Dencor, including, among other things: (i) that the information to be included herein and in the Registration Statement in connection with the Merger will be free from material misstatements and omissions; (ii) that there has been no Material Adverse Change with respect to Dencor, except as disclosed in its documents filed with the Commission; (iii) as to actions taken or not taken that would jeopardize the contemplated tax and accounting treatment of the Merger;
(iv) as to employment agreements; and (v) as to the Dencor Board of Directors' actions with respect to the Merger Agreement, the Merger, the Charter Amendments the Reverse Stock Split, and related matters. In addition, the Merger Agreement contains representations and warranties by Dencor as to its organization, capital structure, authority to enter into the Merger Agreement and the binding effect of the Merger Agreement on it.

Conduct of Business Pending the Merger

     Pursuant to the Merger Agreement, Dencor and PAI have each agreed that during the period from the date of the Merger Agreement through the Effective Time (except as otherwise specifically required by the terms of the Merger Agreement), it will, and it will cause its respective subsidiaries to, in all material respects, carry on their respective businesses in the ordinary course and consistent with past practice and, to the extent consistent therewith and with the terms of the Merger Agreement, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses will be unimpaired at the Effective Time.

Access to Information

     The Merger Agreement provides that, subject to applicable provisions regarding confidentiality, each of Dencor and PAI will, and will cause each of its subsidiaries to, afford to the other parties, and to their accountants, counsel, financial advisers and other representatives, reasonable access and permit them to make such inspections as they may reasonably require during the period from the date of the Merger Agreement through the Effective Time to all their respective properties, books, contracts, commitments and records.

Fees and Expenses

     Whether or not the Merger is consummated, except as described below upon certain terminations of the Merger Agreement, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by PAI.

PAI Stock Options

     The Merger Agreement provides that, no later than the Effective Time, each PAI Stock Option which is outstanding immediately prior to the Effective Time pursuant to PAI's stock option plans will become and represent an option to purchase the number of shares of Dencor Common Stock (decreased to the nearest full share) determined by multiplying (i) the number of shares of PAI Common Stock subject to such PAI Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per share of Dencor Common Stock (rounded down to the nearest whole cent) equal to the exercise price per share of PAI Common Stock immediately prior to the Effective Time divided by the Exchange Ratio. After the Effective Time, except as provided in the Merger Agreement, each new Dencor stock option issued in substitution for a PAI Stock Option will be exercisable upon the same terms and conditions as were applicable under the related PAI Stock Option simultaneously with the Effective Time.

Reasonable Efforts

     Upon the terms and subject to the conditions set forth in the Merger Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement and the prompt satisfaction of the conditions thereto.

Employment Agreements

     The Merger Agreement provides that PAI will enter into employment agreements with each of Maynard L. Moe, President and a Director of Dencor, and Theodore A. Hedman, Vice President and a Director of Dencor, prior to the Closing.

Conditions to the Merger

     The Merger Agreement provides that the respective obligations of each party to effect the Merger is subject to the fulfillment or waiver (where permissible) at or prior to the Effective Time of each of the following conditions: (i) the Merger shall have been approved by the requisite vote of the holders of PAI Common Stock, and the Reverse Stock Split and Charter Amendment shall have been approved by the requisite vote of the holders of Dencor Common Stock; (ii) the Registration Statement shall have become effective and shall be effective in accordance with the provisions of the Securities Act and all necessary state securities or "Blue Sky" authorizations shall have been received; (iii) no governmental entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of prohibiting the Merger or the transactions contemplated thereby; provided that, in the case of any such decree, injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as practicable any decree, injunction or other order that may be entered; and (iv) all authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any governmental entity, the failure to obtain which would have a material adverse effect on Dencor (assuming the Merger had taken place) shall have been obtained, shall have occurred or shall have been filed.

     The Merger Agreement also provides that the obligation of PAI to effect the Merger is subject to the fulfillment at or prior to the Effective Time of the following additional conditions: (i) Dencor and PAI shall have performed in all material respects each of their agreements contained in the Merger Agreement required to be performed on or prior to the Effective Time and each of the representations and warranties of Dencor and PAI contained in the Merger Agreement shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date; and (ii) receipt by PAI of customary officers' certificates and opinions of counsel to Dencor.

     The Merger Agreement further provides that the obligations of Dencor and Sub to effect the Merger are subject to the fulfillment at or prior to the Effective Time of the following additional conditions: (i) PAI shall have performed in all material respects its agreements contained in the Merger Agreement required to be performed on or prior to the Effective Time and each of the representations and warranties of PAI contained in the Merger Agreement shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date; (ii) receipt by Dencor of customary officers' certificates and opinions of counsel to PAI; (iii) receipt by Dencor of required third party consents and approvals; and (iv) PAI shall have entered into employment agreements with each of Dr. Moe and Mr. Hedman.

Termination

     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval by the stockholders of PAI: (i) by mutual written consent of Dencor and PAI; (ii) by Dencor if (a) PAI shall have failed to comply in any material respect with any of its covenants or agreements contained in the Merger Agreement required to be complied with by PAI prior to the date of such termination, which failure to comply has not been cured within five business days following receipt by PAI of notice of such failure to comply,
(b) the stockholders of PAI shall have failed to approve the Merger at PAI Stockholder meeting, or (c) the stockholders of Dencor shall have failed to approve the Reverse Stock Split and Charter Amendments at the Dencor Stockholder Meeting; (iii) by PAI if (a) Dencor or PAI shall have failed to comply in any material respect with any of its covenants or agreements contained in the Merger Agreement required to be complied with by Dencor or PAI prior to the date of such termination, which failure to comply has not been cured within five business days following receipt by Dencor of notice of such failure to comply,
(b) the stockholders of PAI shall have failed to approve the Merger at PAI Stockholder Meeting, or (c) the stockholders of Dencor shall have failed to approve the Reverse Stock Split and Charter Amendments at the Dencor Stockholder Meeting; (iv) by either Dencor or PAI if (a) the Merger has not been effected on or prior to the close of business on December 31, 1997; provided, however, that the right to terminate the Merger Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any obligation of the Merger Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date, or (b) any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action shall have become final and nonappealable; (v) by either Dencor or PAI if there has been (a) a material breach by the other of any representation or warranty that is not qualified as to materiality or (b) a breach by the other of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within five business days following receipt by the breaching party of notice of the breach; (vi) by Dencor, (a) if the Board of Directors of PAI shall not have recommended, or shall have resolved not to recommend, or shall have modified or withdrawn its recommendation of the Merger or declaration that the Merger is fair to and advisable and in the best interests of PAI and its stockholders, or shall have resolved to do so, or (b) if the Board of Directors of PAI shall have recommended, or shall have resolved to recommend, to the stockholders of PAI any takeover proposal or offer for PAI;
(vii) by PAI if the Board of Directors of Dencor shall not have recommended, or shall have resolved not to recommend, or shall have modified or withdrawn its recommendation of the Merger Agreement, the Reverse Stock Split the Charter Amendments or declaration that such transactions are fair to and advisable and in the best interest of Dencor and its stockholders, or shall have resolved to do so; (viii) by PAI if there is an offer to acquire all of the outstanding shares of PAI Common Stock or substantially all of the assets of PAI for consideration that provides stockholders of PAI a value per share of PAI Common Stock which, in the good faith judgment of the Board of Directors of PAI, provides a higher value per share than the consideration per share pursuant to the Merger; or (ix) by Dencor, if a Third Party Acquisition occurs.

     In the event of termination of the Merger Agreement by either Dencor or PAI, the Merger Agreement shall forthwith become void and there shall be no liability hereunder on the part of PAI, Dencor or PAI or their respective officers or directors, except as provided in the Merger Agreement.

Amendment

     The Merger Agreement may be amended by the parties thereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the Merger by the stockholders of PAI but, after any such approval by stockholders of PAI, no amendment will be made which changes the Exchange Ratio or which in any way materially adversely affects the rights of such stockholders, without the further approval of such stockholders.

Waiver

     The Merger Agreement provides that, at any time prior to the Effective Time, the parties thereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived.

                   SECURITIES AND EXCHANGE COMMISSION POSITION
                           ON CERTAIN INDEMNIFICATION

     Each of the DGCL and the CBCA provide for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action, suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

     The Board of Directors of each of Dencor and PAI are empowered to make other indemnification as authorized by each corporation's respective Charter, By-laws or corporate resolution so long as the indemnification is consistent with the DGCL or CBCA, as applicable.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Dencor or PAI pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities And Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

                                     EXPERTS

     The financial statements of Dencor for the years ended December 31, 1996 and 1995 have been audited by Gelfond Hochstadt Pangburn & Co. (GHP), independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. GHP's report dated January 24, 1997 contains an explanatory paragraph that states that Dencor has reported a net loss for the year ended December 31, 1996 and has a shareholders' deficit and working capital deficiency as of December 31, 1996, these factors raise substantial doubt about Dencor's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

     Representatives of Gelfond Hochstadt Pangburn & Co. are expected to be present at the Dencor Special Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     The consolidated financial statements of PAI as of December 31, 1995 and December 31, 1996 have been audited by KPMG Peat Marwick LLP independent auditors, as set forth in their report thereon included therein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. KPMG's report dated June 27, 1997 contains an explanatory paragraph that states that PAI has suffered recurring losses from operations and has a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the PAI Special Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 LEGAL OPINIONS

     The legality of the Dencor Common Stock being offered hereby is being passed upon for Dencor by Bearman Talesnick & Clowdus Professional Corporation, counsel to Dencor.

                   OTHER INFORMATION AND STOCKHOLDER PROPOSALS

     Dencor management and PAI management know of no other matters that may properly be, or which are likely to be, brought before the Dencor Special Meeting or the PAI Special Meeting, respectively. However, if any other matters are properly brought before such Special Meetings, the persons named in the enclosed proxy or their substitutes will vote the proxies in accordance with the recommendations of management.

     In order to be considered for inclusion in the proxy statement for the next annual meeting of stockholders of Dencor to be held on ______________, any stockholder proposal intended to be presented at the meeting must have been received by Dencor on or before _____________.

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

Board of Directors and Shareholders
Dencor Energy Cost Controls, Inc.
Denver, Colorado

We have audited the accompanying balance sheet of Dencor Energy Cost Controls, Inc. (the Company) as of December 31, 1996, and the related statements of operations, shareholders' equity (deficit) and cash flows for each of the years in the two-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dencor Energy Cost Controls, Inc. as of December 31, 1996, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company reported a $74,400 net loss for the year ended December 31, 1996, and a shareholders' deficit and a working capital deficiency of $11,300 and $16,700, respectively, as of December 31, 1996. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


GELFOND HOCHSTADT PANGBURN & CO.

Denver, Colorado
January 24, 1997

                        DENCOR ENERGY COST CONTROLS, INC.

                                  BALANCE SHEET

                                DECEMBER 31, 1996


                                     ASSETS

Current assets:
 Cash                                                               $     1,600
 Accounts receivable, net of allowance
   for doubtful accounts of $8,500 (Note 9)                              58,500
 Inventories (Note 4)                                                   143,600
 Prepaids and other                                                       8,300
                                                                    -----------
     Total current assets                                               212,000
                                                                    -----------

Furniture and equipment                                                 213,300
Less accumulated depreciation                                           211,300
                                                                    -----------
                                                                          2,000
                                                                    -----------
Note receivable, net of allowance
 for doubtful receivable of $2,300 (Note 3)                               3,400
                                                                    -----------
                                                                    $   217,400
                                                                    ===========


                      LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
 Notes payable - shareholders (Note 5)                              $    93,400
 Accounts payable                                                        33,300
 Accrued compensation and benefits                                       30,600
 Accrued interest and other - shareholders (Note 5)                      53,600
 Deposits                                                                 9,900
 Warranty reserve                                                         6,300
 Other                                                                    1,600
                                                                    -----------
     Total liabilities (all current)                                    228,700
                                                                    ===========

Commitments (Note 7)

Shareholders' deficit (Note 8):
 Common stock, no par value; authorized,
   5,000,000 shares; issued and outstanding,
   3,671,304 shares                                                   1,147,600
 Accumulated deficit                                                 (1,158,900)
                                                                    -----------
                                                                        (11,300)
                                                                    -----------
                                                                    $   217,400
                                                                    ===========


                       See notes to financial statements.

                        DENCOR ENERGY COST CONTROLS, INC.
                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                  1996              1995
                                              ------------      -----------

Revenues:
  Net sales                                   $    388,700      $   567,900
  Interest and other                                 8,300           11,500
                                              ------------      -----------

                                                   397,000          579,400
                                              ------------      -----------


Costs and expenses:
  Cost of products sold                            208,600          306,300
  Selling                                           22,100           19,800
  General and administrative                       146,500          145,400
  Research and development                          69,700           73,900
  Provision for doubtful
   accounts receivable                               5,100            5,000
  Interest, substantially to
    related parties (Note 5)                        19,400           17,700
                                              ------------      -----------

                                                   471,400          568,100
                                              ------------      -----------


Net income (loss)                             $   (74,400)      $    11,300
                                              ============      ===========

Earnings (loss) per common share              $      (.02)      $         *
                                              ============      ===========

Weighted average common shares
 outstanding                                     3,671,304        3,671,304
                                              ============      ===========

* Less than $.01 per share


                       See notes to financial statements.

                               DENCOR ENERGY COST CONTROLS, INC.

                          STATEMENTS OF SHARHOLDERS' EQUITY (DEFICIT)

                            YEARS ENDED DECEMBER 31, 1996 AND 1995

                                    Common Stock
                                --------------------
                                                           Accumulated       Shareholders'
                                Shares        Amount         deficit        equity (deficit)
                                ------        ------         -------        ----------------

Balances, January, 1, 1995     3,671,304    $1,147,600     $(1,095,800)     $   51,800


Net income                                                      11,300          11,300
                               ----------   ----------      ----------      ----------


Balances, December 31, 1995    3,671,304     1,147,600      (1,084,500)         63,100


Net loss                                                       (74,400)        (74,400)
                               ----------   ----------      ----------      ----------

Balances, December 31, 1996    3,671,304    $1,147,600     $(1,158,900)     $  (11,300)
                               ==========   ==========     ===========      ==========


                              See notes to financial statements.


                        DENCOR ENERGY COST CONTROLS, INC.

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                            1996         1995
                                                          --------     --------

Cash flows from operating activities:
 Net income (loss)                                        $(74,400)    $ 11,300
                                                          --------     --------
 Adjustments to reconcile net income
   (loss) to net cash used in
   operating activities:
     Depreciation                                            3,900        5,400
     Provision for doubtful accounts
       receivable                                            5,100        5,000
   Changes in operating assets and
     liabilities:
       Accounts and other receivables                       16,600      (26,400)
       Inventories                                          30,600      (20,600)
       Prepaids and other                                                   100
       Accounts payable                                    (17,600)        (900)
       Accrued compensation and benefits                     7,900       (2,800)
       Accrued interest and other - shareholders            18,100       16,000
       Deposits                                              9,900
       Warranty reserve                                                     600
       Other liabilities                                    (2,300)       2,600
                                                          --------     --------
 Total adjustments                                          72,200      (21,000)
                                                          --------     --------

Net cash used in
  operating activities                                      (2,200)      (9,700)
                                                          --------     --------

Cash flows from financing activities:
 Proceeds from notes payable - shareholders               $            $    300
                                                          --------     --------

Net cash provided by financing activities                                   300
                                                          --------     --------

Net decrease in cash                                        (2,200)      (9,400)

Cash, beginning                                              3,800       13,200
                                                          --------     --------

Cash, ending                                              $  1,600     $  3,800
                                                          ========     ========

Supplemental disclosure of cash flow information:

   Cash paid during the year for interest                 $    200     $  1,700
                                                          ========     ========


                       See notes to financial statements.

                        DENCOR ENERGY COST CONTROLS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995



1.  Organization and significant accounting policies:

     Organization:

     Dencor Energy Cost Controls, Inc. (the Company) manufactures and markets electrical energy cost control devices and equipment which are sold primarily to distributors and dealers in the United States and Canada. There is only one business segment.

     Inventories:

     Inventories are stated at the lower of cost (first-in, first-out; FIFO) or market.

     Furniture, equipment, and depreciation:

     Furniture and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets of three to five years.

     Research and development:

     Research and development costs are charged to operations as incurred.

     Product warranties:

     Estimated costs related to product warranties are provided for at the time of sale.

     Earnings (loss) per share:

     Earnings (loss) per common share is computed based upon the weighted average number of common shares outstanding during the period.

     Accounting for income taxes:

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the state-ment of operations in the period that includes the enactment date.

                          DENCOR ENERGY COST CONTROLS, INC.

                       YEARS ENDED DECEMBER 31, 1996 AND 1995



1.  Organization and significant accounting policies (continued):

     Use of estimates in the preparation of financial statements:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     Recently issued accounting standards:

     Management does not believe that any recently issued accounting standards will have a material impact on the Company's financial position or results of operations.

2.  Going concern, results of operations, and management's plans:

     The Company's financial statements for the year ended December 31, 1996 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. For the year ended December 31, 1996, the Company reported a $74,400 net loss and a shareholders' deficit and a working capital deficiency of $11,300 and $16,700, respectively, at December 31, 1996. The Company has also experienced difficulty and uncertainty in meeting its liquidity needs. These factors raise substantial doubt about the Company's ability to continue as a going concern.

     The Company's 1997 operating plan includes achieving increased sales goals and maintaining its cost reduction program, which primarily includes a reduction in labor costs. Management believes that actions presently being taken under its 1997 operating plan will enable the Company to achieve profitability during 1997. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3.  Note receivable:

     The note receivable is due on demand from a customer, bears interest at 18% and is unsecured.

                          DENCOR ENERGY COST CONTROLS, INC.

                        YEARS ENDED DECEMBER 31, 1996 AND 1995



4.    Inventories:

      Inventories at December 31, 1996 consist of:

       Finished products                                          $   7,400
       Sub-assemblies and work-in-process                            38,900
       Component parts                                               97,300
                                                                  ---------
                                                                  $ 143,600
                                                                  =========

     The elements of cost in inventories include materials, labor and overhead.

5.  Notes payable - shareholders:

     The notes payable to shareholders are unsecured, due on demand, and bear interest at 12% to 18.25% per year. The weighted average interest rates during the years ended December 31, 1996 and 1995 were approximately 18.4% and 17.3%, respectively. Interest expense of approximately $18,400 and $17,100 associated with these notes payable was charged to operations for the years ended December 31, 1996, and 1995, respectively.

6.  Income taxes:

    The components of the deferred tax assets as of December 31, 1996, were as follows:

       Current deferred tax assets:
         Receivables, due to
          allowance for doubtful accounts                          $  2,200
         Inventories, due to obsolescence reserve
          and additional costs inventoried for tax purposes          17,300
         Compensated absences                                         4,100
         Warranty reserve                                             1,300
                                                                   --------
       Total current gross deferred tax assets                       24,900
       Less valuation allowance                                     (24,900)
       Net current deferred tax assets                             $    -
                                                                   ========

                        DENCOR ENERGY COST CONTROLS, INC.

                     YEARS ENDED DECEMBER 31, 1996 AND 1995



6.     Income taxes (continued):

       Noncurrent deferred tax assets:
        Net operating loss carryforwards                      $     170,400
        Other tax credits carryforwards                              21,800
                                                              -------------

       Total noncurrent gross deferred tax assets                   192,200
       Less valuation allowance                                    (192,200)
                                                              -------------
       Net noncurrent deferred tax assets                     $        -
                                                              =============

     The net decrease during the year in the total valuation allowance was $4,300.

     The difference between taxes computed at the statutory federal tax rate and the effective tax rate is reconciled below:

                                                     Years ended   December 31,
                                                        1996           1995
                                                     -----------   ------------

        Income tax (expense) benefit computed at
          statutory federal tax rate                 $   13,600    $     (1,700)
        Deferred tax benefit recognized
          (not recognized)                              (13,600)          1,700
                                                     -----------    -----------
        Income tax (expense) benefit computed at
          the effective tax rate                     $      -      $      -
                                                     ===========    ===========

     At December 31, 1996, the Company had net operating loss and general business credit carryforwards which may be used to reduce future taxable income and taxes payable, respectively, and which expire through 2011 as follows:

                                                     Net          General
                                                  operating       business
                                                    loss           credit
                                                carryforwards   carryforwards
                                                -------------   -------------

                1997                             $   53,500       $    300
                1998                                192,500            300
                1999                                 91,200
                2000
                2001
                Thereafter                          514,800          21,200
                                                 ----------       ---------
                                                 $  852,000       $  21,800
                                                 ==========       =========
7.   Commitments:

     The Company leases its facility and certain equipment under non-cancelable operating leases that expire through 1999. Future rentals on these non-cancelable operating leases are approximately $12,700, $2,300 and $1,600 for the years ended December 31, 1997, 1998 and 1999, respectively. Lease rental expense of approximately $39,300 and $39,500 was charged to operations for the years ended December 31, 1996 and 1995, respectively.

                        DENCOR ENERGY COST CONTROLS, INC.

                     YEARS ENDED DECEMBER 31, 1996 AND 1995





8.   Common stock:

     At December 31, 1996, the Company has reserved 196,000 shares of common stock for issuance under a restricted stock bonus plan. All employees and directors of the Company, with the exception of the President, are eligible to receive stock bonuses under this plan. There have been no shares issued under this plan.

9.   Concentration of credit risk:

     The Company extends credit based on an evaluation of the customer's financial condition, generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

     During 1996, two customers accounted for approximately 23%, and 21% of net sales. During 1995, four customers accounted for approximately 12%, 13%, 14% and 22% of net sales. As of December 31, 1996, 60% of the Company's accounts receivable were due from three customers.

     The Company's export and domestic sales consist of the following:

                                            Years ended December 31,
                                            1996               1995
                                          ---------         ---------

        Net sales, Canada                 $     500         $  88,000
        Net sales, United States            388,200           479,900
        Total net sales                   $ 388,700         $ 567,900


10.    Fair value of financial instruments:

       The carrying  values of the Company's  financial  instruments,  including cash, receivables, accounts payable and accrued liabilities, approximate fair values primarily because of the short maturities of these instruments. The fair values of notes due to shareholders are not practicable to estimate, due to the indefinite payment terms of the amounts, and due to the related party nature of the underlying transactions.

                        DENCOR ENERGY COST CONTROLS, INC.
                             CONDENSED BALANCE SHEET



                                                       March 31       Dec. 31
              Assets                                    1997           1996
             -------                                -----------    -----------
                                                    (unaudited)
CURRENT ASSETS:
Cash                                                $     7,500    $     1,600
Accounts Receivable, net of allowance
 for doubtful accounts of $8,500                         55,400         58,500
Inventories                                             132,200        143,600
Prepaids and Other                                       17,300          8,300
                                                    -----------    -----------

   TOTAL CURRENT ASSETS                                 212,400        212,000
                                                    -----------    -----------

Furniture & Equipment                                   213,300        213,300
Less Accumulated Depreciation                          (212,300)      (211,300)
                                                    -----------    -----------
                                                          1,000          2,000
                                                    -----------    -----------

Other Receivables, net of allowance
 for doubtful receivables of $2,300                       3,300          3,400
                                                    -----------    -----------

                                                    $   216,700    $   217,400
                                                    ===========    ===========

LIABILITIES & SHAREHOLDERS' EQUITY
----------------------------------

CURRENT LIABILITIES:
 Notes Payable - Shareholders                       $    93,400    $    93,400
 Accounts Payable                                        42,400         33,300
 Accrued Compensation and Benefits                       25,300         30,600
 Accrued Interest - Shareholders                         56,500         53,600
 Deposits                                                 4,200          9,900
 Warranty Reserve                                         6,300          6,300
 Other                                                    1,400          1,600
                                                    -----------    -----------

   TOTAL CURRENT LIABILITIES                            229,500        228,700
                                                    -----------    -----------

STOCKHOLDERS' EQUITY
 Common Stock, no par value,
  authorized 5,000,000
  shares; issued & outstanding,
  3,671,304 shares                                    1,147,600      1,147,600
 Deficit                                             (1,160,400)    (1,158,900)
                                                    -----------    -----------
  Stockholders' Equity                                  (12,800)       (11,300)
                                                    -----------    -----------
                                                    $   216,700    $   217,400
                                                    ===========    ===========


                   See notes to condensed financial statements

                        DENCOR ENERGY COST CONTROLS, INC.
                       UNAUDITED STATEMENTS OF OPERATIONS


                                                         Three Months
                                                        Ended March 31
                                                     1997             1996
                                                 ------------------------------

REVENUES:
 Net Sales                                       $   113,100        $   103,700
 Interest and Other                                    1,800              1,900
                                                 -----------        -----------
     TOTAL REVENUES                                  114,900            105,600
                                                 -----------        -----------


COSTS AND EXPENSES;
 Cost of Products Sold                                54,600             58,800
 Selling                                               6,100              4,400
 General and Administrative                           33,100             30,800
 Research and Development                             17,900             18,900
 Interest                                              4,700              4,400
                                                 -----------        -----------
                                                     116,400            117,300
                                                 -----------        -----------

NET (LOSS)                                       $    (1,500)       $   (11,700)
                                                 ===========        ===========


NET (LOSS) PER
 COMMON SHARE:                                   $         *        $         *
                                                 ===========        ===========


WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING                                 3,671,304          3,671,304
                                                 ===========        ===========


*Less than ($.01) per share.






                   See notes to condensed financial statements

                             DENCOR ENERGY COST CONTROLS, INC.
                                  STATEMENT OF CASH FLOWS


                                                               Three Months Ended March 31
                                                               ---------------------------
                                                                 1997              1996
                                                               --------          --------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                     $ (1,500)         $(11,700)
                                                               --------          --------
  Adjustments to reconcile net loss
   to net cash provided by
   operating activities:
    Depreciation                                                  1,000             1,000
   Changes in operating assets and liabilities:
    Accounts and other receivables                                3,200            14,900
    Inventories                                                  11,400             2,600
    Other assets                                                 (9,000)           (6,200)
    Accounts payable                                              9,100               600
    Accrued compensation and benefits                            (5,300)           (5,000)
    Accrued interest - shareholders                               2,900             4,400
    Deposits                                                     (5,700)
    Other liabilities                                              (200)             (300)
                                                               --------          --------
      Total adjustments                                           7,400            12,000
                                                               --------          --------

     Net cash provided by (used in) operating
      activities                                                  5,900               300
                                                               --------          --------




CASH, beginning of year                                           1,600             3,800
                                                               --------          --------


CASH, end of quarter                                           $  7,500          $  4,100
                                                               ========          ========

                                             F-13



                             See notes to condensed financial statements

                        DENCOR ENERGY COST CONTROLS, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS

A. The condensed Financial Statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

     In the opinion of the Company, all accompanying unaudited condensed Financial Statements contain all adjustments, which consist only of recurring adjustments, necessary to present fairly the financial position as of March 31, 1997, and the results of operations and cash flows for the three months ended March 31, 1997 and 1996.

     The results of operations for the three-month periods ended March 31, 1997 and 1996, are not necessarily indicative of the results to be expected for the full year. It is suggested that these Condensed Financial Statements be read in conjunction with the Financial Statements and the notes therein included in the Company's latest annual report on Form 10-KSB.

B. Long-Term Debt:

     As of the end of First Quarter, 1997, the Company had no long-term debt.

C. Common Stock:

     During the First Quarter, 1997, the Company sold no restricted stock.

                   PROVEN ALTERNATIVES, INC. AND SUBSIDIARIES

                        Consolidated Financial Statements

                           December 31, 1996 and 1995

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report



The Board of Directors and Shareholders
Proven Alternatives, Inc.:

We have audited the accompanying consolidated balance sheets of Proven Alternatives, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Proven Alternatives, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has current liabilities in excess of current assets and a shareholders' deficit at December 31, 1996 and 1995 that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.





June 27, 1997

                                PROVEN ALTERNATIVES, INC. AND SUBSIDIARIES

                                        Consolidated Balance Sheets

                                  Years ended December 31, 1996 and 1995


                        Assets                                                  1996                  1995
                        ------                                                  ----                  ----
Current assets:
     Cash (note 9)                                                       $       616,876               612,170
     Project and other receivables, net of allowance for doubtful accounts of $6,895 and $25,481 as of December 31, 1996 and
        1995, respectively                                                     2,423,981             1,937,518
     Current portion of energy savings and finance receivables (notes 4,
        8 and 9)                                                               3,896,018             3,482,984
     Work in progress (notes 5 and 9)                                          1,591,051               776,067
     Pre-contract costs, net (note 5)                                            340,851               195,136
     Other current assets                                                         71,756               147,001
                                                                           -------------         -------------

                    Total current assets                                       8,940,533             7,150,876
                                                                           -------------         -------------
Non current assets:
     Long-term portion of energy savings and finance receivables
       (notes 4,8 and 9)                                                      19,159,387            22,186,487
     Debt service reserve                                                             --               599,787
     Property and equipment, net (note 6)                                        127,280               200,996
     Deferred financing costs, net (note 7)                                       47,372               811,645
     Intangible assets, net                                                      167,629               469,911
     Other assets                                                                 27,527                27,527
                                                                           -------------         -------------
                    Total assets                                         $    28,469,728            31,447,229
                                                                           =============         =============
         Liabilities and Shareholders' Deficit
         -------------------------------------
 Current liabilities:
     Accounts payable and accrued liabilities                                  5,865,049             7,042,265
     Current portion of long-term debt (note 8)                                  493,244               481,861
     Current portion of non recourse debt (note 9)                             3,041,493             4,182,385
     Reserve for monitoring and maintenance                                      238,423               226,741
     Deferred taxes (note 10)                                                         --                    --
                                                                           -------------         -------------
                    Total current liabilities                                  9,638,209            11,933,252
                                                                           -------------         -------------
Non current liabilities:
     Long-term debt (note 8)                                                   4,351,264             5,064,457
     Long-term portion of non recourse debt (note 9)                          22,532,632            17,784,823
     Reserve for monitoring and maintenance                                    1,229,185             1,422,027
     Deferred taxes (note 10)                                                         --                    --
                                                                           -------------         -------------
                    Total liabilities                                         37,751,290            36,204,559
                                                                           -------------         -------------
Shareholders' deficit (note 13):
     Preferred stock, 15,000,000 shares authorized, 0 issued and outstanding          --                    --
     Common stock,  60,000,000  shares  authorized,  28,084,848  and
        26,977,316 issued and outstanding at December 31, 1996
        and 1995, respectively, $.01 par value                                   280,848               269,773
     Note receivable for common stock                                            (22,297)               (4,986)
     Additional paid-in capital                                               14,809,165            14,777,367
     Stock option equity (note 13)                                             1,158,109             1,158,109
     Accumulated deficit                                                     (25,507,387)          (20,957,593)
                                                                           -------------         -------------

                    Total shareholders' deficit (note 1)                      (9,281,562)           (4,757,330)
                                                                           -------------         -------------
Commitments and contingencies (notes 11, 14, and 15)

                    Total liabilities and shareholders' deficit          $    28,469,728            31,447,229
                                                                           =============         =============

See accompanying notes to consolidated financial statements.

                                PROVEN ALTERNATIVES, INC. AND SUBSIDIARIES

                                   Consolidated Statements of Operations

                                  Years ended December 31, 1996 and 1995



                                                                  1996                  1995
                                                                  ----                  ----
Revenues:
     Project sales                                         $     3,886,213            17,740,061
     Energy savings and finance revenues                         5,448,510             3,160,616
     Professional service fees                                     428,555               496,742
                                                             -------------         -------------

                                                                 9,763,278            21,397,419

Cost of sales                                                    3,658,981            17,176,685
                                                             -------------         -------------

                    Gross profit                                 6,104,297             4,220,734
                                                             -------------         -------------

Operating expenses:
     Selling, general and administrative                         5,624,998             5,534,096
     Long-term debt interest expense                               526,722               669,955
     Non recourse debt interest expense                          3,314,516             1,598,527
     Deferred financing costs amortization                         166,653               152,735
     Depreciation and amortization                                 410,490               440,607
                                                             -------------         -------------

                                                                10,043,379             8,395,920
                                                             -------------         -------------

                    Loss from operations                        (3,939,082)           (4,175,186)

Other income                                                        34,891                57,785
                                                             -------------         -------------

                    Loss before income taxes and
                       extraordinary item                       (3,904,191)           (4,117,401)

Income tax expense (note 10)                                        10,983                10,204
                                                             -------------         -------------

                    Loss before extraordinary item              (3,915,174)           (4,127,605)
                                                             -------------         -------------

Extraordinary item - extinguishment of debt (note 7)               634,620                    --
                                                             -------------         -------------

                    Net loss                               $    (4,549,794)           (4,127,605)
                                                           ===============         =============



See accompanying notes to consolidated financial statements.

                                            PROVEN ALTERNATIVES, INC. AND SUBSIDIARIES

                                         Consolidated Statements of Shareholders' Deficit

                                             Years ended December 31, 1996 and 1995


                                                           Note
                                                        receivable      Additional       Stock                          Total
                                           Common       for common       paid-in         option      Accumulated    shareholders'
                                            stock          stock         capital         equity        deficit         deficit
                                            -----          -----         -------         ------      -----------    ------------

Balances at December 31, 1994            $   269,923        (21,250)    14,789,967      1,158,109   (16,829,988)      (633,239)

Adjustment to common stock issued
    for note receivable                         (150)        12,750        (12,600)          --            --             -
Principal payments on note
    receivable                                  --            3,514           --             --            --            3,514

Net loss                                        --             --             --             --      (4,127,605)    (4,127,605)
                                         -----------    -----------    -----------    -----------   -----------    -----------

Balances at December 31, 1995                269,773         (4,986)    14,777,367      1,158,109   (20,957,593)    (4,757,330)

Common stock issued for notes
    receivable and services                   11,075        (20,000)        31,798           --            --           22,873

Principal payments on notes
    receivable                                  --            2,689           --             --            --            2,689

Net loss                                        --             --             --             --      (4,549,794)    (4,549,794)
                                         -----------    -----------    -----------    -----------   -----------    -----------

Balances at December 31, 1996            $   280,848        (22,297)    14,809,165      1,158,109   (25,507,387)    (9,281,562)
                                         ===========    ===========    ===========    ===========   ===========    ===========






See accompanying notes to consolidated financial statements.


                                PROVEN ALTERNATIVES, INC. AND SUBSIDIARIES

                                   Consolidated Statements of Cash Flows

                                  Years ended December 31, 1996 and 1995


                                                                                           1996                 1995
                                                                                       ------------          ----------
Cash flows from operating activities:
     Loss from operations before extraordinary item                                    $ (3,915,174)         (4,127,605)
     Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
           Deferred financing cost amortization                                             166,653             152,735
           Depreciation and amortization                                                    410,490             440,607
           Loss on disposal of prepaid financing fees                                        83,333                --
           Loss on receivable exchanged for debt forgiveness                                   --                63,484
           Increase in reserve for estimated costs of unapproved contracts                  100,492             305,442
           Issuance of stock for services (note 13)                                          22,873                --
           Increase or decrease in cash attributable to changes in assets and liabilities:
                  Increase in project sales receivables                                    (486,463)           (246,481)
                  Acquisitions of energy savings and finance contracts                         --           (13,607,062)
                  Amortization of energy savings and finance contracts                    2,614,066           1,297,761
                  Decrease (increase) in work in progress and pre-contract costs         (1,061,191)            651,147
                  Decrease (increase) in other assets                                        (8,088)            (24,452)
                  Increase (decrease) in accounts payable and accrued
                    liabilities                                                          (1,108,283)          1,662,486
                  Increase (decrease) in reserve for monitoring and
                    maintenance                                                            (181,160)            689,153
                  Decrease in reserve for loss on disposal of discontinued
                     operations                                                             (68,933)            (55,067)
                                                                                       ------------        ------------
                    Net cash used in operating activities                                (3,431,385)        (12,797,852)
                                                                                       ------------        ------------
Cash flows from investing activities:
     Purchases of property and equipment                                                    (34,492)            (52,278)
                                                                                       ------------        ------------
                    Net cash used in investing activities                                   (34,492)            (52,278)
                                                                                       ------------        ------------
Cash flows from financing activities:
     Proceeds from long-term debt                                                           276,243           1,470,383
     Proceeds from non recourse debt                                                     12,500,159          14,205,136
     Repayments of long-term debt                                                          (978,053)           (412,975)
     Repayments of non recourse debt                                                     (8,893,242)         (2,521,986)
     Recovery (payment) of debt service reserve                                             599,787            (344,465)
     Deferred financing costs                                                               (37,000)             27,847
     Payments received on note receivable for common stock                                    2,689               3,514
                                                                                       ------------        ------------
                    Net cash provided by financing activities                             3,470,583          12,427,454
                                                                                       ------------        ------------
Increase (decrease) in cash                                                                   4,706            (422,676)
Cash, beginning of period                                                                   612,170           1,034,846
                                                                                       ------------        ------------
Cash, end of period                                                                    $    616,876             612,170
                                                                                       ============        ============

Supplemental disclosure of cash flow information:
     Income taxes paid                                                                 $      8,731               5,234
                                                                                       ============        ============
     Interest paid                                                                     $  4,004,255           1,588,214
                                                                                       ============        ============

During 1995, the Company disposed of two account receivables with a total carrying value of approximately $372,000 to the Company's creditor in return for forgiveness of approximately $309,000 in related debt.



See accompanying notes to consolidated financial statements.

                                   (CONTINUED)
                                   (Continued)
                   PROVEN ALTERNATIVES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                           December 31, 1996 and 1995


(1) Business

     Proven Alternatives, Inc. (the Company) was incorporated in April, 1991 under the laws of the state of California. It was reincorporated under the laws of the state of Delaware in November, 1991. The Company is an integrated energy management firm whose goal is to enhance customers' shareholder values through long-term service relationships. It provides process knowledge, energy management capabilities, energy efficiency technologies, and capital capabilities to solve business problems relating to energy usage and industrial process improvement. The Company provides its services in six service areas: total energy management, strategic consulting, program management, merchant banking capital services (through its subsidiary, Proven Alternatives Capital Corp. ("PACC")), energy procurement, and energy information services. Typically, services are provided by the Company as a long-term partner with the customer on a performance basis. The Company's services include the identification of underperforming corporate assets, the recommendation for and application of processes, equipment, and techniques to improve the performance of these assets and financing of these projects. The Company markets its services to companies which could benefit significantly from improvements in energy procurement and use and to those whose operations are energy-intensive. These clients are located in the United States with plans to expand abroad.

     In 1996, management decided to reengineer the marketing direction of the Company toward large programs and energy management rather than single projects. Management recognized that this reengineering would adversely affect results in the near-term, and believes the shift in marketing of the Company's programs and processes is now leading to the development of long-term strategic relationships that are taking shape in 1997. While the fundamental services and technologies offered by the Company have remained largely the same, the emphasis on programs (as compared to sales of single projects), on production enhancements in the industrial sector, and the integration of services into customer solutions is now seen by management as the most effective manner to develop the Company's core business.

     As shown in the accompanying consolidated financial statements, the Company has incurred losses and negative cash flows from operations at December 31, 1996. The Company's future success and economic viability will directly relate to achieving profitable operations, managing tight liquidity, and continuing to develop capital resources.

     The Company anticipates meeting liquidity needs through growth in business and non-recourse financing of long-term receivables and infusion of additional equity. Based on methods described in Note 4, management estimates the present value of the Company's long-term receivables exceeds book value by approximately $6.9 million as of December 31, 1996. Additionally, the Company expects to raise capital through a private offering of preferred stock to be completed in the latter part of 1997. The Company has executed a Letter of Intent and is finalizing an agreement to complete a reverse merger with Dencor Energy Cost Controls, Inc., a public company based in Denver. The shareholders of Proven Alternatives will hold a substantial majority of the merged public company, which will be renamed Proven Alternatives, Inc. Management anticipates completing the transaction in the latter half of 1997.

                                                                     (Continued)

                   PROVEN ALTERNATIVES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(2) Summary of Significant Accounting Policies

     (a) Principles of Consolidation

     The consolidated financial statements include the accounts of Proven Alternatives, Inc. and its wholly owned subsidiaries. All intercompany account balances, transactions and profits have been eliminated.

     (b) Reclassifications and Accounting Corrections

     Certain reclassifications have been made to the 1995 amounts to conform to the 1996 presentation.

     Accumulated deficit as of December 31, 1994 has been restated to reflect revisions of tax accruals.

     (c) Management Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     (d) Impairment

     If the Company concludes that the recovery of the carrying amount of an asset is permanently impaired, it reduces such carrying amount to the estimated fair value of the asset.

     As energy savings contracts representing individual customers are pooled under a common utility program, impairment of energy savings and finance receivables is assessed on a program by program basis.

     (e) Revenue and Cost Recognition

     The Company earns revenue from various services. These can be broadly described as follows:

          (i) Project Sales

               Project sales represent revenues generated from sales under contracts to design, supply and install process improvement and energy efficiency projects. Revenues and cost of sales are recognized using the completed contract method. A contract is accepted as completed once process, energy, and collateral savings have been measured, verified and accepted by the customer.

               When project sales are financed, the Company records the project sale and a corresponding energy savings and finance receivable equal to the implicit or contractual sales price of the project. The related project costs are charged to cost of sales.


                                                                     (Continued)

                   PROVEN ALTERNATIVES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


          (ii) Energy Savings and Finance Revenues

               Payments under energy savings agreements are based on actual energy savings and are structured to recover the energy savings and finance receivable, provide for monitoring and maintenance costs and generate an equity return to the Company on the portion of the purchase price not financed by non-recourse debt. The implicit cost of capital rate for the financed transaction is used to record recovery of energy savings and finance receivables. Payments received in excess of amounts applied to the recovery of energy savings and finance receivables are reflected as energy savings and finance revenues as received.

          (iii) Professional Service Fees

               Professional   service   fees  earned   represent   payments  for
               consulting, management, and design services. Fees are recognized as the services are performed.

          (iv) Monitoring and Maintenance

               As part of certain energy service contracts, the Company agrees to monitor and maintain the equipment for a period of time, usually the contract term. An estimate for monitoring and maintenance cost recovery and profit thereon is included in determining project pricing. A portion of the project sales revenue is deferred upon recognition of the sale to provide for monitoring and maintenance obligations. The allowance for monitoring and maintenance is established based on an estimate of actual costs to be incurred together with a normal profit thereon. The allowance is amortized to income over the respective terms of the individual contracts. Actual monitoring and maintenance costs are expensed as incurred.

          (v) Cost of Sales

          Cost of sales includes all direct materials and labor costs related to contract performance plus an allocation of indirect overhead costs in the project. The indirect overhead costs are allocated based on direct labor. Costs incurred during the performance of the contract and any amounts billed or received are offset against each other and reported as deferred items in the balance sheet until completion of the contract. A provision for estimated losses on uncompleted contracts is made in the period in which such losses become determinable. Upon completion of a contract, the deferred billings and costs are recorded as revenues and cost of sales, respectively.

     (f) Property and Equipment

          Property and equipment are carried at cost, or in the case of business combinations accounted for under the purchase method, at estimated fair market values. Depreciation is provided for over the useful lives (three to seven years) of the related assets using the straight-line method. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized.

                                                                     (Continued)

                   PROVEN ALTERNATIVES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

     (g) Intangible Assets

          Intangible assets include goodwill, covenants not to compete and organizational costs. Goodwill represents the cost in excess of the fair value of the net assets acquired in business combinations and is amortized on a straight-line basis over seven to ten years. Covenants not to compete are recorded at cost and amortized over the lives of the agreements using the straight-line method. Organizational costs represent costs incurred relating to the establishment of the Company and are amortized over five years using the straight-line method.

          Amortization expense of the intangible assets, including a writedown of $129,016 associated with the acquisition of one of the subsidiaries, amounted to $302,282 and $325,637 for the years ended December 31, 1996 and 1995, respectively.

     (h) Income Taxes

          Income taxes are computed under Statement of Financial Accounting Standards (SFAS) 109. Under the asset and liability method of SFAS 109, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. The provision for income taxes includes deferred taxes which result from temporary differences in accounting for financial statement and tax purposes using the liability method, and from differences between the fair value of assets acquired in business combinations accounted for as purchases and their tax bases.

          Deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards, after which a valuation allowance is established to reduce that deferred tax asset if it is "more likely than not" that the related tax benefits will not be realized.

          Management has evaluated the deferred tax asset recognized under SFAS 109 and has established a valuation allowance for the portion of the deferred tax asset that does not meet the "more likely than not" recognition criteria, since all deductible temporary differences may not be offset against taxable temporary differences and expected future taxable income. Accordingly, management has established a valuation allowance of $5,983,566 and $4,278,905 as of December 31, 1996 and 1995 to reduce the deferred tax asset to the amount that is more likely than not to be realized.


                                                                     (Continued)

                   PROVEN ALTERNATIVES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

     (i) Concentration of Credit Risk

          The Company has entered into certain long-term performance contracts with various utilities located in the eastern United States and California. Under these long-term performance contracts, the Company delivers energy savings for which the utilities are required to pay, on a kilowatt saved basis. Each of the utilities have met their obligations to the Company under these long-term performance contracts to date. Management does not currently foresee any of the utilities being unable to meet their future obligations. Under these contracts, if the total actual energy savings are less than a minimum delivery level established within the contract, the Company may be required to compensate the utility for the short fall. At current production levels management does not foresee any such obligations.

          Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of the energy savings and finance receivables. During 1996 and 1995, the Company's finance receivables were concentrated in the pulp and paper industry located on the east coast of the United States. The Company had approximately $15,200,000 and $17,100,000 of energy savings and finance receivables from pulp and paper customers and approximately $18,067,000 and $15,300,000 of associated non recourse debt at December 31, 1996 and 1995, respectively. In addition, one customer accounted for approximately $12,600,000 and $14,261,000 of the Company's energy savings and finance receivables at December 31, 1996 and 1995, respectively. The Company performs ongoing credit and business evaluations of its customers.

(3) Certain Subsidiaries

          Proven Alternatives Capital Corporation

          Proven Alternatives Capital Corporation (PACC) was incorporated as a wholly owned subsidiary of the Company. PACC was organized as a merchant banking operation to obtain financing for the Company's energy savings programs, and to develop investment vehicles for and to provide related services to sophisticated institutional investors.

          Luminae Souter Lighting Design

          Luminae, Inc., d.b.a. Luminae Souter Lighting Design, is a wholly-owned subsidiary of the Company specializing in architectural lighting. Luminae's staff includes lighting engineers, architects and interior designers whose work includes a wide range of project types, including industrial facilities, hotels, resorts, restaurants, airports, sports arenas, offices, research facilities, schools and others.

(4) Energy Savings and Finance Receivables

          Energy savings and finance receivables consist of amounts receivable pursuant to long-term energy savings contracts. Customer and utility payments are based on a percentage of the actual energy savings achieved.


                                                                     (Continued)

                   PROVEN ALTERNATIVES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements



          Cash receipts from energy savings and finance receivables are exceeding original projections for certain projects. Management estimates the present value of these receivables to be approximately $29.9 million as of December 31, 1996, which exceeds book value of these receivables by approximately $6.9 million. This estimate is based on average billings in 1996, assumes that such levels of performance will be sustained for the remaining term of the project, and uses a 16% discount factor.

          Customer payments are based on a percentage of energy savings realized. Anticipated principal payments for the years ended December 31 are as follows:


                  1997                                 $     3,896,018
                  1998                                       3,187,909
                  1999                                       3,334,218
                  2000                                       3,852,264
                  2001                                       4,166,889
                  Thereafter                                 4,618,107
                                                         -------------
                                                            23,055,405
              Less current portion                           3,896,018
                                                         -------------
              Non current portion                      $    19,159,387
                                                         =============

          The Company has pledged energy savings and finance receivables as collateral to secure non recourse debt.

(5) Work in Progress and Pre-contract Cost

          Work in progress includes direct labor and materials related to projects, plus an allocation of indirect overhead costs. These indirect overhead costs are allocated based on direct labor.

          Costs associated with proposal preparation, net of a reserve for the estimated costs of non-recoverable costs, are reflected in pre-contract costs. This reserve is based on the Company's historical percentage of pre-contract activity resulting in successful contracts. Pre-contract costs consisted of the following as of December 31:


                                                    1996             1995
                                                    ----             ----
              Pre-contract costs               $   1,099,962         853,754
              Reserve for estimated
               non-recoverable costs              (759,111)         (658,618)
                                                -----------      -----------

              Pre-contract costs, net          $     340,851         195,136
                                                ===========      ===========

                                                                     (Continued)

                   PROVEN ALTERNATIVES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements



(6) Property and Equipment

     Property and equipment consisted of the following as of December 31:

                                                       1996            1995
                                                       ----            ----
          Office equipment and machines            $   471,903         455,413
          Vehicles                                      32,407          32,407
          Furniture and fixtures                       244,933         226,933
                                                    ----------      ----------
                                                       749,243         714,753
          Less accumulated depreciation               (621,963)       (513,757)
                                                    ----------      ----------
          Property and equipment, net              $   127,280         200,996
                                                    ==========      ==========

(7) Deferred Financing Costs

     Deferred financing costs consist mainly of bank fees and legal expenses related to the Company's non recourse debt (note 9). The costs are being amortized over the term of the related financing.

     Deferred financing costs consisted of the following as of December 31:

                                                    1996               1995
                                                    ----               ----
          Bank fees, legal expenses and
           other deferred costs                  $    59,100          1,140,954
          Accumulated amortization                   (11,728)          (329,309)
                                                  ----------         ----------

          Deferred financing costs, net          $    47,372            811,645
                                                  ==========         ==========

     In conjunction with the June 1996 replacement of nonrecourse debt (note 9), the Company expensed $634,620 to eliminate deferred financing costs related to the replaced debt.



                                                                     (Continued)

                  PAROVEN ALTERNATIVES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(8) Long-Term Debt

     Long-term debt consisted of the following as of December 31:

                                                                           1996                  1995
                                                                           ----                  ----
        Note payable to Puget Western, Inc., due in quarterly
            installments as described below                          $   1,752,892             2,264,406

        Bank line of credit, due January 2, 1997, monthly interest
            payments as described below                                  2,434,878             2,336,289

        Notes payable, due in monthly installments of $5,500 to
            $13,500 including principal and interest, with interest a
            rate of 12.9% to 14.0% due March 1, 1997 through July 2000      16,163                76,013

        Term loan, due in monthly installments of $8,378 including
            principal and interest at 12.75%, due April 1, 2001.           328,575               379,059

        Non-interest-bearing obligation payable to third party             312,000               453,000

        Other                                                                   --                37,551
                                                                       -----------           -----------
                       Subtotal                                          4,844,508             5,546,318
        Less current portion                                               493,244               481,861
                                                                       -----------           -----------
        Non current portion                                          $   4,351,264             5,064,457
                                                                       ===========           ===========

     Maturities of long-term debt for the years ended December 31 are as follows:

                  1997                          $    493,244
                  1998                             4,161,796
                  1999                                81,010
                  2000                                92,024
                  2001                                    --
                  Thereafter                          16,434
                                                ------------
                                                $  4,844,508
                                                ============

                                                                     (Continued)

                   PROVEN ALTERNATIVES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

     The Company, in conjunction with the 1992 acquisition of Puget Energy Services, Inc., issued a promissory note with a principal value of $2,000,000 to Puget Western, Inc. In 1993 the note payable agreement was amended to include accrued interest, increasing the loan balance to $2,192,819. In 1996, the note was again amended to include accrued interest, increasing the loan balance to $2,224,324. Quarterly payments for the years 1996 and 1995, varied from $50,000 to approximately $90,000, with a final payment of $1,389,035 due on December 31, 1998. The note carries an interest rate of 8.5% per annum. Forty-nine percent of the PACC common stock has been pledged as a security interest to Puget Western, Inc.

     At December 31, 1996 and 1995, the Company had a $3,000,000 line of credit with U.S. Bank of Washington at an interest rate of prime plus 0.5% per annum (8.75% and 9% as of December 31, 1996 and 1995, respectively). In March 1997 this line was replaced by a line of credit of $4,000,000 provided by Silicon Valley Bank of Santa Clara, California, to provide working capital and letters of credit. The initial use of the facility was to repay the outstanding indebtedness owed to U.S. Bank. Both banking arrangements were secured by the pledge of 160,000 shares of CalEnergy Company, Inc. by a significant shareholder as well as the shareholder's personal guarantee.

     The long-term borrowing arrangements include covenants and performance requirements which must be met or must be waived by the lender. The Company has complied with or obtained waivers where appropriate for all instances of non compliance.

(9) Non Recourse Debt

     (a) Senior Debt

     In June 1996, PACC replaced its $15 million non recourse Senior Debt Facility with another institution (Senior Lender). The new facility includes a non recourse Senior Term Debt Loan and two non recourse Subordinated Term Debt Loans. As of December 31, 1996, PACC had $5,316,703 outstanding under the Senior Debt Loan maturing on September 1, 2002. Interest on the Senior Debt Loan is fixed at 12.3%, with monthly loan payments which vary from $51,000 to $172,000.

     Project receipts are collected in a lockbox controlled by the Senior Lender. Debt service is paid monthly from the lockbox, with excess cash being remitted to the Company. At December 31, 1996, the Company had approximately $426,000 cash in the lockbox.

     In 1996,  PACC negotiated an additional  Senior Debt Facility  (Senior Debt
     II) to finance the long term receivables due under another of the Company's utility demand side management programs. The Company had $2,394,104 outstanding under the Senior Debt II Facility as of December 31, 1996, maturing on December 15, 2003. Interest on the Senior Debt II Facility is fixed at 11.5%, with monthly loan payments of $41,583.

                                                                     (Continued)

                   PROVEN ALTERNATIVES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

     Prior to June 1996, PACC had a facility with a bank in the form of term advances to be made from time to time as new projects were completed, subject to bank approval. PACC had $6,477,418 outstanding under this Senior Debt facility as of December 31, 1995. Interest on the outstanding portion of the first $3,610,000 of the facility was fixed under an interest rate swap agreement. Interest on the remaining principal was at a variable rate, to be either (a) the base rate plus the applicable margin or (b) the Eurodollar rate plus the applicable margin, at the option of the Company (8.22% as of December 31, 1995). PACC recorded a net benefit from this arrangement of approximately $24,000 as a reduction in interest expense during 1995. The facility provided for monthly term loan payments which varied from approximately $79,000 to $130,000 over the life of the facility. PACC was required to maintain a debt service reserve against potential shortfalls of future cash flows from the projects securing the Senior Debt borrowings from the bank. Payments into the reserve were based on a formula defined in the agreement and varied monthly depending on the amount of projects funded. In addition, the bank required a commitment fee of 0.625% per annum on the average daily unused commitment as well as an agency fee of $125,000 per annum. During 1996 and 1995, approximately $22,000 and $59,000 in commitment fees were paid to the bank.

     Assets financed under Senior Debt facilities are held by special purpose entities. Security interests have been granted to the lenders in these entities' assets.

     (b) Subordinated Debt

     The new Senior Debt Facility, organized in June 1996, also includes two Subordinated Term Debt Loans (I and II). As of December 31, 1996, PACC had $1,065,463 and $2,450,000 outstanding under the Subordinated Term Debt Loans I and II, respectively. Subordinated Term Debt Loan I matures on September 1, 2002 and bears an interest rate of 16.8%. Subordinated Term Debt Loan II matures on December 31, 1999 and bears an interest rate of 16.15%. Payments on the Subordinated Term Debt Loans are made monthly, varying from $1,000 to $120,000.

     During 1994, PACC negotiated an additional non recourse facility with a non-regulated subsidiary of a utility (Subordinated Lender) of up to $5 million (Subordinated Debt), in the form of term advances to be made from time to time as new projects are completed, subject to approval by the lender of the Senior Debt. PACC had $3,332,701 and $3,460,642 outstanding under this Subordinated Debt facility as of December 31, 1996 and 1995, respectively. The facility provides for monthly term loan payments which will vary from approximately $16,000 to $150,000. The amount outstanding at December 31, 1996 is due on August 31, 2002. The interest rate on the first $2,000,000 is 25%, declining in stages to 21% for amounts in excess of $4 million.

     (c) Other Non Recourse Debt

     Additionally, PACC has another non recourse facility for 100% financing of qualified projects providing for monthly payments which will vary from approximately $197,000 to $223,000 over the life of the facility. PACC had $10,356,891 and $10,103,164 outstanding under this facility as of December 31, 1996 and 1995, respectively. The facility is due June 1, 2003 and carries interest at a rate between 13% and 15% per annum, varying by project.

                                                                     (Continued)

                   PROVEN ALTERNATIVES, INC. AND SUBSIDIAIRES

                   Notes to Consolidated Financial Statements

     PACC also has a non recourse installation loans facility under this credit facility on a project by project basis. PACC had $658,262 and $1,099,230 outstanding under the installation loan facility, which bears interest at 15% per annum, as of December 31, 1996 and 1995, respectively. The Company has granted a security interest in certain of its host customer contracts and all equipment and materials to be installed under the contracts.

     Maturities of the non recourse debt for the years ended December 31 are as follows:


              1997                                    $  3,041,493
              1998                                       6,051,097
              1999                                       3,002,682
              2000                                       3,905,445
              2001                                       4,245,157
              Thereafter                                 5,328,251
                                                      ------------

                                                        25,574,125

              Less current portion                       3,041,493
                                                      ------------

              Non current portion                     $ 22,532,632
                                                      ============

(10) Income Taxes

     Income taxes for the years ended December 31, 1996 and 1995 are as follows:


                                                  1996             1995
                                                  ----             ----
              Current:
                  Federal                     $     --                --
                  State                            10,983           10,204
              Deferred:
                  Federal                            --               --
                  State                              --               --
                                                ---------        ---------
                                              $    10,983           10,204
                                                =========        =========


                                                                     (Continued)

                   PROVEN ALTERNATIVE, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

     The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                                            December 31,
                                                       -----------------------
                                                          1996          1995
                                                          ----          ----
         Deferred tax assets:
           Reserves and accruals for financial
            reporting purposes not taken for
            tax purposes                               $  175,443      169,853
           Deferred   compensation                        464,865      464,865
           Accrual for discontinued operations                 --       27,670
           Property and equipment, net                    596,739      829,926
           Intangible assets, net                         114,862      152,998
           Net operating loss carryforwards            14,081,914   13,327,159
           Valuation  allowance                        (5,983,566)  (4,278,905)
                                                       ----------   ----------
             Deferred  tax  assets                      9,450,257   10,693,566
                                                        ---------   ----------
         Deferred tax liabilities:
           Energy savings contracts, net
            of contract costs                           8,674,792   10,303,726
           Contract cost on uncompleted
            projects                                      775,465      389,840
                                                        ---------   ----------

             Deferred tax liabilities                   9,450,257   10,693,566
                                                        ---------   ----------
             Net deferred tax liabilities              $       --           --
                                                       ==========   ==========

     The increase in the valuation allowance from December 31, 1995 to December 31, 1996 is due primarily to assessment of the recovery of the receivable in accordance with SFAS 109.

     Income tax expense was $10,983 and $10,204 for the years ended December 31, 1996 and 1995 respectively, and differed from the amounts computed by applying the U.S. federal income tax rate of 34 percent to pretax loss as a result of the following at December 31:

                                                    1996              1995
                                                    ----              ----

       Expected income tax benefit              $ 1,543,196         1,399,916
       State income tax benefit, net
         of federal income tax effect               171,706           156,939
       Change in valuation allowance             (1,704,661)       (1,766,905)
       Other                                        (21,224)          199,846
                                                -----------        ----------

       Income tax expense                       $   (10,983)          (10,204)
                                                ===========        ==========

     As of December 31, 1996, for federal income tax purposes, the Company has net operating loss carryforwards of approximately $35,000,000 expiring from 2006 through 2011.

                                                                     (Continued)

                   PROVEN ALTERNATIVES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

     For California income tax purposes, as of December 31, 1996, the Company has net operating loss carryforwards of approximately $14,000,000 expiring from 1997 through 2001. The difference between the net operating loss carryforward for federal income tax purposes and for California income tax purposes results generally from a 50% limitation on the California loss carryforwards and the suspension of loss utilization. In addition, a portion of the federal loss is apportioned to states other than California.

(11) Lease Commitments

     The Company leases office facilities, equipment, machines and furniture under operating leases expiring through June 1998. Rent expense, recognized over the terms of the leases, was $379,114 and $622,582 for the years ended December 31, 1996 and 1995, respectively. Future minimum payments under non-cancelable operating leases for the years ending December 31 are as follows:

             1997                                        $   286,035
             1998                                             28,847
             1999                                              5,747
             2000 and thereafter                                  --
                                                          ----------

                                                         $   320,629
                                                         ===========

(12) Related Party Transactions

     An officer and significant shareholder accepted notes payable from the Company which had $37,551 outstanding as of December 31, 1995.

     At December 31, 1996 and 1995, certain borrowings of the Company amounting to approximately $2,434,878 and $2,336,289, respectively, and certain facilities leases were guaranteed by a significant shareholder who pledged personal assets as security. In addition, the Company had issued approximately $264,000 of standby letters of credit as of December 31, 1996 and 1995, which, as part of the Line of Credit, were personally guaranteed by the significant shareholder. For the years ended December 31, 1996 and 1995, the Company incurred approximately $159,331 and $106,008, respectively, of guarantor fee expenses to the significant shareholder as compensation for the guarantees. During 1995 the significant shareholder forgave approximately $114,000 of guarantor fees and interest for the years 1991 through 1994.

     At December 31, 1996, the Company had a receivable of $42,707 due from companies in which the significant shareholder has an interest.

     During 1996 and 1995, payments totaling approximately $198,000 and $54,000, respectively, were made to Proven Alternatives Europe, in which the significant shareholder has a 50% interest, for software development costs.

                                                                     (Continued)

                   PROVEN ALTERNATIVES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(13) Capital Stock

     (a) Preferred Stock

          At incorporation the Board of Directors authorized 15,000,000 shares of preferred stock. The terms and conditions of these shares will be established at the time of issuance.

     (b) Stock Option Plans

               (i) Compensation Related Options

               When the Company grants fully paid and vested stock options to employees as a form of compensation, the Company recognizes the value of the options as compensation expense and records an increase in stockholders' equity in the year of grant. When such options are exercised, stock option equity will be eliminated and common stock and paid in capital will increase. Forfeited options are accounted for by a reduction in compensation expense and stockholders' equity.

               Stock Option Plan
               -----------------

               In 1993, the Company approved the Stock Option Plan (the Plan) and granted 1,525,839 fully paid and vested options for shares of the Company with an option price of $0.72 per share to employees, including senior management, who elected to receive part or all of their compensation through January 1993 in the form of stock options. Options granted under the plan shall remain exercisable for 10 years after the date of grant.

               As of December 31, 1996, none of these options had been exercised and options for 335,394 shares had been terminated as a result of employee turnover. During 1996 and 1995, no options terminated. At December 31, 1996, fully paid and vested options were outstanding which when exercised will result in the issuance of 1,190,445 shares of common stock.

               Other Options Issued
               --------------------

               In 1993, the Company granted fully paid and vested options to acquire 500,000 shares of the Company's stock to several of the employees, including senior management, relating to a new performance-based compensation plan.

               As of December 31, 1996, none of these options had been exercised and options for 98,955 shares had terminated. At December 31, 1996, fully paid and vested options were outstanding, which when exercised will result in the issuance of 401,045 shares of common stock.

                                                                     (Continued)

                   PROVEN ALTERNATIVES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


               During May 1994, the agreements with employees for both option plans described above were amended retroactive to December 1993. For options outstanding as of May 1994, the options would not lapse until after the options became exercisable. The exercise period was amended to the earlier of March 29, 2000 or the later of (i) the date the Company goes public or (ii) the date six months after the underwriter imposed "lock-up," if any, expires.

               (ii) 1993 Stock Option Plan

               During October 1993, the Company approved the 1993 Stock Option Plan (the 1993 Plan). Under the 1993 Plan, options to purchase an aggregate of 4,640,000 shares of common stock, $.01 par value, of the Company may be granted to directors, officers and full-time salaried employees of the Company, as selected by the Board of Directors.

               The purchase price of each option shall not be less than 85% of the fair market value of the shares at the time such option is granted. If, however, an optionee owns more than 10% of the total combined voting power of all classes of stock of the Company, the option price of any option granted to that optionee shall not be less than 110% of such fair market value at the time such option is granted.

               Options granted hereunder may be exercised, subject to applicable vesting requirements, during the ten years after the grant. Each option shall vest at 20% per year and become fully vested after five years, from the date of grant.

               During 1996 and 1995, 0 and 1,717,882 options for shares of the Company were granted under this plan to officers and employees of the Company, respectively.

               (iii) Other Options

               During October 1995, the Board of Directors authorized and issued 129,412 options to purchase shares of $0.01 par value common stock at the exercise price of $0.85 per share to a vendor for services rendered. This issue was not part of any stock option plan mentioned above nor was it issued to officers or employees of the Company. These options shall remain exercisable for 10 years after the date of grant. As of December 31, 1996, none of these options have been exercised.

(c) Issuance of Common Stock

In December 1996, the Company issued 1,095,767 shares of common stock in exchange for $10,000 and services to be provided in conjunction with the Company's efforts to acquire a publicly traded entity in a related business. Such shares are subject to a call provision which allows the Company to call the shares upon termination of the agreement as long as the Company is not a public Company or in the process of becoming public.

                                                                     (Continued)

                   PROVEN ALTERNATIVES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


     In 1996, the Company also issued 11,765 shares of common stock to an employee in exchange for a promissory note in the amount of $10,000.

(14) Employee Benefit Plan

     The Company adopted, amended and restated the Luminae Inc. 401(k) Plan and related Trust. It changed the name of the Plan to Proven Alternatives, Inc. 401(k) Plan and Trust (Plan) and expanded the Plan to all employees of the Company as of April 1, 1993. The Company's contributions to the Plan are discretionary. The Company did not make any contributions to the Plan during the years ended December 31, 1996 and 1995.

(15) Commitments and Contingencies

     Under the terms of its employee medical insurance program, the Company pays a portion of medical benefits, administration fees and stop-loss premiums. Costs exceeding the $35,000 stop-loss level per covered individual, up to $1 million, are covered by a third party insurer. The Company is responsible for any costs in excess of $1 million.

     In 1996, the Company settled a lawsuit involving several of the minority shareholders of a subsidiary. Under the terms of the settlement, the
     Company acquired the remaining minority shares and agreed to pay approximately $400,000 to such minority shareholders in monthly installments over two years.

     In late 1996, in an arbitration filed by the owner of certain micro cogeneration patents then licensed to the Company, the Company became subject to an award in favor of that owner in an amount in excess of $1,100,000. The Company has executed an Agreement To Satisfy Judgement And Refrain From Execution On Judgement with the owner under the terms of which the Company will pay the judgement over a period of three years and the owner will refrain from any collection efforts so long as the payments are made when due. In connection with this matter, the owner has appealed the San Francisco Superior Court confirmed decision of the arbitrator to receive legal fees. The Company and its legal representatives believe the outcome of this appeal will be favorable to the Company. An adverse decision could require additional payments to the owner of up to $500,000.

     Settlement costs of approximately $100,000 and $1.4 million related to the above litigation were included in selling, general, and administrative expenses in 1996 and 1995, respectively.

     In May, 1997, the Company was contacted regarding a potential claim related to the sale and installation of one of its subsidiary's early projects which had been completed prior to the subsidiary's acquisition by the Company, and which was abandoned last year. The Company is in the process of evaluating the claim and estimates that the potential loss could be in the range of $50,000 to $100,000.

                           PROVEN ALTERNATIVES, INC.
                       UNAUDITED CONDENSED BALANCE SHEET
                                 MARCH 31, 1997
                                 (In thousands)

Assets
         Cash and cash equivalents .....................   $     122.6
         Project and other accounts receivable .........       2,445.7
         Current portion of energy savings and
          finance receivables ..........................       3,249.5
         Work in progress and inventories, net .........       1,685.5
         Other current assets ..........................          54.7
                                                              --------
           Total current assets ........................       7,558.0

         Long-term portion of energy savings and
          finance receivables ..........................      18,300.5
         Property and equipment, net ...................         104.8
         Deferred charges and other assets .............          72.9
         Intangible assets, net ........................         148.4
                                                              --------
           Total assets ................................      26,184.6
                                                              ========

Liabilities
         Accounts payable and accrued expenses .........       5,641.9
         Notes payable - shareholders ..................          --
         Current portion of long-term debt .............         507.2
         Current portion on non recourse debt ..........       3,464.9
         Reserve for monitoring and maintenance ........         254.5
         Other current liabilities .....................          --
                                                              --------
           Total current liabilities ...................       9,868.5

         Long-term debt ................................       4,408.7
         Long-term portion on non recourse debt ........      21,099.8
         Reserve for monitoring and maintenance ........       1,143.3
                                                              --------
           Total long-term liabilities                        26,651.8

Shareholders' equity (deficit)
         Common Stock ..................................         280.8
         Note receivable for common stock ..............         (11.4)
         Additional paid in capital ....................      14,809.1
         Stock option equity ...........................       1,158.1
         Accumulated deficit ...........................     (26,572.3)
                                                              --------
           Total shareholders'equity (deficit) .........     (10,335.7)

           Total liabilities and shareholders'
               equity (deficit).........................      26,184.6
                                                              ========


                           PROVEN ALTERNATIVES, INC.
                  UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
                   THREE MONTHS ENDED MARCH 31,1997 AND 1996
                    (In thousands, except per share amount)


                                                        3/31/97        3/31/96
                                                     ------------    -----------

Net Sales ......................................     $    1,705.4   $    1,233.7
Cost of Sales ..................................            647.3          158.1
                                                     ------------   ------------
Gross profit ...................................          1,058.1        1,075.6
Selling, general and administrative
  expense ......................................          1,083.2        1,148.4
Non-operating charges (income)
  Interest Expense .............................          1,001.9          774.5
  Depreciation and Amortization ................             41.7           80.9
  Other, net ...................................             (3.7)          (5.2)
                                                     ------------   ------------
Loss before income taxes .......................         (1,065.0)        (923.0)
Income taxes ...................................           --              --
                                                     ------------   ------------
Net loss .......................................         (1,065.0)        (923.0)

Weighted average shares outstanding ............         28,084.8        26,977.3
Net loss per common share ......................     $      (0.04)    $     (0.03)




                               PROVEN ALTERNATIVES, INC.
                      UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
                       THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                     (In thousands)

                                                                           3/31/97              3/31/96
                                                                         ----------            ----------

Cash flows from operating activities
         Net loss .................................................      $ (1,065.0)           $   (923.0)
         Adjustments for reconcile net loss
           to net cash used in operating
           activities:
         Deferred financing cost amortization .....................             2.0                  40.8
         Depreciation and amortization ............................            41.7                  80.9
         Increase or decrease in cash attributable to
           changes in  assets and liabilities:
                  Increase in project sales receivable ............           (21.7)             (1,722.4)
                  Amortization of energy savings and
                   finance contracts ..............................         1,505.4               2,140.2
                  Decrease (increase) in work in progress
                   and pre-contract costs .........................           246.4              (1,199.7)
                  Decrease in other assets ........................            17.0                   0.3
                  Decrease in accounts payable and
                   accrued liabilities                                       (223.1)               (371.6)
                  Decrease in reserve for monitoring
                   and maintenance
                                                                              (69.8)                (62.0)
                                                                         ----------            ----------
                    Net cash provided by operating activities .....           432.9              (2,016.5)

Cash flows from financing activities:
         Proceeds from long-term debt .............................           208.0                  98.6
         Proceeds from non recourse debt ..........................            --                 2,807.6
         Repayments of long-term debt .............................          (136.6)                (73.1)
         Repayments of non recourse debt ..........................        (1,009.4)               (393.6)
         Deferred financing costs .................................            --                   (37.0)
         Recovery of debt service reserve .........................            --                    47.8
         Payments received on note receivable
          for common stock ........................................            10.8                   0.4
                                                                         ----------            ----------
                  Net cash provided by (used in)
                    financing activities ..........................          (927.2)              2,450.7

Increase (decrease) in cash .......................................          (494.3)                434.2

Cash, beginning of period .........................................           616.9                 612.2
                                                                         ----------            ----------
Cash, end of period ...............................................           122.6               1,046.4
                                                                         ==========            ==========


                            PROVEN ALTERNATIVES, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS


The Condensed Financial Statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

In the opinion of the Company, the accompanying unaudited condensed Financial Statements contain all adjustments, which consist only of recurring adjustments, necessary to present fairly the financial position as of March 31, 1997, and the results of operations and cash flows for the three months ended March 31, 1997.

The results of operations for the three month period ended March 31, 1997 are not necessarily indicative of the results to be expected for the full year. It is suggested that these Condensed Financial Statements be read in conjunction with the most recent Consolidated Financial Statements and the notes therein of the Company.

                                    ANNEX I


                          AGREEMENT AND PLAN OF MERGER



     THIS AGREEMENT AND PLAN OF MERGER is entered into as of the _____ day of August, 1997, between and among PROVEN ALTERNATIVES, INC., a Delaware corporation ("PAI"), DENCOR ENERGY COST CONTROLS, INC., a Colorado corporation ("Dencor") and DENCOR ACQUISTION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Dencor ("Sub"). Sub and PAI being hereafter referred to as the "Constituent Corporations."

                              W I T N E S S E T H

     WHEREAS, the respective Boards of Directors of PAI, Dencor and Sub have approved and declared fair and advisable and in the best interests of their respective stockholders the merger of Sub with and into PAI (the "Merger"), upon and subject to the terms and conditions set forth herein, whereby each issued and outstanding share of Common Stock, par value $.01 per share, of PAI ("PAI Common Stock") will be converted into 1.5 shares of Common Stock, no par value, of Dencor ("Dencor Common Stock");

     WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE 1

                                   The Merger

     1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into PAI at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and PAI shall continue as the surviving corporation (the
"Surviving Corporation") and shall succeed to and assume as the rights and obligations of PAI in accordance with the DGCL. Effective with the Merger, Dencors name shall be changed to Proven Alternatives, Inc.

     1.2 Effective Time. The Merger shall become effective when the Certificate of Merger (the "Certificate of Merger"), executed in accordance with relevant provisions of the DGCL, is filed with the Secretary of State of Delaware. As used herein Effective Time shall mean the date and time at which the Certificate of Merger is accepted for record by the Secretary of State of Delaware. The filing of the Certificate of Merger shall be made as soon as practicable after the satisfaction or waiver of the conditions to the Merger set forth herein.

     1.3 Effects of the Merger.  The Merger  shall have the effects set forth in
Section 259 of the DGCL.

     1.4 Certificate of Incorporation, By-laws and Directors. The Certificate of Incorporation and By-laws of PAI as in effect immediately prior to the Effective Time and shall be the Certificate of Incorporation and By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The directors of Sub at the Effective Time shall be the directors of the Surviving Corporation until their successors have been duly elected or appointed in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation or by applicable law.

     1.5 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of PAI:

     (a) All shares of PAI Common Stock that are held in the treasury of PAI or by any wholly owned subsidiary of PAI and any shares of PAI Common Stock owned by Dencor or Sub shall be canceled and no capital stock of Dencor or other consideration shall be delivered in exchange therefor.

     (b) Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

     (c) Each share of PAI Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.5(a)) shall be converted into 1.5 shares (the "Exchange Ratio") of validly issued, fully paid and nonassessable shares of Dencor Common Stock. All such shares of PAI Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a Certificate (as defined in Section 1.6(a)) representing any such shares shall cease to have any rights with respect thereto, except the right to receive shares of Dencor Common Stock upon the surrender of such Certificate in accordance with Section 1.6.

     1.6 Dencor to Make Certificates Available.

     (a) Exchange of Certificates. Dencor and PAI shall authorize American Securities Transfer and Trust Company, Inc. (or such other persons as shall be reasonably acceptable to Dencor and PAI) to act as Exchange Agent hereunder (the Exchange Agent). As soon as practicable after the Effective Time, Dencor shall deposit with the Exchange Agent for the benefit of the holders of certificates which immediately prior to the Effective Time represented shares of PAI Common Stock (the Certificates) certificates representing the shares of Dencor Common Stock (such shares of Dencor Common Stock being hereinafter referred to as the Exchange Fund) issuable pursuant to Section 1.5 (c) in exchange for outstanding shares of PAI Common Stock.

     (b) Exchange Procedures. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate whose shares (and associated rights) were converted pursuant to Section 1.5 into shares of Dencor Common Stock a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual and proper delivery of the Certificates to the Exchange Agent and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Dencor Common Stock and shall be in such form and contain such other provisions as Dencor and PAI may reasonably specify). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Dencor Common Stock which such holder has the right to receive pursuant to this
          Article 1, and the Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 1.6, each Certificate shall, at and after the Effective Time, be deemed to represent only the right to receive, upon surrender of such Certificate, the certificate representing the appropriate number of shares of Dencor Common Stock.





     1.7 No Fractional Shares. No certificates or scrip representing fractional shares of Dencor Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article 1, and no Decor dividend or other distribution or stock split or combination shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder of Dencor. Each stockholder of PAI who is entitled to receive 0.5 or more of a share of Dencor Common Stock pursuant to Section 1.5(c)shall receive the total number of whole share to which that holder is entitled and a single whole share of Dencor Common Stock in place of that fractional share. Each stockholder of PAI who but for this provision would be entitled to receive less than 0.5 of a share of Dencor Common Stock pursuant to Section 1.5(c) shall receive only the total number of whole shares to which the stockholder is entitled, and any such fractional share shall be eliminated for all purposes without compensation therefor.

     1.8 Closing. The closing of the transactions contemplated by this Agreement (the Closing) shall take place at the offices of PAI, 1740 Army Street, San Francisco, California at 10:00 a.m. local time, on the second business day after the day on which the last of the conditions set forth in Articles V and VI hereof shall have been fulfilled or waived or at such other time and place as PAI and Dencor shall agree.


                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF PAI

     PAI represents and warrants to Dencor and Sub as follows:

     2.1 Corporate Status. PAI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. PAI is duly qualified to do business as a foreign corporation in all jurisdictions in which the failure to qualify would have a material adverse effect on its business and properties. PAI has furnished Dencor with true and complete copies of the certificate of incorporation, together with any amendments thereto, and the by-laws, together with any amendments thereto, all as presently in effect, of PAI.


     2.2 Capitalization. The authorized capital stock of PAI consists of 60,000,000 shares of Common Stock, par value $.01 per share, of which 28,084,848 shares are issued and outstanding and 15,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares are issued and outstanding. The foregoing shares constitute 100% of the outstanding capital stock of PAI and each of these shares has been duly authorized and validly issued and is fully paid and non-assessable. There are no options, warrants, conversion privileges or other rights of any nature which are presently outstanding to purchase or granting the right to purchase any shares of the PAI's capital stock or other securities of PAI except that there are outstanding employee stock options issued under the 1993 Proven Alternatives Stock Option Plan and otherwise in the aggregate amount of 4,591,284 shares of PAI Common Stock.

     2.3 Subsidiaries. PAI owns 100% of the outstanding capital stock of Proven Alternatives Capital Corporation, Luminae, Inc. dba Luminae Souter Lighting Design, GoldenBear Cogen, Inc. and PAC 96, Inc., each of which is a California corporation. Proven Alternatives Capital Corporation owns 100% of the outstanding capital stock of PAC GP, Inc. and Pac Beta Corporation, each of which is a California corporation, which constitute the general partners of Proven Alternatives Capital II, a California general partnership. PAI does not own or control, directly or indirectly, any other corporation, partnership, business trust, association or other business entity.

     2.4 Authorization. This Agreement has been duly authorized, executed and delivered by PAI, and, assuming due execution by Dencor, this Agreement will when approved by the respective shareholders of PAI and Dencor constitute a legal, valid and binding obligation of PAI enforceable in accordance with its terms, except that (a) the enforcement of certain rights and remedies created by this Agreement is subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of the parties,
(b) the enforceability of any particular provision of this Agreement under principles of equity or the availability of equitable remedies, such as specific performance, injunctive relief, waiver or other equitable remedies, is subject to the discretion of courts of competent jurisdiction, and (c) any court or administrative body may refuse to enforce the indemnification provisions of
Article VI of this Agreement.

     2.5 Governmental and Other Consents. Except as set forth on Schedule 2.5, no permits, consents, approvals and authorizations of, registrations, qualifications, designations, declarations or filings with, or notices to, any federal or state governmental authority or consents from other persons or entities are required to be obtained, made or submitted by PAI in connection with the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby.

     2.6 No Violation. The execution and delivery of this Agreement and, upon satisfaction of the conditions set forth in paragraphs 4.3 and 5.3, the completion of the transactions contemplated hereby will not violate any license or permit identified on Schedule 2.20, any license identified on Schedule 2.15, any agreement or instrument to which PAI is a party or by which it is bound or any provision of any judgment, writ, decree, order, statute, rule or governmental regulation applicable to it, where such violations either individually or in the aggregate, would have a material adverse affect on the PAI's business, condition, affairs, operations or assets. Without limiting the generality of the foregoing, no consent, approval or waiver will be required in order to assure the continued validity and enforceability of the contracts listed on Schedule 2.15, except as identified on Schedule 2.5 and paragraph 7.6.

     2.7 Litigation. Except as set forth on Schedule 2.7 there is no action, proceeding or investigation pending or, to PAI's knowledge, threatened against PAI before any court or administrative agency that is reasonably likely to result, either individually or in the aggregate, in any material adverse change in the business, condition, affairs, operations, properties or assets of PAI or in any material liability to PAI. There are no actions, proceedings or investigations pending or, to PAI's knowledge, threatened against PAI which question the validity of this Agreement or seek to prevent or enjoin the Merger.

     2.8  Information  Statements.  The  information  statements  set  forth  in
Schedule 2.8 (collectively, the "Information Statements"), copies of which have been delivered to Dencor, each contained as of their respective dates a materially accurate description of the matters to which they relate and did not contain an untrue statement of a material fact regarding the nature of the business, or historical results of operations, of or omit to state a material fact necessary to make the statements regarding the nature of the business, or historical results of operations, of PAI made, in the light of the circumstances under which they were made, not misleading. Except as disclosed in this Agreement (including the Schedules referred to in this Agreement), since the time when the Information Statements were prepared, there has not been any material adverse change in the business of PAI or any event which caused any material statement made in the Information Statement regarding the nature of the business, or historical results of operations, of PAI no longer to be correct.

     2.9 Financial Statements. The audited financial statements of PAI at December 31, 1994, 1995 and 1996 and for the three years ended on those dates, copies of which are attached as Schedule 2.9A, were prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the financial position and results of operations of PAI at the dates, and for the periods to which they relate. The unaudited financial statements of PAI at March 31, 1997 and for the three months ended on that date, copies of which are attached as Schedule 2.9B, were prepared in accordance with the books and records of PAI and present fairly the financial position and results of operations of PAI at the dates, and for the periods to which they relate. PAI has no material liabilities that are not reflected in the March 31, 1997 financial statements, except as may result from the agreements or contracts listed on Schedule 2.15. No material liability under any such agreements or contracts has been asserted against PAI.

     2.10 Changes. Since March 31, 1997, PAI has conducted its business in the ordinary course in all respects and there has not been:

     a) any change in the assets, liabilities, financial condition or operations of PAI, which individually or in the aggregate have had or may have a material adverse effect on its assets, liabilities, financial condition or operations, other than operating losses incurred in the ordinary course of PAI's business.

     b) Any contractual obligation incurred in excess of $25,000, including, without limitation, financing leases or purchase money obligations, other than contractual obligations identified on Schedule 2.15;

     c) any material change in the contingent obligations of PAI, by way of guaranty, endorsement, indemnity, warranty or otherwise;

     d) any damage, destruction or loss, whether or not covered by insurance, that has had or may have a material adverse affect on the properties or business of PAI;

     e)   any waiver by PAI of a valuable  right or of a debt owed to it;

     f)   any loans made by PAI to its employees, officers or directors;

     g) any increases in the annual rate of compensation of any of the officers or directors of PAI;

     h) any declaration or payment of any dividend or other distribution of the assets of PAI; or

     i) any other material adverse change in, the business or financial condition of PAI.

     2.11 Taxes. PAI has duly prepared and timely filed all federal, state and local income, franchise, sales, use and other tax returns which were required to be filed with respect to the business, operations, sales or income of PAI, where the failure to do so may have a material adverse effect on the business or financial condition of PAI, and has paid all taxes shown on such returns and on all assessments received by it to the extent that such taxes have become due and payable. The United States income tax returns of PAI have not been audited by the Internal Revenue Service. No deficiency assessment or proposed adjustment of PAIs United States income tax or state or municipal taxes is pending, and PAI has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of PAI for which there is not an adequate reserve reflected in the balance sheet of PAI at March 31, 1997.

     2.12 Patents and Proprietary Technology.

          (a) The business of PAI does not, to the best of PAIs knowledge, infringe upon or violate any patent rights or copyrights of others.

          (b) Except for a trademark registration for a logo as set forth in the attached Schedule 2.12(b), PAI has not registered, or filed any application to register, any other trademark. To the PAI's or the Company's knowledge, the business of the Company does not infringe upon or violate any trademarks or trade names of others.

          (c) To PAI's knowledge, PAI has not misappropriated any trade secrets of others.

          (d) To the best of PAIs knowledge, PAI is not obligated or under any liability whatsoever to make royalty or other payments to any owner, licensor of, or other claimant to, any patent, copyright, trademark, trade name or trade secret, with respect to the use thereof or in connection with the conduct of the business of PAI or otherwise.

          (e) PAI has not granted any licenses or rights with respect to its business.

     2.13 Title to Assets. Except for the assets of Proven Alternatives Capital II and PAC 96, Inc. which are pledged to various lenders, PAI holds all its assets free and clear of any mortgages, liens or security interests, other than
(a) the lien of taxes not yet due or other statutory liens relating to governmental obligations which are not yet due, (b) security interests securing indebtedness which is reflected on the balance sheet at March 31, 1997 included in Schedule 2.9, or (c) statutory liens (e.g., labor, materialmen and mechanics liens) for goods, services and other items provided under agreements or contracts listed in Schedule 2.15.

     2.14 Real Property. PAI does not own any real property. Schedule 2.14 is a list of all real property, including office space, leased by the Company (collectively, the "PAI Properties"), showing as to each property the identity of the lessor and the date of the lease. To PAI's knowledge, all the PAI Properties are being used in conformance in all material respects with all zoning, environmental and other laws and regulations, deed restrictions, covenants and lease provisions applicable to the PAI Properties. PAI has, as to each lease, fulfilled in all material respects all its obligations under, and is in compliance in all other material respects with the terms of, the lease, PAI has not been informed that the lessor under any of the leases has taken action, or threatened, to terminate the lease before the expiration date specified in the lease, and, the transactions contemplated by this Agreement will not be a basis for the lessor to terminate the leases before that expiration date.

     2.15 Material Agreements. Except as identified on Schedule 2.15 hereto, PAI is not a party to any agreement or contract, written or oral, requiring payment by or to it or involving an obligation of or to it of an amount in excess of $25,000, or to any agreement or contract to which PAI or any affiliate of PAI is a party or beneficiary.

     2.16 Insurance. Schedule 2.16 is a complete list of all policies of insurance maintained at the date of this Agreement by PAI. All the policies of insurance listed on Schedule 2.16 are in full force and effect. The insurance listed on Schedule 2.16 is all the insurance which is required by law to be maintained with regard to PAI, its business and assets.

     2.17 Employees. PAI has no employment agreements with any of its employees. All of its employees are employees at will.

     2.18 Environmental Matters - Hazardous Materials.

     (a) There is no pending claim, lawsuit, agency proceeding, or other legal, quasi-legal or administrative challenge concerning any of the operations of PAI in which relief is sought against PAI in connection with the handling, processing, storage and/or disposal of Hazardous Materials and to the best of PAI's knowledge no such claim, litigation, proceeding or challenge is proposed or threatened by any person or entity, or otherwise anticipated;

     (b) For purposes of this Section 2.18, "Hazardous Materials" shall mean any substance which as of the date of this Agreement shall be listed as "hazardous" or "toxic" or in the regulations implementing the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 6901 et seq. ("CERCLA") or the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seaq, or which has been or shall be determined at any time by any agency or court to be a hazardous or toxic substance regulated under CERCLA, RCRA or other similar laws. The term "Hazardous Material" shall also include, without limitation, raw materials, building components, the products of any manufacturing or other activities on the Properties, wastes, petroleum and source, special nuclear or by-product material as defined by the Atomic Energy Act of 1954, as amended (42 U.S.C. 3011, et seq., as amended).

     (c) To the best of PAIs knowledge there are no Hazardous Materials utilized by PAI in PAIs business or stored on the PAI properties.

     2.19 Employee Benefit Plans. Except for a 401K Plan and an Employee Stock Option Plan, PAI does not maintain or make contributions to any employee benefit plan (within the meaning of Sections 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), bonus plan and any other deferred compensation agreement. PAI neither contributes nor has ever contributed to any "defined benefit plan" (as such term is defined in Section 3(35) of ERISA) including any "multi-employer plan" within the meaning of Section 40001(a)(3) of ERISA.

     2.20 Licenses and Permits. PAI has all licenses and permits from all governmental authorities which are necessary to permit it to conduct its business in all material respects as it is being conducted at the date of this Agreement. PAI has operated its business in accordance with applicable law in all material respects.

     2.21 Reorganization. To the knowledge of PAI, PAI has not taken any action or failed to take any action which action or failure to take action would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Without limiting the foregoing: (I) to the knowledge of the executive officers of PAI, there is no plan or intention on the part of the holders of PAI Common Stock to sell, exchange or otherwise dispose of a number of shares of Dencor Common Stock that would cause paragraph 2 of Section 7.03 of Rev. Proc. 77-37 (as amplified) not to be true as applied to the Merger, and the only PAI stockholders beneficially owning more than 5% of the outstanding PAI Common Stock are as set forth in Schedule 2.21 attached to and made a part of this Agreement, (ii) as of the Effective Time and immediately following the Merger, the Surviving Corporation will hold substantially all of PAIs properties within the meaning of Section 368(a)(2)(E) of the Code and Rev. Proc. 77-37 (as amplified), (iii) there is no intercorporate indebtedness between PAI and Dencor except for the indebtedness shown in Schedule 2.21 attached to and made a part of this Agreement, (iv) and the Surviving Corporation will not have outstanding any type of right or obligation pursuant to which any person could acquire capital stock of the Surviving Corporation, and (v) PAI has no plan or intention for the Surviving Corporation to issue additional shares of its capital stock following the Merger.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF DENCOR

Dencor represents and warrants to PAI as follows:

     3.1 Corporate Status. Dencor is a corporation organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     3.2 Authorization. When approved by the shareholders of Dencor as provided for in paragraph 4.5, all corporate action on the part of Dencor necessary for the authorization, execution, delivery and performance of this Agreement by Dencor and the consummation by Dencor of the transactions contemplated hereby will have been taken, and this Agreement, assuming due execution by PAI, will constitute a legal, valid and binding obligation of Dencor enforceable in accordance with its terms, except that (a) the enforcement of certain rights and remedies created by this Agreement is subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of the parties, (b) the enforceability of any particular provision of this Agreement under principles of equity or the availability of equitable remedies, such as specific performance, injunctive relief, waiver or other equitable remedies, is subject to the discretion of courts of competent jurisdiction, and (c) any court or administrative body may refuse to enforce the indemnification provisions of Article VI of this Agreement.

     3.3 Governmental Consents. Except as set forth on Schedule 3.3, no permits, consents, approvals and other authorizations of, registrations, qualifications, designations, declarations or filings with, or notices to, any federal or state governmental authority are required to be obtained, made or submitted by Dencor in connection with execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby.

     3.4 No Violation. The execution and delivery of this Agreement and the completion of the transactions contemplated thereby will not violate any license, permit, agreement or instrument to which Dencor is a party or by which it is bound or any provision of any judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Dencor.

     3.5 Capitalization. The authorized capital stock of Dencor consists of 5,000,000 shares of Common Stock, no par value, of which 3,671,304 shares are issued and outstanding. The foregoing shares constitute 100% of the outstanding capital stock of Dencor and each of these shares has been duly authorized and validly issued and is fully paid and non-assessable. There are no options, warrants, conversion privileges or other rights of any nature which are presently outstanding to purchase or granting the right to purchase any shares of Dencor's capital stock or other securities of Dencor.

     3.6 Subsidiaries. Except for Sub, which is wholly owned by Dencor, Dencor does not own or control, directly or indirectly, any other corporation, partnership, business trust, association or other business entity.

     3.7 Litigation. Except as set forth on Schedule 3.8 there is no action, proceeding or investigation pending or, to Dencor's knowledge, threatened against Dencor before any court or administrative agency that is reasonably likely to result, either individually or in the aggregate, in any material adverse change in the business, condition, affairs, operations, properties or assets of Dencor or in any material liability of Dencor. There are no actions, proceedings or investigations pending or, to Dencor's knowledge, threatened against Dencor which question the validity of this Agreement or seek to prevent or enjoin the Merger.

     3.8  Information  Statements.  The  information  statements  set  forth  in
Schedule 3.9 (collectively, the "Information Statements"), copies of which have been delivered to PAI, each contained as of their respective dates a materially accurate description of the matters to which they relate and did not contain an untrue statement of a material fact regarding the nature of the business, or historical results of operations, of or omit to state a material fact necessary to make the statements regarding the nature of the business, or historical results of operations, of Dencor made, in the light of the circumstances under which they were made, not misleading. Except as disclosed in this Agreement (including the Schedules referred to in this Agreement), since the time when the Information Statements were prepared, there has not been any material adverse change in the business of Dencor or any event which caused any material statement made in the Information Statement regarding the nature of the business, or historical results of operations, of Dencor no longer to be correct.

     3.9 Financial Statements. The audited financial statements of Dencor at December 31, 1994, 1995 and 1996 and for the three years ended on those dates, copies of which are attached as Schedule 3.10A, were prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly the financial position and results of operations of Dencor at the dates, and for the periods to which they relate. The unaudited financial statements of Dencor at March 31, 1997 and for the three months ended on that date, copies of which are attached as Schedule 3.10B, were prepared in accordance with the books and records of Dencor and present fairly the financial position and results of operations of Dencor at the dates, and for the periods to which they relate. Dencor has no material liabilities that are not reflected in the March 31, 1997 financial statements, except as may result from the agreements or contracts listed on Schedule 3.16. No material liability under any such agreements or contracts has been asserted against Dencor.

     3.10 Changes. Since March 31, 1997, Dencor has conducted its business in the ordinary course in all respects and there has not been:

     a) any change in the assets, liabilities, financial condition or operations of Dencor, which individually or in the aggregate have had or may have a material adverse effect on its assets, liabilities, financial condition or operations, other than operating losses incurred in the ordinary course of Dencor's business.

     b) Any contractual obligation incurred in excess of $25,000, including, without limitation, financing leases or purchase money obligations, other than contractual obligations identified on Schedule 3.16;

     c) any material change in the contingent obligations of Dencor, by way of guaranty, endorsement, indemnity, warranty or otherwise;

     d) any damage, destruction or loss, whether or not covered by insurance, that has had or may have a material adverse affect on the properties or business of Dencor;

     e) any waiver by Dencor of a valuable right or of a debt owed to it;

     f) any loans made by Dencor to its employees, officers or directors;

     g) any increases in the annual rate of compensation of any of the officers or directors of Dencor;

     h) any declaration or payment of any dividend or other distribution of the assets of Dencor; or

     i) any other material adverse change in, the business or financial condition of Dencor.

     3.11 Taxes. Dencor has duly prepared and timely filed all federal, state and local income, franchise, sales, use and other tax returns which were required to be filed with respect to the business, operations, sales or income of Dencor, where the failure to do so may have a material adverse effect on the business or financial condition of Dencor, and has paid all taxes shown on such returns and on all assessments received by it to the extent that such taxes have become due and payable. The United States income tax returns of Dencor have not been audited by the Internal Revenue Service. No deficiency assessment or proposed adjustment of Dencors United States income tax or state or municipal taxes is pending, and Dencor has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of Dencor for which there is not an adequate reserve reflected in the balance sheet of Dencor at March 31, 1997.

     3.12 Patents and Proprietary Technology.

          (a) Dencor is the holder of U.S. Patent Number 4,819,180 issued on April 4, 1989 for a Variable-Limit Demand Controller for Metering Energy (the Dencor Patent). In addition, Dencor filed a U. S. Patent application in April 1994 for an Adaptive Load Cycler for Controlled Reduction of Energy Use.The business of Dencor does not, to the best of Dencors knowledge, infringe upon or violate any patent rights or copyrights of others.

          (b) Except for a trademark registration for a logo as set forth in the attached Schedule 3.12 Dencor has not registered, or filed any application to register, any other trademark. To Dencors knowledge, the business of Dencor does not infringe upon or violate any trademarks or trade names of others.

          (c) To Dencor's knowledge, it has not misappropriated any trade secrets of others.

          (d) To the best of its knowledge Dencor is not obligated or under any liability whatsoever to make royalty or other payments to any owner, licensor of, or other claimant to, any patent, copyright, trademark, trade name or trade secret, with respect to the use thereof or in connection with the conduct of the business of Dencor or otherwise.

          (e) Dencor has not granted any material licenses or rights with respect to its business.

     3.13 Title to Assets. Dencor holds all its assets free and clear of any mortgages, liens or security interest, other than (a) the lien of taxes not yet due or other statutory liens relating to governmental obligations which are not yet due, (b) security interests securing indebtedness which is reflected on the balance sheet at March 31, 1997 included in Schedule 3.9, or (c) statutory liens (e.g., labor, materialmen and mechanics liens) for goods, services and other items provided under agreements or contracts listed in Schedule 3.13.

     3.14 Real Property. Dencor does not own any real property. Schedule 3.14 is a list of all real property, including office space, leased by Dencor (collectively, the "Dencor Properties"), showing as to each property the identity of the lessor and the date of the lease. To Dencor's knowledge, all the Dencor Properties are being used in conformance in all material respects with all zoning, environmental and other laws and regulations, deed restrictions, covenants and lease provisions applicable to the respective Dencor Properties. Dencor has, as to each lease, fulfilled in all material respects all its obligations under, and is in compliance in all other material respects with the terms of, the lease, the company has not been informed that the lessor under any of the leases has taken action, or threatened, to terminate the lease before the expiration date specified in the lease, and, the transactions contemplated by this Agreement will not be a basis for the lessor to terminate the lease before that expiration date.

     3.15 Material Agreements. Except as identified on Schedule 3.15 hereto, Dencor is not a party to any agreement or contract, written or oral, requiring payment by or to it or involving an obligation of or to it of an amount in excess of $25,000, or to any agreement or contract to which Dencor or any affiliate of Dencor is a party or beneficiary.

     3.16 Insurance. Schedule 3.16 is a complete list of all policies of insurance maintained at the date of this Agreement by Dencor. All the policies of insurance listed on Schedule 3.16 are in full force and effect. The insurance listed on Schedule 3.16 is all the insurance which is required by law to be maintained with regard to Dencor, its business and assets.

     3.17 Employees. Except for an agreement to pay Maynard L. Moe a salary of $68,700 for 1997 plus two percent of Dencors first $100,000 pre-tax profits, plus four percent of pre-tax profits from $100,000 to $200,000, plus six percent of pre-tax profits in excess of $200,000, Dencor has no employment agreements with any of its employees, and all of its remaining employees are employees at will.

     3.18 Environmental Matters - Hazardous Materials.

     (a) There is no pending claim, lawsuit, agency proceeding, or other legal, quasi-legal or administrative challenge concerning any of the operations of Dencor in which relief is sought against Dencor in connection with the handling, processing, storage and/or disposal of Hazardous Materials and to the best of Dencor's knowledge no such claim, litigation, proceeding or challenge is proposed or threatened by any person or entity, or otherwise anticipated;

     (b) For purposes of this Section 3.18, "Hazardous Materials" shall mean any substance which as of the date of this Agreement shall be listed as "hazardous" or "toxic" or in the regulations implementing the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 6901 et seq. ("CERCLA") or the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seaq, or which has been or shall be determined at any time by any agency or court to be a hazardous or toxic substance regulated under CERCLA, RCRA or other similar laws. The term "Hazardous Material" shall also include, without limitation, raw materials, building components, the products of any manufacturing or other activities on the Properties, wastes, petroleum and source, special nuclear or by-product material as defined by the Atomic Energy Act of 1954, as amended (42 U.S.C. 3011, et seq., as amended).

     (c) To the best of Dencors knowledge, there are no Hazardous Materials utilized in Dencors business or stored on the Dencor Properties.

     3.19 Employee Benefit Plans. Dencor does not maintain or make contributions to any employee benefit plan (within the meaning of Sections 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), bonus plan and any other deferred compensation agreement. Dencor neither contributes nor has ever contributed to any "defined benefit plan" (as such term is defined in Section 3(35) of ERISA) including any "multi-employer plan" within the meaning of Section 40001(a)(3) of ERISA.

     3.20 Licenses and Permits. Dencor has all licenses and permits from all governmental authorities which are necessary to permit it to conduct its business in all material respects as it is being conducted at the date of this Agreement. Dencor has operated its business in accordance with applicable law in all material respects.

     3.21 Reorganization. To the knowledge of Dencor, Dencor has not taken any action or failed to take any action which action or failure to take action would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Without limiting the foregoing: (i) Sub is wholly owned directly by Dencor, and Sub has never owned or held any assets and has never incurred any liabilities, except for assets transferred to Sub in connection with its incorporation, all of which assets will be held by the Surviving Corporation immediately following the Merger, (ii) Dencor has no plan or intention to cause the Surviving Corporation to issue any shares of stock following the Merger, to reacquire any of the Dencor Common Stock issued in the Merger, to liquidate the Surviving Corporation, to merge the Surviving Corporation with or into another corporation, to sell or otherwise dispose of any stock of the Surviving Corporation, or to cause the Surviving Corporation to sell or otherwise dispose of (except in the ordinary course of business) any of its assets, (iii) following the Merger, the Surviving Corporation will continue at least one significant historic business line of PAI, or use at least a significant portion of PAIs historic business assets in a business, in each case within the meaning of Treas. Reg. (S) 1.368-1(d), and (iv) neither Dencor nor any of its Subsidiaries own, nor have any them owned during the past five years, any capital stock of PAI.

                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF SUB
Sub represents and warrants to PAI as follows:

     4.1 Corporate Status. Sub is a corporation organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     4.2 Authorization. When approved by the shareholders of Sub, all corporate action on the part of Sub necessary for the authorization, execution, delivery and performance of this Agreement by Sub and the consummation by Sub of the transactions contemplated hereby will have been taken, and this Agreement, assuming due execution by PAI and Dencor, will constitute a legal, valid and binding obligation of Sub enforceable in accordance with its terms, except that
(a) the enforcement of certain rights and remedies created by this Agreement is subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of the parties, (b) the enforceability of any particular provision of this Agreement under principles of equity or the availability of equitable remedies, such as specific performance, injunctive relief, waiver or other equitable remedies, is subject to the
discretion  of  courts  of  competent   jurisdiction,   and  (c)  any  court  or
administrative  body may refuse to enforce  the  indemnification  provisions  of
Article VI of this Agreement.

     4.3 Capitalization. The authorized capital stock of Sub consists of 1,000 shares of Common Stock, $.001 par value, of which 100 shares are issued and outstanding. The foregoing shares constitute 100% of the outstanding capital stock of Sub and each of these shares has been d authorized and validly issued and is fully paid and non-assessable. There are no options, warrants, conversion privileges or other rights of any nature which are presently outstanding to purchase or granting the right to purchase any shares of Sub's capital stock or other securities of Sub.


                                   ARTICLE V

             CONDITIONS OF DENCORS AND SUBS OBLIGATIONS AT CLOSING

The obligation of each of Dencor and Sub to effect the Merger is subject to the fulfillment prior to or at the Closing of each of the following conditions:

     5.1 Representations and Warranties Correct. The representations and warranties contained in Article II hereof shall in all material respects be true and correct on and as of the Closing with the same force and effect as if they had been made at the Closing.

     5.2 Performance. PAI shall have performed and complied with all agreements contained in this Agreement to be performed or complied with by it at or before the Closing.

     5.3 Consents. PAI shall have obtained all consents, approvals and waivers identified on Schedule 2.5. All permits, consents, authorizations and approvals of, registrations, qualifications, designations, declarations or filings with, or notices to, any federal or state governmental authority that are required to be obtained, made or submitted by PAI in connection with the Merger and the other transactions contemplated hereby shall have been duly obtained, made or submitted and, if required, shall be effective on and as of the Closing.

     5.4 Corporate Proceedings. The shareholders of Dencor shall have approved the 1-for-50 reverse stock split of outstanding Dencor Common Stock so that each 50 shares of outstanding Dencor Common Stock shall be deemed to be one share of Dencor Common Stock and the amendment to Dencor's Articles of Incorporation to authorize 1,000,000 shares of preferred stock and to change Dencor's name to "Proven Alternatives, Inc." following the Merger.

     5.5 Opinion of Counsel. Dencor will have received an opinion from counsel to PAI dated as of the Closing substantially in the form attached as Schedule 4.6.

     5.6 Legal Investment. At the Closing, the Merger shall be legally permitted by all laws and regulations to which Dencor is subject.

     5.7 Compliance Certificate. PAI shall have delivered to Dencor a certificate, dated the Closing, signed by the President of PAI and certifying that the conditions specified in paragraphs 4.1, 4.2, 4.3 and 5.4 have been fulfilled.

     5.8 Employment Agreements Executed. PAI shall have delivered executed employment agreements between PAI and Maynard L. Moe (Moe) and Theodore A. Hedman (Hedman) containing mutually acceptable terms and conditions. The employment agreement for Moe shall be for a term of at least three years following the Effective Time and shall provide for a salary of at least $100,000 per year. The employment agreement for Hedman shall be for a term of at least three years following the Effective Time and shall provide for a salary of at least $90,000 per year.

     5.9 Due Diligence Review. Dencor shall have completed and been reasonably satisfied with its due diligence review of PAI.

     5.10 Dissenters Rights. PAI shall have complied with all requirements of the DGCL concerning dissenters rights of appraisal and no stockholder of PAI shall have exercised any dissenters rights of appraisal pursuant to the DGCL.

     5.11 Completion of PAI Private Offering. Before, or simultaneously with, the Closing, PAI shall have completed an offering of securities of PAI, pursuant to exemptions from federal and state securities registration requirements, with net proceeds of at least $200,000 to be used as working capital for the Dencor Division, as defined is Section 8.11 below. PAI shall confer with Dencor concerning the terms of the offering described in the previous sentence and terms of that offering shall be subject to the approval of Dencor, which approval shall not be unreasonably withheld.

     5.12 Registration Statement. The registration statement required to be filed pursuant to Section 8.5 of this Agreement (the Registration Statement) shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect. All necessary state securities or Blue Sky authorizations shall have been received.


                                   ARTICLE VI

                 CONDITIONS OF PAIs OBLIGATIONS AT THE CLOSING

The obligation of PAI to effectuate the Merger is subject to the fulfillment prior to or at the Closing of each of the following conditions:

     6.1 Representations and Warranties Correct. The representations and warranties of Dencor and Sub contained in Articles III and IV hereof shall in all material respects be true and correct on and as of the Closing with the same force and effect as if they had been made at the Closing.

     6.2 Performance. Each of Dencor and Sub shall have performed and complied with all agreements contained in this Agreement to be performed or complied with by each of them on or before the Closing.

     6.3 Consents. Dencor shall have obtained all consents, approvals and waivers identified on Schedule 2.5. All permits, consents, authorizations and approvals of, registrations, qualifications, designations, declarations or filings with, or notices to, any federal or state governmental authority that are required to be obtained, made or submitted by Dencor in connection with the Merger and the other transactions contemplated hereby shall have been duly obtained, made or submitted and, if required, shall be effective on and as of the Closing.

     6.4 Corporate Proceedings. The shareholders of Dencor shall have approved a 1-for-50 reverse stock split of the outstanding shares of Dencor Common Stock so that each 50 shares of outstanding Common Stock, no par value, of Dencor shall be deemed to be one share of Dencor Common Stock, no par value, and the amendment to Dencor's Articles of Incorporation to authorize 1,000,000 shares of preferred stock and to change Dencors name to Proven Alternatives, Inc. following the Merger.

     6.5 Legal Opinion. PAI will have received an opinion from counsel to Dencor dated as of the Closing substantially in the form attached as Schedule 5.5.

     6.7 Legal Investment. At the Closing, the Merger by PAI shall be legally permitted by all laws and regulations to which PAI is subject.

     6.8 Compliance Certificate. Dencor shall have delivered to PAI a certificate dated the Closing, signed by the President of each of Dencor and Sub and certifying that the conditions specified in paragraphs 6.1, 6.2, 6.3 and 5.4 have been fulfilled.

                                  ARTICLE VII

                                  INDEMNITIES

     7.1 Indemnity by PAI. PAI agrees to indemnify Dencor on demand against, and hold it harmless from, all losses, judgments, amounts paid in settlement of actions or claims, liabilities, costs, damages and expenses (including, but not limited to, reasonable attorneys' fees and disbursements), accruing from or resulting by reason of any breach of any of the representations, warranties, covenants or agreements made or to be performed by PAI pursuant to this Agreement or any alleged breach thereof arising from a claim asserted by a third party.

     7.2 Indemnity by Dencor. Dencor agrees to indemnify PAI on demand against, and hold it harmless from, all losses, judgments, amounts paid in settlement of actions or claims, liabilities, costs, damages and expenses (including, but not limited to, reasonable attorneys' fees and disbursements), accruing from or resulting by reason of any breach of any of the representations, warranties, covenants or agreements made or to be performed by Dencor pursuant to this Agreement or any alleged breach thereof arising from a claim asserted by a third party.

     7.3 Third-Party Claims. As to any third-party claim or action within the purview of paragraph 7.1 or 7.2, the party seeking to enforce paragraph 7.1 or
7.2 shall: (a) give the other party prompt written notice of the claim or action; (b) cooperate with the other party in connection with the defense and settlement of the claim or action; and (c) not settle the claim or action without the prior written consent of the other party, which consent shall not be unreasonably withheld.

     7.4 Employee Plans Indemnity. PAI shall defend and indemnify Dencor from and against any and all claims made by any employee of PAI under any employee benefit plan (within the meaning of Section 3(3) of the ERISA) maintained by PAI; provided that Dencor shall: (a) give the prompt written notice of the claim; (b) cooperate with PAI in connection with the defense and settlement of the claim; (c) permit PAI to control the defense and settlement of the claim; and (d) not settle the claim without the prior written consent of PAI, which consent shall not be unreasonable withheld.

                                  ARTICLE VIII

                                OTHER AGREEMENTS

     8.1 Confidentiality. Prior to the Closing except as may be required under the rules and regulations of any securities regulation which applies to the transaction or as required by the rules of any exchange upon which the securities of Dencor are traded, Dencor and PAI will hold in confidence all terms and conditions of this Agreement; provided, however, either party may provide information about this Agreement in connection with any reports, statements or the like required to be given or made under applicable law and except as may be necessary or appropriate in the performance of this Agreement.

     8.2 Due Diligence Investigation. Each party agrees to make available to the other party or its agents and representatives at a reasonable time prior to the Closing all information concerning the operation, business, contracts and properties of each as the other may reasonably request. Each party agrees to cooperate with the other and to permit the other to visit and inspect the premises and physical assets of each and to discuss its business with the others representatives.

     8.3 Best Efforts. Dencor and PAI each agree to use reasonable best efforts to cause the Closing to occur on or before December 31, 1997.

     8.4 Projections and Other Estimates. Any projections or other estimates included in the Information Statements or otherwise provided to Dencor in connection with this Agreement are good faith estimates only and shall not be interpreted or construed as any representation, warranty, guarantee or other assurance by PAI that such projections or other estimates will be realize.

     8.5 Registration Statement and Proxy Statement. Dencor and PAI shall prepare and file with the SEC as soon as practicable a proxy statement for use at the Stockholder Meetings (the "Proxy Statement"), and Dencor shall prepare and file with the SEC as soon as practicable the Registration Statement
(including the Proxy Statement as a prospectus therein) and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable. Dencor shall also take any action required to be taken under state securities or "Blue Sky" laws in connection with the issuance of the Dencor Common Stock pursuant to the Merger and the exercise of PAI Stock Options after the Effective Time. PAI and Dencor shall furnish each other all information concerning PAI and the holders of PAI Common Stock or Dencor and the holders of Dencor Common Stock, as the case may be, required for use in the Registration Statement and the Proxy Statement, and PAI and Dencor each shall take such other actions as the other may reasonably request in connection with the preparation of such Registration Statement and the Proxy Statement and the actions to be taken pursuant to this Section 8.5.

     8.6 Compliance with the Securities Act. Prior to the Effective Time, PAI shall cause to be prepared and delivered to Dencor a list (reasonably satisfactory to counsel for Dencor) identifying all persons who, immediately prior to the Closing, may be deemed to be "affiliates" of PAI as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates"). PAI shall use its reasonable best efforts to cause each person who is identified as an Affiliate in such list to deliver to Dencor on or prior to the Effective Time a written agreement, in the form previously approved by the parties hereto, that such Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Dencor Common Stock issued to such possible Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act.

     8.7 Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided however, that if the Merger is not consummated, PAI immediately upon request by Dencor shall reimburse Dencor for the costs and expenses reasonably incurred by Dencor in connection with the transactions contemplated by this Agreement, which costs and expenses shall include internal time of Dencor's employees and reasonable out-of-pocket expenses associated with the transactions contemplated by this Agreement.

     8.8 PAI Stock Options. No later than the Effective Time, each option to purchase shares of PAI Common Stock (a "PAI Stock Option") which is outstanding immediately prior to the Effective Time pursuant to PAI's stock option plans (the "Stock Plans") shall become and represent an option to purchase the number of shares of Dencor Common Stock (a "Substituted Option") (decreased to the nearest full share) determined by multiplying (i) the number of shares of PAI Common Stock subject to such PAI Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per share of Dencor Common Stock (rounded down to the nearest whole cent) equal to the exercise price per share of PAI Common Stock immediately prior to the Effective Time divided by the Exchange Ratio. Dencor shall pay cash to holders of PAI Stock Options in lieu of issuing fractional shares of Dencor Common Stock upon the exercise of PAI Stock Options for shares of Dencor Common Stock. After the Effective Time, except as provided above in this Section 8.8, each Substituted Option shall be exercisable upon the same terms and conditions as were applicable under the related PAI Stock Option simultaneously with the Effective Time.

     8.9 Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the prompt satisfaction of the conditions hereto, including (a) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from governmental entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any governmental entity, (b) the obtaining of all necessary consents, approvals or waivers from third parties, (c) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement; provided, however, that neither of the parties shall be under any obligation to take any action to the extent that the Board of Directors of such party shall conclude in good faith that such action would cause a breach of that board of directors' fiduciary obligations under applicable law.

     8.10 Public Announcements. Before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, Dencor and Sub, on the one hand, and PAI, on the other hand, will consult with each other, and will undertake reasonable efforts to agree upon the terms of such press release, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law.

     8.11 Operations of Dencor. After the Effective Time, the operations and business of Dencor immediately prior to the Effective Time shall be continued under a division (the "Dencor Division") of Dencor and/or the Surviving Corporation that will operate under the name "Dencor" and for which Maynard L. Moe ("Moe") and Theodore Hedman ("Hedman") shall serve as President and Vice

President, respectively, and the employees of which shall consist of at least the same employees as were employees of Dencor immediately prior to the Effective Time. The Dencor Division shall maintain its offices in the Denver, Colorado metropolitan area unless otherwise agreed by both Moe and Hedman. The terms and conditions of the Dencor Employee Policy Manual in effect immediately prior to the Effective Time shall continue in effect for at least five years after the Effective Time. The officers and employees of the Dencor Division shall be provided with employee benefits under plans and programs which, in the aggregate, are no less favorable than those provided pursuant to the plans and programs of Dencor and PAI in effect on the date hereof (including but not limited to stock option, incentive compensation, deferred compensation, pension, life insurance, medical, profit sharing (including 401(k)), severance, salary continuation and fringe benefits). If Dencor, PAI or any of their respective subsidiaries shall at any time provide benefits to their retirees, retirees of the Dencor Division shall be provided benefits which, in the aggregate, are no less favorable than those provided to retirees of Dencor, PAI and their respective subsidiaries. For purposes of eligibility to participate in and vesting in all benefits provided to retirees, officers and employees, individuals who are retirees, officers and employees of Dencor as of the Effective Time will be credited with their years of service with Dencor and years of service with prior employers to the extent service with prior employers is taken into account under analogous plans of PAI. With respect to officers or employees of Dencor at the Effective Time who become eligible to participate in the medical plan of PAI, (i) no condition that was eligible for coverage under any medical plan of Dencor shall be excluded from coverage under the medical plan of PAI as a preexisting condition and (ii) amounts paid before the Effective Time by officers and employees of Dencor under any medical plans of Dencor with respect to the plan year containing the Effective Time shall after the Effective Time be taken into account in applying deductibles and maximum outofpocket limits applicable under the medical plan of PAI provided as of the Effective Time with respect to the balance of such plan year to the same extent as if such amounts had been paid under such medical plan of PAI; provided however that, notwithstanding the foregoing, for a period of five years following the Effective Time employees of the Dencor Division shall have the right to continue their medical coverage under Dencor's medical health insurance plan with Kaiser Permanente as in existence at the Effective Time. With respect to employees of Dencor or the Dencor who are or will be terminated, Dencor shall maintain Dencor's severance policy as in effect at the Effective Time, or shall replace such policy with a policy providing equal or more favorable compensation, for a period of at least five years from the Effective Time.

     8.12 Designation of Director. For a period of at least five years following the Effective Time, Dencor shall utilize its best efforts to cause Moe, or a designee of Moe reasonably acceptable to the Dencor Board of Directors, to serve as a Director of Dencor, which Director shall be entitled to the same compensation, reimbursement of expenses and perquisites as are provided to the other directors of Dencor.

     8.13 Promissory Notes. Attached to this Agreement as Schedule 8.13 is a list of all outstanding loans to Dencor from shareholders of Dencor and other lenders, which loans are evidenced by promissory notes (the "Notes") in the aggregate principal amount of $108,250, which bear interest at rates ranging from 10 percent per annum to 18.25 percent per annum. The aggregate principal amount and accrued interest owed pursuant to the Notes as of June 30, 1997 was $177,570.90. With the exception of the Note from Dencor to PAI, which is due on or before July 31, 1997, the Notes are due upon demand. Dencor and PAI agree that after the Effective Time, PAI will cause sufficient funds to be distributed or loaned to Dencor with which to satisfy the repayment of the Notes that have not be repaid as of the Effective Time.

                                   ARTICLE IX

                                  TERMINATION

     9.1 Termination.  This Agreement may be terminated at any time prior to the
Closing:

          a)   by mutual consent of Dencor and PAI;

          b) by Dencor or PAI if, without fault of the terminating party, the Closing shall not have occurred on or before December 31, 1997; or

          c) by Dencor, if the representations and warranties of PAI contained herein shall not be true, complete and accurate in all material respects as of the date when made; or

          d) by PAI, if the representations and warranties of Dencor contained herein shall not be true, complete and accurate in all material respects as of the date when made.

     9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall become null and void and no party hereto (or any of their respective directors, officers or employees) shall have any liability or further obligation to any other party hereto, except as provided in this Section 9.2 and in Section 10.7 of this Agreement. Nothing contained in this Section shall relieve any party from liability for any breach of this Agreement occurring before the date of termination.


                                   ARTICLE X

                                 MISCELLANEOUS

     10.1 Entire Agreement. This Agreement, including the schedules and exhibits hereto, constitutes the entire agreement between the parties hereto, and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein.

     10.2 Assignment. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     10.3 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

     10.4 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Colorado.

     10.5  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.6 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing such documents.

     10.7 Notices and Other Communications. Any notice or other communication required or permitted to be given under this Agreement must be in writing and will be deemed effective on the first business day on which or after which it is delivered in person or sent by facsimile, if promptly confirmed in writing, or on the fourth business day after the day on which mailed by first class mail from within the United States of America, to the following addresses:

If to Dencor:

Dencor Energy Cost Controls, Inc.
1450 West Evans
Denver, Colorado 80223
Attention:  Maynard L. Moe
Fax No: (303) 422-3903

If to PAI:

Proven Alternatives, Inc.
1740 Army Street
San Francisco, California 94124
Attention:  Christopher T. Condy
Fax No: (415) 285-5805

Dencor or PAI may at any time change the address to which notices or other communications are to be sent by a notice to the other given as provided in this
Section 10.7.

     10.8 Survival of Representations and Warranties. The respective representations, warranties, covenants and agreements of the parties contained in or made pursuant to this Agreement shall survive the Closing for a period of two years from the date hereof, whereupon, the same shall expire and be of no further force and effect. Neither party shall commence any action for any breach of any such representations, warranties, covenants or agreements after the expiration of such two-year period.

     10.9 Amendment and Waiver. Any provision of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only by a document in writing signed by Dencor and PAI.

     10.10 Broker's Fees.

          a) PAI represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement. PAI agrees to indemnify and to hold Dencor harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which PAI, or any of its employees or representatives, is responsible.

          b) Dencor represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and agrees to indemnify and to hold PAI harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which Dencor, or any employees or representatives of Dencor is responsible.

     10.11 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of the other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of or acquiescence in any such breach or default or any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


DENCOR ENERGY COST CONTROLS, INC.



By:
  -------------------------------
        Its: President


PROVEN ALTERNATIVES, INC.



By:
  -------------------------------
        Its: President

                                    Annex II


ss. 262.  Appraisal rights.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss.251 (other than a merger effected pursuant to ss.251(g) of this title), ss.252, ss.254, ss.257, ss.258, ss.263, or ss.264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss.251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

               a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

               b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

               c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

               d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to ss. 228 or ss.253 of this title, each constituent corporation either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or a after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary of assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective. date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered of certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published by the City of Wilmington, Delaware of such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceedings, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trail upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and Unicode shares of the surviving or resulting corporation.